AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1998
                                         REGISTRATION STATEMENT NO. 333-

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                                ----------------
                                  ConAgra, Inc.
             (Exact name of registrant as specified in its charter)

     Delaware                       2011                    47-0248710
(State or other jurisdiction    (Primary Standard   (I.R.S. Employer
of incorporation or             Industrial           Identification No.)
organization)                   Classification
                                Code Number)

                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               James P. O'Donnell
                Senior Vice President and Chief Financial Officer
                                  ConAgra, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                                 (402) 595-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------
                                   Copies to:
      David L. Hefflinger                        Henry A. Mitchell, Jr.
      McGrath, North, Mullin & Kratz, P.C.       Gerald F. Roach
      Suite 1400 One Central Park Plaza          Smith, Anderson, Blount,
      Omaha, NE  68102                           Dorsett, Mitchell & Jernigan,
                                                 L.L.P.
                                                 2500 First Union Capitol Center
                                                 Raleigh, NC  27601

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective time of the Merger described in this Registration Statement.
      If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                            CALCULATION OF REGISTRATION FEE
==================================================================================================================================
Title of each class of securities to be      Amount to be       Proposed maximum          Proposed maximum           Amount of
registered                                   registered(1)    offering price per unit    aggregate offering      Registration Fee(2)
                                                                                             price(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock...........................        8,408,500               N/A                  $241,218,844               $71,160
==================================================================================================================================
----------
(1)   Based upon the maximum  number of shares of common stock of ConAgra,  Inc.
      ("ConAgra")  that may be issued  pursuant to the merger  described  herein
      (the "Merger").
(2)   Estimated  solely for purposes of  calculating  the  registration  fee and computed  pursuant  to Rules  457(c) and (f) under the  Securities  Act of
      1933, as amended, based on the product of (i) $28-11/16 the average of the high and low per share prices of the common stock of GoodMark Foods,  Inc.
      (the "GoodMark  Common Stock") on the Nasdaq  National  Market on June 18,
      1998 and (ii) the  maximum  number  of  shares of  GoodMark  Common  Stock outstanding at the time of the Merger.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           [GOODMARK LOGO AND ADDRESS]



                                                       July _____, 1998



Dear Shareholder:

      You are cordially invited to attend a Special Meeting of the shareholders of GoodMark Foods, Inc. ("GoodMark") on July _____, 1998 at 9:00 a.m., local time, at GoodMark's executive offices, 6131 Falls of Neuse Road, Raleigh, North Carolina 27609 (together with any adjournment, postponement or continuation thereof, the "Special Meeting").

      As described in the enclosed Proxy Statement/Prospectus, at the Special Meeting, the holders of common stock, par value $.01 per share, of GoodMark ("GoodMark Common Stock"), will be asked to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 17, 1998, among ConAgra, Inc., a Delaware corporation ("ConAgra"), CAG 40, Inc., a North Carolina corporation which has not engaged in any material operations since its incorporation and is a wholly-owned subsidiary of ConAgra ("Merger Sub"), and GoodMark, and the transactions contemplated thereunder, including a merger (the "Merger") pursuant to which Merger Sub would merge with and into GoodMark, with GoodMark being the surviving corporation in the Merger. A copy of the Merger Agreement appears as Annex A to the attached Proxy Statement/Prospectus.

     In connection with the Merger, (i) each share of GoodMark Common Stock issued and outstanding as of the Effective Time (as defined in the Merger Agreement), other than shares as to which dissenters' rights have been perfected under the North Carolina Business Corporation Act, would be converted into the right to receive between .94488 and 1.08108 shares of the common stock, par value $5.00 per share, of ConAgra ("ConAgra Common Stock"), depending on the average trading price of the ConAgra Common Stock prior to the Effective Time, with each share of GoodMark Common Stock valued at $30.00 and (ii) any option to purchase shares of GoodMark Common Stock outstanding immediately prior to the Effective Time would be assumed by ConAgra in the Merger and converted into an option to purchase shares of ConAgra Common Stock on the same basis as outstanding GoodMark Common Stock, all subject to and in accordance with the terms and conditions of the Merger Agreement.

     In approving the Merger Agreement, GoodMark's Board of Directors has unanimously determined that the proposed Merger is in the best interests of the GoodMark Shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF GOODMARK VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, INCLUDING THE MERGER.

      The close of business on June __, 1998 has been fixed by the GoodMark Board of Directors as the record date (the "Record Date") for the determination of shareholders entitled to vote at the Special Meeting. The affirmative vote of the holders of shares representing at least a majority of the GoodMark Common Stock issued and outstanding on the Record Date is necessary to approve the Merger Agreement and the transactions contemplated thereunder, including the Merger.

      You are urged to read the Proxy Statement/Prospectus carefully. It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and return the enclosed proxy card promptly in the enclosed pre-addressed and pre-paid envelope so that it will be received no later than __________________, 1998. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy.


                                            Sincerely,


                                            /s/ Ron E. Doggett
                                            RON E. DOGGETT
                                            Chairman and Chief Executive Officer

                              GOODMARK FOODS, INC.
                            6131 Falls of Neuse Road
                          Raleigh, North Carolina 27609

                                 July ____, 1998



                          NOTICE OF SPECIAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON JULY , 1998


TO THE SHAREHOLDERS OF GOODMARK FOODS, INC.:

      A Special Meeting of the shareholders of GoodMark Foods, Inc. ("GoodMark") will be held at GoodMark's executive offices, 6131 Falls of Neuse Road, Raleigh, North Carolina 27609 on July ____, 1998 at 9:00 a.m., local time (together with any adjournment, postponement or continuation thereof, the "Special Meeting") for the following purposes:

      1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 17, 1998, among ConAgra, Inc., a Delaware corporation ("ConAgra"), CAG 40, Inc., a North Carolina corporation which has not engaged in any material operations since its incorporation and is a wholly-owned subsidiary of ConAgra ("Merger Sub"), and GoodMark, and the transactions contemplated thereunder, including a merger (the "Merger") pursuant to which Merger Sub would be merged with and into GoodMark, with GoodMark being the surviving corporation in the Merger; and

      2. To transact such other business as may properly come before the Special Meeting.

      The close of business on June __, 1998 has been fixed by the GoodMark Board of Directors as the record date (the "Record Date") for the determination of shareholders entitled to vote at the Special Meeting. The affirmative vote of the holders of shares representing at least a majority of the common stock, par value $.01 per share, of GoodMark (the "GoodMark Common Stock") issued and outstanding on the Record Date, is necessary to approve the Merger Agreement and the transactions contemplated thereunder, including the Merger. A complete list of shareholders entitled to vote at the Special Meeting will be available for examination by any GoodMark Shareholder, for any purpose germane to the Special Meeting, at the office of the Secretary of GoodMark, 6131 Falls of Neuse Road, Raleigh, North Carolina 27609, beginning two business days after the date of this Notice and continuing through the Special Meeting.

      All shares represented by properly executed proxies will be voted in accordance with the specifications on the proxy card. If no such specifications are made, proxies will be voted FOR approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger. Shareholders of GoodMark who do not vote in favor of or otherwise consent to approval and adoption of the Merger Agreement and the Merger and who otherwise comply with the provisions of Sections 55-13-01 through 55-13-31 of the North Carolina Business Corporation Act (the "NCBCA"), will have the right, if the Merger is consummated, to dissent and to demand an appraisal of the fair value of their shares. A copy of Sections 55-13-01 through 55-13-31 of the NCBCA is attached to the Proxy Statement/Prospectus as Annex C. See "Dissenters' Rights" in the attached Proxy Statement/Prospectus for a description of how to properly exercise dissenters' rights.

      You are urged to read the Proxy Statement/Prospectus carefully. It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign, and return the enclosed proxy card promptly in the enclosed pre-addressed and pre-paid envelope so that it will be received no later than July , 1998. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy. Failure to return a properly executed proxy or to vote at the Special Meeting will have the same effect as a vote against the Merger Agreement and the transactions contemplated thereunder, including the Merger. Any action may be taken on any of the foregoing proposals at the Special Meeting on the date specified above or on any dates to which by original or later adjournment the Special Meeting may be adjourned.

                                    By order of the GoodMark Board of Directors,



                                    ALVIN C. BLALOCK
                                    Secretary


Raleigh, North Carolina
July     , 1998

                              GOODMARK FOODS, INC.
                                 PROXY STATEMENT

                              - - - - - - - - - - -

                                  CONAGRA, INC.
                                   PROSPECTUS

                              - - - - - - - - - - -

     This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of common stock, par value $.01 per share ("GoodMark Common Stock") of GoodMark Foods, Inc., a North Carolina corporation ("GoodMark") in connection with the solicitation of proxies by the Board of Directors of GoodMark (the "GoodMark Board") for use at a Special Meeting of Shareholders of GoodMark to be held at GoodMark's executive offices, 6131 Falls of Neuse Road, North Carolina 27609, on _____________, 1998, at 9:00 a.m., local time (together with any and all adjournments, postponements or continuations thereof, the "Special Meeting").

     This Proxy Statement/Prospectus relates to the Agreement and Plan of Merger dated as of June 17, 1998 (the "Merger Agreement") among ConAgra, Inc., a Delaware corporation ("ConAgra"), CAG 40, Inc., a North Carolina corporation and newly formed, wholly owned subsidiary of ConAgra ("Merger Sub"), and GoodMark, which provides for the merger (the "Merger") of Merger Sub with and into GoodMark, with GoodMark continuing as the surviving corporation (the "Surviving Corporation") and a wholly owned subsidiary of ConAgra. Upon the terms and subject to the conditions set forth in the Merger Agreement, each share of GoodMark Common Stock outstanding immediately prior to the effective time (the "Effective Time") of the Merger (other than shares, if any, owned by ConAgra, which will be cancelled, and shares held by stockholders exercising dissenters' rights under Article 13 of the Business Corporation Act of the State of North Carolina ("NCBCA")) will be converted into the right (the "Per Share Merger Consideration") to receive that number of validly issued, fully paid and nonassessable shares of common stock, par value $5.00 per share, of ConAgra ("ConAgra Common Stock"), determined by dividing $30.00 by the average closing price (the "Average Trading Price") of ConAgra Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions List for the ten full trading days ending on the fifth full trading day immediately preceding the closing date of the Merger (the "Closing Date"). In the event the Average Trading Price is greater than $31.75, the Average Trading Price will, for purposes of determining the Per Share Merger Consideration, be deemed to be $31.75, and in the event the Average Trading Price is less than $27.75, the Average Trading Price will, for purposes of determining the Per Share Merger Consideration, be deemed to be $27.75. No fractional shares of ConAgra Common Stock will be issued, and any fractional share interest to which any shareholder of GoodMark ("GoodMark Shareholder") would otherwise be entitled will be rounded to the nearest whole share. GoodMark Shareholders may call 1-800-___-____ after ___________ during normal business hours to obtain the finally determined Per Share Merger Consideration.

      The consummation of the Merger is subject to certain closing conditions including: (i) the approval and adoption of the Merger Agreement at the Special Meeting by the affirmative vote of the holders of shares representing at least a majority of GoodMark Common Stock issued and outstanding on June __, 1998 (the "Record Date"); (ii) the transactions contemplated in the Merger Agreement qualifying for accounting treatment as a pooling-of-interests and (iii) the receipt of certain regulatory approvals, including, without limitation, expiration or termination of the applicable waiting period under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). SEE "RISK FACTORS" COMMENCING ON PAGE __ FOR A DESCRIPTION OF

CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS BEFORE VOTING. A copy of the Merger Agreement is attached hereto as Annex A.

     Approval and adoption of the Merger Agreement will require the affirmative vote at the Special Meeting of the holders of shares representing at least a majority of GoodMark Common Stock issued and outstanding on the Record Date. At the close of business on the Record Date certain GoodMark Shareholders, including Ron E. Doggett, Chairman and Chief Executive Officer of GoodMark, and the other executive officers of GoodMark, owned an aggregate of 2,500,240 shares of GoodMark Common Stock, or approximately 34.6% of the voting power of the GoodMark Common Stock. Pursuant to the Stock Voting Agreements entered into between ConAgra and such GoodMark Shareholders, in connection with the Merger Agreement (the "Voting Agreements"), such GoodMark Shareholders have agreed to vote all of the shares of GoodMark Common Stock owned by them for the approval and adoption of the Merger Agreement. The Voting Agreements will terminate on the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms.

      This Proxy Statement/Prospectus also constitutes the Prospectus of ConAgra filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of ConAgra Common Stock to be issued in the Merger.

      ConAgra Common Stock is listed for trading under the symbol "CAG" on the NYSE. GoodMark Common Stock is listed for trading under the symbol "GDMK" on The Nasdaq Stock Market National Market ("Nasdaq National Market"). On June 16, 1998, the last trading day prior to the execution of the Merger Agreement, the last reported sale price of ConAgra Common Stock, as reported on the NYSE Composite Transactions List, was $31.75 per share and the last reported sale price of GoodMark Common Stock, as reported on the Nasdaq National Market, was $22.125 per share. On __________, 1998, the last trading day prior to the date of mailing of this Proxy Statement/Prospectus, the last reported sale price of ConAgra Common Stock, as reported on the NYSE Composite Transactions List, was $_____ share and the last reported sale price of GoodMark Common Stock, as reported on the Nasdaq National Market, was $_____ per share.

      This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the GoodMark Shareholders on or about ______________, 1998.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                          - - - - - - - - - - - - - - -

      The date of this Proxy Statement/Prospectus is _____________, 1998.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

      ConAgra and GoodMark are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information filed by ConAgra and GoodMark can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the
Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. ConAgra and GoodMark are also required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering Analysis and Retrieval (EDGAR) system. The SEC maintains a world wide web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, reports, proxy and information statements and other information concerning ConAgra may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and concerning GoodMark may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C., 20006-1506.

      This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and exhibits relating thereto, including any amendments, of which this Proxy Statement/Prospectus is a part, and which ConAgra has filed with the SEC under the Securities Act. Reference is made to such Registration Statement for further information with respect to ConAgra and the ConAgra Common Stock offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the SEC or attached as an annex hereto.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed by ConAgra with the SEC pursuant to the Exchange Act (Commission File No. 1-7275) are incorporated in this Proxy Statement/Prospectus by reference: (i) ConAgra's annual report on Form 10-K for the fiscal year ended May 25, 1997; (ii) ConAgra's quarterly reports on Form 10-Q for the quarters ended August 24, 1997, November 23, 1997 and February 22, 1998; (iii) ConAgra's current reports on Form 8-K filed on February 17, 1998 and February 20, 1998; (iv) amendment to ConAgra's registration statement on Form 8-A filed on October 1, 1997; and (v) the description of the ConAgra Common Stock and related preferred share purchase rights contained in ConAgra's registration statements filed pursuant to the Exchange Act, and any amendment or report filed for the purposes of updating such descriptions.

      The following documents previously filed by GoodMark with the SEC pursuant to the Exchange Act (Commission File No. 0-13944) are incorporated in this Proxy Statement/Prospectus by reference: (i) GoodMark's annual report on Form 10-K for the fiscal year ended May 25, 1997; (ii) GoodMark's quarterly reports on Form 10-Q for the quarters ended August 24, 1997, November 23, 1997 and February 22, 1998; and (iii) GoodMark's current report on Form 8-K filed on June 23, 1998.

      All reports and other documents filed by each of ConAgra and Goodmark pursuant to Section 13(a), 13(c), 13 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the GoodMark Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. In addition, all documents filed with the SEC by ConAgra or GoodMark pursuant to the Exchange Act after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement shall be deemed to be incorporated by reference into this Proxy
Statement/Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED TO, IN THE CASE OF DOCUMENTS RELATING TO CONAGRA, ONE CONAGRA DRIVE, OMAHA, NEBRASKA 68105, ATTENTION: INVESTOR RELATIONS DEPARTMENT (TELEPHONE NO. (402) 595-4157), OR, IN THE CASE OF DOCUMENTS RELATING TO GOODMARK, POST OFFICE BOX 18300, RALEIGH, NORTH CAROLINA 27619, ATTENTION:
PAUL L. BRUNSWICK (TELEPHONE NO. (919) 790-9940). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _________, 1998.

                       CERTAIN FORWARD-LOOKING STATEMENTS

     Certain  statements  in  this  Proxy  Statement/Prospectus  (including  the documents incorporated by reference herein) constitute "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on many assumptions and factors, including availability and prices of raw materials, consumer preferences, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital and actions of governments. Such risk and uncertainties, including those set forth under "Risk Factors," in this Proxy Statement/Prospectus could cause actual results to differ materially from those contemplated in such forward-looking statements. Additional factors that could cause actual results of GoodMark to differ materially are discussed in GoodMark's recent filings with the Securities and Exchange Commission, including but not limited to its Report on Form 10-K for the year ended May 1997, its subsequent Reports on Form 10-Q and its other periodic reports. Neither ConAgra nor GoodMark undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                TABLE OF CONTENTS
                                                                                                         PAGE

AVAILABLE INFORMATION.................................................................................       iii
INCORPORATION OF DOCUMENTS BY REFERENCE...............................................................        iv
CERTAIN FORWARD-LOOKING STATEMENTS....................................................................         v
SUMMARY...............................................................................................         1
      The Companies...................................................................................         1
      Per Share Merger Consideration..................................................................         2
      The Special Meeting.............................................................................         3
      No Vote By Stockholders of ConAgra..............................................................         3
      Risk Factors....................................................................................         4
      The Merger and the Merger Agreement.............................................................         5
      Certain U.S. Federal Income Tax Considerations..................................................         7
      Voting Agreements...............................................................................         7
      Comparative Rights of Stockholders..............................................................         8
      Dissenters' Rights..............................................................................         8
      Selected Historical Financial Information of ConAgra............................................         9
      Selected Historical Financial Information of GoodMark...........................................        10
      Comparative Per Share Data of ConAgra and GoodMark..............................................        11
      ConAgra Earnings Per Share Computation..........................................................        13
      GoodMark Earnings Per Share Computation.........................................................        15
      Market Prices and Dividends Paid................................................................        16
RISK FACTORS..........................................................................................        17
      Limits on Per Share Merger Consideration........................................................        17
      Stock Ownership in ConAgra......................................................................        17
      Interests of Certain Persons in the Merger......................................................        17
      Need for Government Approvals; Possible Operating Restrictions..................................        17
THE SPECIAL MEETING...................................................................................        18
      Purpose.........................................................................................        18
      Record Date; Voting Rights; Required Vote.......................................................        18
      Stock Ownership of Management...................................................................        19
      Quorum..........................................................................................        19
      Proxies.........................................................................................        19
      Authorization to Vote on Adjournment and Other Matters..........................................        20
      Solicitation of Proxies.........................................................................        20
      Dissenters' Rights..............................................................................        20
THE MERGER............................................................................................        22
      General.........................................................................................        22
      Background of the Merger........................................................................        22
      ConAgra's Reasons for the Merger................................................................        24
      GoodMark's Reasons for the Merger...............................................................        24
      Recommendation of the GoodMark Board of Directors...............................................        26
      Opinion of Interstate/Johnson Lane Corporation..................................................        26
      Interests of Certain Persons in the Merger......................................................        31
      Ownership Interest of GoodMark Shareholders After the Merger....................................        32
      Treatment of Stock Options......................................................................        32
      Stock Exchange Listing..........................................................................        33
      Delisting and Deregistration of GoodMark Common Stock...........................................        33

                                                        vi




      Accounting Treatment............................................................................        33
      Governmental and Regulatory Approvals...........................................................        33
      Procedures for Exchange of GoodMark Common Stock Certificates...................................        34
      Resales of ConAgra Common Stock.................................................................        35
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS........................................................        36
THE MERGER AGREEMENT..................................................................................        38
      Structure of the Merger.........................................................................        38
      Conversion of GoodMark Common Stock.............................................................        38
      Certain Representations and Warranties..........................................................        38
      Conduct of Business by GoodMark Pending the Merger..............................................        38
      Conditions to Consummate the Merger.............................................................        39
      Pooling.........................................................................................        40
      Employee Benefits...............................................................................        41
      No Solicitation.................................................................................        41
      Third-Party Standstill Agreements...............................................................        41
      Indemnification and Insurance...................................................................        42
      Termination.....................................................................................        42
      Fees and Expenses and Effect of Termination.....................................................        43
      Amendment and Modification......................................................................        44
      Waiver..........................................................................................        45
VOTING AGREEMENTS.....................................................................................        45
DISSENTERS' RIGHTS....................................................................................        45
DESCRIPTION OF CONAGRA CAPITAL STOCK..................................................................        46
      General.........................................................................................        49
      Dividends on ConAgra Common Stock...............................................................        49
      ConAgra Common Stock............................................................................        50
      Voting Rights in Certain Cases..................................................................        50
      Rights Dividend.................................................................................        52
COMPARISON OF THE RIGHTS OF HOLDERS OF GOODMARK
COMMON STOCK AND CONAGRA COMMON STOCK.................................................................        53
      Authorized Capital Stock........................................................................        53
      Common Stock....................................................................................        54
      Board Authorized Preferred Stock................................................................        54
      Voting Rights...................................................................................        54
      Directors.......................................................................................        54
      Dissenters' Rights..............................................................................        55
      Derivative Actions..............................................................................        56
      Amendment of Charter and By-Laws................................................................        56
      Advance Notice for Raising Business or Making Nominations at Annual Meetings....................        57
      Indemnification and Limitations of Liability....................................................        58
      Provisions Applicable to Business Combinations and Changes in Control...........................        60
      Vote Required for Extraordinary Transactions....................................................        61
      Special Meetings of Stockholders................................................................        62
      Stockholder Consent in Lieu of Meeting..........................................................        62
EXPERTS...............................................................................................        62
LEGAL MATTERS.........................................................................................        63

                                                  LIST OF ANNEXES
ANNEX A            AGREEMENT AND PLAN OF MERGER

ANNEX B            OPINION OF INTERSTATE/JOHNSON LANE CORPORATION
ANNEX C            ARTICLE 13 OF THE NORTH CAROLINA BUSINESS
                   CORPORATION ACT

                                     SUMMARY

      The following is a summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Annexes hereto. As used herein, unless the context otherwise clearly requires: "GoodMark" refers to GoodMark Foods, Inc. and its consolidated subsidiaries and "ConAgra" refers to ConAgra, Inc. and its consolidated subsidiaries. Capitalized terms not defined in this Proxy Statement/Prospectus have the respective meanings specified in the Merger Agreement.

                                ----------------
     SHAREHOLDERS OF GOODMARK ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY AND SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH BELOW ON PAGE ___ UNDER THE CAPTION "RISK FACTORS."
                                ----------------

The Companies

      ConAgra. ConAgra is a diversified international food company operating across the food chain in three industry segments: Food Inputs & Ingredients, Refrigerated Foods, and Grocery & Diversified Products.

      In the Food Inputs & Ingredients segment, ConAgra's major crop inputs business distributes crop protection chemicals, fertilizers and seeds at wholesale and retail levels. In the ingredients sector, ConAgra primarily processes, distributes and trades ingredients for food products and meat and poultry production. ConAgra's ingredient processing businesses include flour, oat and dry corn milling, tortilla manufacturing, barley malting, specialty food ingredient manufacturing and marketing and feed ingredient merchandising. ConAgra internationally trades grain, dry edible beans and peas, fertilizer and other commodities. ConAgra's trading and processing businesses also include a private label consumer products business and a pet products business. ConAgra has Food Inputs & Ingredients operations in Canada, Australia, Europe, Asia and Latin America, as well as in the U.S.

      In the Refrigerated Foods segment, ConAgra produces and markets branded processed meats and deli meats, fresh meat, poultry products, and cheese products for retail, foodservice and export markets. ConAgra processed meat products include hot dogs, bacon, ham, sausages, cold cuts, turkey products and kosher products. ConAgra fresh meat products include beef, pork and lamb. ConAgra's poultry businesses include chicken and turkey products. ConAgra's cheese business includes cheese products and dessert toppings. Refrigerated Foods brands include Armour, Butterball, Cook's, County Line, Country Pride, Decker, Eckrich, Healthy Choice, Hebrew National and Swift Premium. ConAgra owns Australia Meat Holdings Pty Ltd., a major Australian beef processor and exporter.

      In the Grocery & Diversified Products segment, ConAgra produces shelf-stable and frozen foods for retail and foodservice markets. Shelf-stable products include tomato products, cooking oils, popcorn, soup, puddings, canned beans, cocoa mixes, peanut butter and ethnic products. Frozen foods include dinners, entrees, potato products, snacks, and seafood. Grocery & Diversified Products brands include Act II, Banquet, Healthy Choice, Hunt's, La Choy, Marie Callender's, Orville Redenbacher's, Peter Pan, Snack Pack, Swiss Miss, Van Camp's and Wesson.

      ConAgra is a Delaware corporation with executive offices located at One ConAgra Drive, Omaha, Nebraska 68102-5001, telephone (402) 595-4000.

      GoodMark. GoodMark manufactures consumer food products including meat snacks and extruded grain snacks. GoodMark is a leading producer and marketer of meat snacks in the United States. Its principal products are meat sticks, beef jerky, kippered beef steak and pickled sausage sold under the SLIM JIM (R), PENROSE (R), PEMMICAN (R) and ROUGH CUT (R) brand names. SLIM JIM meat sticks are ready-to-eat dry sausage made of meat, spices and seasonings. GoodMark markets over 30 different types of SLIM JIM meat sticks. SLIM JIM jerky is made from beef which has been chopped, seasoned, formed, thinly sliced, and dried. PEMMICAN natural style beef jerky is made from thinly-sliced beef which has been seasoned, smoked and dried. PEMMICAN natural style jerky comes in several flavors including natural, teriyaki, peppered and hickory. PENROSE beef and pork products are sausages which are seasoned, cooked, pickled and packed in a variety of sizes. ANDY CAPP'S extruded products are french fry shaped snacks that are baked rather than fried from a grain and vegetable base and ANDY CAPP'S are sold in three flavors: Hot, Cheddar and Salsa.

     GoodMark is a North Carolina corporation with principal executive offices located at 6131 Falls of Neuse Road, Raleigh, NC 27609, telephone (919) 790-9940.

      Merger Sub. Merger Sub was incorporated in North Carolina solely for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement and has engaged in no other business activities. Merger Sub's principal executive offices are located at One ConAgra Drive, Omaha, NE 68102-5001 and its telephone number is (402) 595-4000.

Per Share Merger Consideration

      Each share of GoodMark Common Stock outstanding immediately prior to the Effective Time (other than shares, if any, owned by ConAgra, which will be cancelled, and shares held by shareholders exercising dissenters' rights) will be converted into the right to receive the Per Share Merger Consideration, that is, such number of validly issued, fully paid and non-assessable shares of ConAgra Common Stock determined by dividing $30 by the Average Trading Price. In the event the Average Trading Price is greater than $31.75, the Average Trading Price will, for purposes of determining the Per Share Merger Consideration, be deemed to be $31.75 and, therefore, under such circumstances, each share of GoodMark Common Stock will be converted into the right to receive no less than
 .94488 shares of ConAgra Common Stock. In the event the Average Price is less than $27.75, the Average Trading Price will, for purposes of determining the Per Share Merger Consideration, be deemed to be $27.75, therefore, under such circumstances, each share of GoodMark Common Stock will be converted into the right to receive no more than 1.08108 shares of ConAgra Common Stock.

The Special Meeting

      Purpose. The Special Meeting will be held at GoodMark's executive offices, 6131 Falls of Neuse Road, Raleigh, North Carolina 27609 on _____________, ____, 1998, at 9:00 a.m., local time to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the merger of Merger Sub with and into GoodMark with GoodMark continuing as the surviving corporation and a wholly-owned subsidiary of ConAgra. The GoodMark Shareholders will also consider and take action upon any other business which may properly be brought before the Special Meeting. See "THE SPECIAL MEETING--Purpose."

      Record Date. Only holders of record of GoodMark Common Stock at the close of business on June __, 1998 are entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 7,214,254 shares of GoodMark Common Stock outstanding, each of which entitles the registered holder thereof to one vote. See "THE SPECIAL MEETING--Record Date; Voting Rights; Required Vote."

      Required Vote. Approval and adoption of the Merger Agreement will require the affirmative vote of the holders of shares representing at least a majority of the GoodMark Common Stock issued and outstanding on the Record Date. An abstention will not be counted as a vote cast and will have the effect of a vote against approval and adoption of the Merger Agreement. Brokers who hold shares of GoodMark Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Broker non-votes will not be counted as votes cast and will have the effect of votes against approval and adoption of the Merger Agreement.

     Stock Ownership of Management. At the close of business on the Record Date, directors and executive officers of GoodMark and their affiliates were the beneficial owners of an aggregate of 2,997,284 shares of GoodMark Common Stock, or 39.0% of the voting power of the GoodMark Common Stock then outstanding. Certain GoodMark Shareholders, including Ron E. Doggett, Chairman and Chief Executive Officer of GoodMark and the other executive officers of GoodMark, holding an aggregate of 2,500,240 shares of GoodMark Common Stock, or approximately 34.6% of the voting power of GoodMark Common Stock as of the Record Date, have entered into Voting Agreements pursuant to which, among other things, such shareholders have agreed to vote all of the shares of GoodMark Common Stock owned by them for the approval and adoption of the Merger Agreement. The Voting Agreements will terminate on the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms. See "VOTING AGREEMENTS." See "THE SPECIAL MEETING--Stock Ownership of Management."

No Vote By Stockholders of ConAgra

      The holders of ConAgra Common Stock (in their capacities as such) do not have rights to vote with respect to the Merger or Merger Agreement.

Risk Factors

      In considering whether to approve and adopt the Merger Agreement, the GoodMark Shareholders should consider that: (i) the number of shares of ConAgra Common Stock to be received as Per Share Merger Consideration will not be more than 1.08108 shares of ConAgra Common Stock per share of GoodMark Common Stock and will not be further adjusted in the event of any decrease in the Average Trading Price below $27.75; (ii) GoodMark Shareholders will become stockholders of ConAgra and the business of ConAgra is different from the business of GoodMark; (iii) certain directors and officers of GoodMark have interests in the Merger in addition to their interest as GoodMark Shareholders and (iv) the Merger is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. See "RISK FACTORS."

The Merger and the Merger Agreement

      General. At the Effective Time of the Merger, Merger Sub will be merged with and into GoodMark with GoodMark continuing as the surviving corporation and a wholly-owned subsidiary of ConAgra in accordance with Section 55-11-06 of the NCBCA. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of GoodMark Common Stock outstanding immediately prior to the Effective Time (other than shares, if any, owned by ConAgra, which will be cancelled, and shares held by shareholders exercising dissenters' rights under Article 13 of the NCBCA) will be converted into the right to receive the Per Share Merger Consideration. Any fractional shares of ConAgra Common Stock to which a GoodMark Shareholder is otherwise entitled will be rounded to the nearest whole share of ConAgra Common Stock. See "THE MERGER--General."

      The Merger will become effective upon the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of North Carolina unless the Articles of Merger provide for a later time. The filing of the Articles of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

      Recommendation of the GoodMark Board. The GoodMark Board, by the unanimous vote of all members, has determined that the Merger is in the best interests of the GoodMark Shareholders and has approved the Merger Agreement. ACCORDINGLY, THE GOODMARK BOARD RECOMMENDS THAT THE SHAREHOLDERS OF GOODMARK VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, INCLUDING THE MERGER. See "THE MERGER--Recommendation of the GoodMark Board of Directors."

     Opinion of Interstate/Johnson Lane Corporation. Interstate/Johnson Lane Corporation ("IJL") was engaged by GoodMark to serve as a financial advisor in connection with the Merger. At the meeting of the GoodMark Board on June 17, 1998, IJL made a presentation to the GoodMark Board and rendered its written opinion dated June 17, 1998 (the "IJL Opinion") to the GoodMark Board to the effect that as of June 17, 1998, and based on and subject to certain assumptions, limitations and qualifications, the Per Share Merger Consideration was fair, from a financial point of view, to the GoodMark Shareholders. The full text of the IJL Opinion, which sets forth the assumptions made, procedures followed, matters considered and limits of the review by IJL, is attached hereto as Annex B and should be read carefully and in its entirety. A summary of the material financial analyses considered and performed by IJL in connection with providing the IJL Opinion is set forth under the caption "THE MERGER--Opinion of Interstate/Johnson Lane Corporation."

      Ownership Interest of GoodMark Shareholders After the Merger. Based on the number of shares of GoodMark Common Stock outstanding on the Record Date and assuming a Per Share Merger Consideration of one share of ConAgra Common Stock for each share of GoodMark Common Stock, upon consummation of the Merger, there will be approximately 485,000,000 shares of ConAgra Common Stock outstanding at the Effective Time of which the GoodMark Shareholders (assuming exercise of the GoodMark Options) will own approximately 1.6%.

     Governmental and Regulatory Approvals. The consummation of the Merger is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act. On June 23, 1998, GoodMark and ConAgra filed notification and report forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). The HSR Act provides for an initial 30-calendar day waiting period following the filing with the FTC and Antitrust Division. ConAgra and GoodMark have requested early termination of the 30-day HSR Act waiting period. The HSR Act further provides that if, within the initial 30-calendar day waiting period, the FTC or the Antitrust Division issues a request for additional information or documents, the waiting period will be extended until the 20th day after the date of substantial compliance by the filing parties with such request. The applicable waiting period under the HSR Act is anticipated to expire at 11:59 p.m. on July 24, 1998; however, notwithstanding the expiration of the waiting period under the HSR Act, the FTC, the Antitrust Division, a state or a private person or entity could seek under federal or state antitrust laws, among other things, to enjoin or rescind the Merger. See "THE MERGER -- Governmental and Regulatory Approvals."

      Conditions to Consummate the Merger. The respective obligations of GoodMark, ConAgra and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain closing conditions, including but not limited to the approval of the Merger Agreement and the transactions contemplated thereby by the requisite vote of the GoodMark Shareholders. See "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

      Termination of the Merger Agreement. The Merger Agreement may be terminated, and the Merger and the other transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the GoodMark Shareholders: (a) by mutual written consent of ConAgra and GoodMark; (b) by either ConAgra or GoodMark, if (i) the Merger has not been consummated on or before December 31, 1998; (ii) the GoodMark Shareholders do not approve the Merger Agreement by the requisite vote at a meeting duly convened therefor or any adjournment thereof; or (iii) if any permanent injunction, order, decree or ruling by any governmental entity of competent jurisdiction preventing the consummation of the Merger shall have become final and non-appealable; provided, however, that the party seeking to terminate the Merger Agreement has used reasonable best efforts to remove such injunction or overturn such action; (c) by ConAgra, if (i) the number of shares of GoodMark Common Stock dissenting from the Merger precludes accounting for the Merger as a pooling-of-interests, (ii) there has been a material breach of the representations or warranties, covenants or agreements of GoodMark set forth in the Merger Agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by ConAgra to GoodMark, or (iii) the GoodMark Board (x) fails to convene a meeting of GoodMark Shareholders to approve the Merger on or before 150 days following the date of the Merger Agreement, or postpones the date scheduled for the meeting of the GoodMark Shareholders to approve the Merger Agreement beyond that date, except with the written consent of ConAgra, (y) fails to recommend the approval of the Merger Agreement and the Merger to the GoodMark Shareholders in accordance with the Merger Agreement, or
(z) withdraws or amends or modifies in a manner adverse to ConAgra its recommendation or approval in respect of the Merger Agreement or the Merger or fails to reconfirm such recommendation within two business days of a written request for such confirmation by ConAgra; (d) by GoodMark if GoodMark receives a proposal with respect to any merger, consolidation, or other business combination involving GoodMark, or the acquisition of all or any significant part of the assets or capital stock of GoodMark (an "Acquisition Transaction") and the GoodMark Board of Directors reasonably determines that such proposal is superior to the transactions contemplated by the Merger Agreement (a "Superior Proposal"), subject to certain conditions; and (e) by GoodMark if there has been a breach of any of the representations or warranties, covenants or agreements of ConAgra set forth in the Merger Agreement of such a magnitude that the closing conditions cannot be satisfied, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by GoodMark to ConAgra. See "THE MERGER AGREEMENT--Termination."

      Fees and Expenses and Effect of Termination. If the Merger Agreement is terminated under any of the following circumstances, GoodMark will be required to pay ConAgra a fee of $9,400,000: (i) if ConAgra terminates the Merger Agreement pursuant to subsections (c)(iii)(x) or (c)(iii)(y) in the above paragraph; (ii) if GoodMark terminates the Merger Agreement pursuant to subsection (d) in the above paragraph; or (iii) if ConAgra terminates the Merger Agreement as a result of GoodMark's failure to perform certain covenants with respect to the Merger qualifying for treatment as a pooling-of-interests for accounting purposes, or if ConAgra or GoodMark terminates the Merger Agreement pursuant to subsection (b)(ii) in the above paragraph, or if ConAgra terminates the Merger Agreement pursuant to subsection (c)(i) or subsection (c)(iii)(z) in the above paragraph and, in any such case, either prior to such termination or within twelve months thereafter, GoodMark consummates an Acquisition Transaction (or enters into an agreement with respect thereto or a tender offer or similar transaction is commenced with respect thereto, and thereafter such Acquisition Transaction is consummated) that involves consideration for the GoodMark Shareholders of $24.00 or more per share.

      In the event the Merger Agreement is terminated for any reason not specified above (other than as a result of a breach by ConAgra), GoodMark will reimburse ConAgra its actual expenses incurred in connection with the transactions contemplated by the Merger Agreement (including, without limitation, attorneys' fees and fees of financial advisors) in an amount up to $500,000. If GoodMark terminates the Merger Agreement as a result of a breach by ConAgra, ConAgra will reimburse GoodMark its actual expenses incurred in connection with the transactions contemplated by the Merger Agreement (including, without limitation, attorneys' fees and fees of financial advisors) in an amount up to $500,000. See "THE MERGER AGREEMENT--Fees and Expenses and Effect of Termination."

      No Solicitation. GoodMark has agreed in the Merger Agreement that, prior to the Effective Time, neither it nor any of its subsidiaries or affiliates will, directly or indirectly, solicit or initiate any Acquisition Transaction or negotiate or discuss an Acquisition Transaction with any third party;

provided, however, GoodMark may, in response to an unsolicited Superior Proposal of a third party, furnish information to, or negotiate or otherwise engage in discussions with, such third party if the GoodMark Board determines in good faith, based upon the advice of outside counsel, that such action is reasonably necessary for the GoodMark Board to comply with its legal duties under applicable law. See "THE MERGER AGREEMENT--No Solicitation."

      Accounting Treatment. The Merger will be accounted for under the "pooling-of-interests" method of accounting in accordance with generally accepted accounting principles ("GAAP"). It is a condition to ConAgra's obligation to consummate the Merger that it has received assurances reasonably satisfactory to it that the transactions contemplated in the Merger Agreement qualify for accounting treatment as a pooling-of-interests. See "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

      Securities Law Considerations. All shares of ConAgra Common Stock to be issued in the Merger will be freely transferable, except that shares received by any person who may be deemed to be an "affiliate" (as used in paragraphs (c) and
(d) of Rule 145 under the Securities Act) ("Rule 145"), including, without limitation, directors and executive officers of GoodMark, for purposes of such Rule 145, may be resold only (i) in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act and (ii) in compliance with requirements for pooling-of-interests accounting treatment. See "THE MERGER--Resales of ConAgra Common Stock."

Certain U.S. Federal Income Tax Considerations

      The Merger is intended to qualify as a tax-free transaction for U.S. federal income tax purposes; however, no ruling has been (or will be) sought from the Internal Revenue Service (the "IRS") as to the anticipated U.S. federal income tax consequences of the Merger. It is a condition to the consummation of the Merger that GoodMark receive an opinion from its counsel, Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. ("Smith Anderson"), substantially to the effect that based upon certain facts, representations and assumptions, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). However, GoodMark is entitled to waive this condition. See "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS" and "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

Voting Agreements

      Pursuant to the Voting Agreements, certain GoodMark Shareholders, including Ron E. Doggett, Chairman and Chief Executive Officer and the principal shareholder of GoodMark, and the other executive officers of GoodMark, owning 2,500,240 shares of GoodMark Common Stock as of the Record Date, representing approximately 34.6% of the voting power of the GoodMark Common Stock then outstanding, have agreed to vote, with respect to all of the shares of GoodMark Common Stock owned by them, for the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The Voting Agreements will terminate on the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms. In addition, under the Voting Agreements, such Shareholders have agreed not to transfer their shares of GoodMark Common Stock, except to certain permitted transferrees as set forth in the Voting Agreements. Moreover, such Shareholders have agreed in the Voting Agreements that neither they nor any of their agents or representatives will, directly or indirectly, solicit or initiate any Acquisition Transaction or negotiate or discuss any Acquisition Transaction. See "VOTING AGREEMENTS."

Comparative Rights of Stockholders

      See "COMPARISON OF THE RIGHTS OF HOLDERS OF GOODMARK COMMON STOCK AND CONAGRA COMMON STOCK" for a summary of the material differences between the rights of holders of GoodMark Common Stock and the rights of holders of ConAgra Common Stock.

Dissenters' Rights

      The holders of shares of GoodMark Common Stock who vote against or abstain from voting on approval of the Merger Agreement and file a demand for appraisal prior to the Special Meeting have the right to receive a cash payment from Goodmark for the fair value of their shares of GoodMark Common Stock (exclusive of any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable). In order to exercise such rights, a holder of shares of GoodMark Common Stock must comply with the requirements set forth in
Article 13 of the NCBCA, the full text of which is set forth as Annex C to this Proxy Statement/Prospectus. See "DISSENTERS' RIGHTS."

      If the number of dissenting GoodMark Shareholders precludes the Merger from qualifying for accounting treatment as a pooling-of-interests, ConAgra will have no obligation to consummate the Merger. See "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

              SELECTED HISTORICAL FINANCIAL INFORMATION OF CONAGRA

      The following summary historical financial information should be read in conjunction with the historical financial statements and accompanying notes that ConAgra has included in its annual report on Form 10-K for the year ended May 25, 1997 and its quarterly report on Form 10-Q for the thirteen and thirty-nine weeks ended February 22, 1998 incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."


                                      39 WEEKS ENDED

                                  FEB. 22         FEB. 23                                                  FISCAL YEAR ENDED MAY
                          ------------------------------------------
                                                                  ----------------------------------------------------------------
                                   1998            1997           1997          1996          1995         1994           1993
                                   ----            ----           ----          ----          ----         ----           ----

                                                 (In Millions, Except Per Share Data)
OPERATING DATA:
Net Sales(1) ..............   $  17,959.0    $  18,206.8     $ 24,002.1   $   23,899.3    $  23,425.8   $ 23,095.8     $ 21,194.3
Income from continuing
operations ................         459.3          428.5          615.0          188.9(2)       495.6        437.1          391.5
Income per basic share
from continuing ...........           0.80
operations(3) .............           1.02           0.95           1.36           0.40(2)        1.04         0.91
Income per diluted share
from continuing
operations(3) .............           1.00           0.93           1.34           0.39(2)        1.02         0.90           0.79
Cash dividends per share(3)           0.45           0.39           0.53           0.46           0.40         0.35           0.30

BALANCE SHEET DATA:
Total Assets ..............   $  12,643.9    $  12,177.6       $11,277.1       11,196.6       10,801.0       10,721.8      9,988.7
Long-term obligations and
redeemable preferred stock        2,442.5    $   2,333.5         2,355.7        2,262.9        2,874.9        2,562.4      2,515.1




(1)      Beginning in fiscal 1997,  international  fertilizer sales are restated
         on a gross margin basis rather than an invoice basis,  consistent  with
         the  manner  in  which   ConAgra   accounts  for  sales  in  comparable
         businesses.  Sales in fiscal  1993  through  1996  have  been  restated
         accordingly.

(2)      1996 amounts include non-recurring charges: before tax, $507.8 million;
         after tax, $356.3 million, or $0.79 per basic earnings per share and $0.78 per diluted earnings per share.

(3) On July 11, 1997, ConAgra's Board of Directors declared a two-for-one split of the ConAgra Common Stock in the form of a stock dividend effected on October 1, 1997. All per share data have been restated to reflect the stock split for all periods presented.

                                        9

              SELECTED HISTORICAL FINANCIAL INFORMATION OF GOODMARK

      The following summary historical financial information should be read in conjunction with the historical financial statements and accompanying notes that Goodmark has included in its annual report on Form 10-K for the year ended May 25, 1997 and its quarterly report on Form 10-Q for the thirteen and thirty-weeks ended February 22, 1998 incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE."


                                     39 WEEKS ENDED

                                 FEB. 22        FEB. 23                                    FISCAL YEAR ENDED MAY
                             -------------------------------
                                                            -----------------------------------------------------------------------
                                 1998        1997           1997     1996        1995          1994          1993
                                 ----        ----           ----     ----        ----          ----          ----

                                                    (In Millions, Except Per Share Data)
OPERATING DATA:
Net Sales...................   $   123.0   $  118.8     $   161.0  $ 157.7   $   156.8   $     138.6   $     120.5
Income from continuing
operations(1)...............         6.7        4.5           5.9      6.1         7.8           5.3           3.2

Income per basic share from
continuing operations.......        0.94       0.59          0.79     0.79        1.01          0.66          0.38
Income per diluted share
from continuing operations..        0.91       0.57          0.77     0.76        0.98          0.65          0.37
Cash dividends per share....        0.18       0.15          0.20     0.16        0.12          0.10           --




BALANCE SHEET DATA:
Total assets................        83.7      87.5           84.7     85.0        86.8          59.6          57.7
Long-term obligations.......
                                    15.2      21.5           18.3     17.8        20.2           5.5           4.5





(1)   On  March  17,  1997,  GoodMark  decided  to  discontinue  the  operations comprising  its Jesse Jones  packaged  meats  business.  Accordingly,  the operations of the discontinued business have been excluded from the income from continuing  operations.  Income (loss) from discontinued  operations, net of tax was $(437,000),  $578,000, $1,760,000,  $1,776,000,  $1,608,000
      and $20,000 for the fiscal years ended May 25, 1997, May 26, 1996, May 29,
      1995, May 30, 1994, May 31, 1993 and the thirty-nine  weeks ended February
      23, 1997, respectively.

                                       10

               COMPARATIVE PER SHARE DATA OF CONAGRA AND GOODMARK

      The following table sets forth certain historical per share data of ConAgra and Goodmark and combined per share data on an unaudited pro forma combined basis and on a per share equivalent pro forma combined basis after giving effect to the Merger using the pooling-of-interests basis of accounting. Pro forma earnings per share and book value per share have been calculated assuming that 1.00 share of ConAgra Common Stock is issued in exchange for each share of Goodmark Common Stock outstanding. The information set forth below should be read in conjunction with the selected historical financial data included elsewhere in this Proxy Statement/Prospectus, and the separate historical financial statements of ConAgra and Goodmark and the notes thereto, incorporated by reference herein. The unaudited pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                   39 WEEKS ENDED       FISCAL YEAR ENDED MAY
                                                                    FEB. 22, 1998   1997        1996      1995
CONAGRA

    Historical Per Common Share:
       Income per basic share from continuing operations......      $  1.02      $  1.36    $   0.40  $   1.04
       Income per diluted share from continuing operations....         1.00         1.34        0.39      1.02
       Cash dividends per share...............................         0.45         0.53        0.46      0.40
       Book Value per share (1)...............................         5 83         5.49        4.96      5.51
    Pro Forma Combined per share of ConAgra Common Stock: (2)
       Income per basic share from continuing operations......         1.02         1.35        0.41      1.04
       Income per diluted share from continuing operations....         1.00         1.33        0.40      1.02
       Cash dividends per share...............................         0.45         0.53        0.46      0.40
       Book Value per share (1)...............................         5.84         5.51        4.99      5.52


                                                                   39 WEEKS ENDED       FISCAL YEAR ENDED MAY
                                                                     FEB 22, 1998   1997        1996      1995

GOODMARK

    Historical Per Common Share:
       Income per basic share from continuing operations......      $  0.94      $  0.79    $   0.79  $   1.01
       Income per diluted share from continuing operations....         0.91         0.77        0.76      0.98
       Cash dividends per share...............................         0.18         0.20        0.16      0.12
       Book Value per share (1)...............................         6.89         6.48        6.43      5.97
    Pro Forma Combined per share of ConAgra Common Stock: (2)
       Income per basic share from continuing operations......         1.02         1.35        0.41      1.04
       Income per diluted share from continuing operations....         1.00         1.33        0.40      1.02
       Cash dividends per share...............................         0.45         0.53        0.46      0.40
       Book Value per share (1)...............................         5.84         5.51        4.99      5.52
-----------

(1)   Historical   book  value  per  common   share  is   computed  by  dividing
      shareholders'  equity for ConAgra and  GoodMark by the number of shares of common  stock  outstanding  at the  end of each  period  for  ConAgra  and
      GoodMark,  respectively. Pro forma book value per common share is computed by  dividing  pro forma  shareholders'  equity by the pro forma  number of shares of common stock outstanding at the end of the period.

(2)   Pursuant to the Merger  Agreement,  holders of GoodMark  Common Stock will receive between .94488 and 1.08108 shares of ConAgra Common Stock for each share of GoodMark  Common Stock they hold. The pro forma  information  has been  prepared as if each holder of GoodMark  Common Stock  received  1.00 share of ConAgra Common Stock for each share of GoodMark

         Common Stock they hold. The effect of GoodMark Shareholders receiving between .94488 and 1.08108 shares of ConAgra Common Stock would not change the above pro forma income per share information.

                     ConAgra Earnings Per Share Computation

      Statement of Financial Accounting Standards No. 128, adopted by ConAgra, requires the presentation of basic and diluted earnings per share and replaces the prior presentation of primary and fully diluted earnings per share. Basic earnings per share is calculated on the basis of weighted average outstanding common shares, after giving effect to preferred stock dividends. Diluted earnings per share is computed on the basis of weighted average outstanding common shares, outstanding options that are dilutive, and equivalent shares assuming conversion of outstanding convertible securities, where dilutive.

      Earnings per share are restated for the periods below in accordance with SFAS 128 and are adjusted to reflect a two-for-one stock split effective October 1, 1997:

                                               (In millions, except per share amounts)


                                                                                         Fiscal Year Ended
                                            ------------------------------------------------------------------------------------
                                                             May 30,       May 29,      May 28,        May 26,        May 25,
                                                              1993         1994         1995           1996(1)          1997

Computation of basic earnings per share:

    Income before cumulative effect of
        change in accounting principle                     $   391.5     $   437.1     $ 495.6         $  188.9     $   615.0
    Less preferred dividends                                    24.0          24.0        24.0              8.6           -
                                                           ---------     ---------     -------         ---------     ---------
    Income available to common stock
        before cumulative effect of change in
        accounting principle                                   367.5         413.1       471.6            180.3         615.0
    Cumulative effect of change in
        accounting principle(2)                               (121.2)          -         -                -               -
                                                           ---------     ---------     -------         ---------     ---------
    Income available to common stock                       $   246.3     $   413.1     $ 471.6         $  180.3     $   615.0
                                                           ---------     ---------     -------         ---------     ---------

Weighted average common shares outstanding                     460.5         453.3       453.0            451.3         451.3
                                                           ---------     ---------     -------         ----------    ---------

Basic earnings per share:
       Before cumulative effect of change in
            accounting principle                           $    0.80      $    0.91    $   1.04        $    0.40    $     1.36
       Cumulative effect of change in accounting
            principle(2)                                       (0.26)           -           -                -
       Basic earnings per share                            $    0.54      $    0.91    $   1.04        $    0.40    $     1.36
                                                           ----------     ---------    --------        ---------    ----------

Computation of diluted earnings per share:

       Income available to common stock before
            cumulative effect of change in accounting
            principle                                      $  367.5     $    413.1     $ 471.6        $   180.3     $   615.0
       Add dividends on convertible preferred
            stock where dilutive                                 -            24.0        24.0              -             -
                                                           ---------     ---------     --------       ---------     ----------

       Net income available to common stock
            before cumulative effect of change in
            accounting principle assuming full dilution       367.5          437.1       495.6            180.3         615.0
       Cumulative effect of change in accounting
            principle(2)                                     (121.2)          -             -                -            -
                                                           ---------     ---------     --------       ----------    ----------
       Net income applicable to common stock
            assuming full dilution                         $  246.3     $    437.1     $ 495.6        $   180.3     $   615.0
                                                           ---------     ---------     --------       ----------    ----------

                                       13






Weighted average common shares outstanding                     460.5         453.3       453.0            451.3     451.3
       Add shares applicable to stock options                    5.4           3.7         4.9              7.6       7.7

       Add shares assumed issued for convertible
            preferred stock where dilutive                       -            29.3        29.3              -          -
                                                           ----------   -----------    ----------    -----------  ---------
       Weighted average common and common
            equivalent shares assuming full dilution           465.9          486.3      487.2            458.9     459.0
                                                           ----------   ------------   ----------    -----------  ---------

Diluted earnings per share:
       Before cumulative effect of change in
            accounting principle                           $   0.79      $     0.90    $   1.02      $   0.39     $   1.34
       Cumulative effect of change in accounting
            principle(2)                                      (0.26)              -         -              -           -
                                                           ----------    -----------   ----------   -----------   --------
       Diluted earnings per share                          $   0.53      $     0.90    $   1.02      $   0.39     $   1.34
                                                           ----------    -----------   ----------   -----------   ---------



(1)  1996 includes non-recurring charges of $0.79 and $0.78 for basic and diluted earnings per share, respectively.
   --

(2) Cumulative effect relates to adoption of EITF No. 97-13, which requires business process reengineering costs associated with computer systems development to be expensed as incurred. Previously ConAgra had capitalized such costs as development costs.


                    GoodMark Earnings Per Share Computation

     Statement of Financial Accounting Standards No. 128, adopted by GoodMark, requires the presentation of basic and diluted earnings per share and replaces the prior presentation of primary and fully diluted earnings per share. Basic earnings per share is calculated on the basis of weighted average outstanding common shares. Diluted earnings per share is computed on the basis of weighted average outstanding common shares and outstanding options that are dilutive.

     Earnings per share are restated for the periods below in accordance with SFAS 128 and are adjusted to reflect a two-for-one stock split effective June 27, 1994.

                                              (In thousands, except per share amounts)


                                                                                            Fiscal Year Ended
                                                         -------------------------------------------------------------------
                                                         May 31,     May 30,   May 29,    May 26,    May 25,
                                                          1993       1994      1995       1996       1997
Computation of basic earnings per share:

       Income from continuing operations ...........   $   3,248    $ 5,338    $ 7,838   $ 6,121   $ 5,931
       Income (loss) from discontinued
         operations, net of tax ....................       1,608      1,776      1,760       578      (437)
       Cumulative effect of accounting change(1) ...        --         (211)      --        --        --
                                                       ---------    -------    -------   -------   -------
       Income available to common stock ............   $   4,856    $ 6,903    $ 9,598   $ 6,699   $ 5,494
                                                       ---------    -------    -------   -------   -------

Weighted average common shares outstanding .........       8,638      8,044      7,723     7,745     7,484
                                                       ---------    -------    -------   -------   -------

Basic earnings per share:
       Income from continuing operations ...........   $    0.38 $     0.66    $  1.01   $  0.79   $  0.79
       Income (loss) from discontinued
         operations, net of tax ....................        0.19       0.22       0.23      0.07     (0.06)
       Cumulative effect of accounting change(1) ...        --        (0.03)      --        --        --
                                                       ---------    -------    -------   -------   -------
       Basic earnings per share ....................   $    0.57 $     0.85    $  1.24   $  0.86   $  0.73
                                                       ---------    -------    -------   -------   -------

Computation of diluted earnings per share:

Weighted average common shares outstanding .........       8,638      8,044      7,723     7,745     7,484
     Add shares applicable to stock options ........          51        119        295       310       266
     Weighted average common and common                ---------    -------    -------   -------   -------
           equivalent shares assuming full dilution        8,689      8,163      8,018     8,055     7,750
----------------------------------------------------   ---------    -------    -------   -------   -------


Diluted earnings per share:
       Income from continuing operations ...........   $    0.37    $  0.65    $  0.98   $  0.76   $  0.77
       Income (loss) from discontinued operations,
       net of tax ..................................        0.19       0.22       0.22   $  0.07   $ (0.06)
       Cumulative effect of accounting change(1) ...                  (0.03)
                                                       ---------    -------    -------   -------   -------
       Diluted earnings per share ..................   $    0.56    $  0.84    $  1.20   $  0.83   $  0.71
                                                       ---------    -------    -------   -------   -------




(1)  Cumulative effect relates to the adoption of SFAS 109, "Accounting for Income Taxes."

                                       15

                        MARKET PRICES AND DIVIDENDS PAID


         GoodMark Common Stock trades on the Nasdaq National Market symbol "GDMK"), and ConAgra Common Stock trades on the NYSE (symbol "CAG"). The table below sets forth, for the fiscal quarters indicated, the high and low sales prices per share reported by the Nasdaq National Market and the NYSE Composite List, and dividends paid for the GoodMark Common Stock and the ConAgra Common Stock. ConAgra price and dividend amounts have been restated to reflect a two-for-one stock split effected in the form of a dividend on October 1, 1997.

                                      GoodMark Common Stock                       ConAgra Common Stock
                                      ---------------------                       --------------------

                                  High           Low            Per Share         High              Low              Per Share
                                                                Dividends                                            Dividends
1997:
   First Quarter                  $ 16.25        $ 13.25        $ .05             $ 23.69           $ 20.69          $ .11875
   Second Quarter                 $ 17.25        $ 15.25        $ .05             $ 26.50           $ 20.75          $ .13625
   Third Quarter                  $ 18.75        $ 14.63        $ .05             $ 27.63           $ 24.19          $ .13625
   Fourth Quarter                 $ 15.25        $ 12.00        $ .05             $ 30.75           $ 25.75          $ .13625

1998:
   First Quarter:                 $ 19.50        $ 12.88        $ .06             $ 35.81           $ 29.63          $ .13625
   Second Quarter:                $ 17.50        $ 15.63        $ .06             $ 37.25           $ 28.69          $ .15625
   Third Quarter:                 $ 19.50        $ 16.00        $ .06             $ 38.75           $ 27.00          $ .15625
   Fourth Quarter:                $ 24.75        $ 17.25        $ .06             $ 32.88           $ 27.88          $ .15625

1999:
   First Quarter:
  (through June __, 1998)



         On June 16, 1998, the last trading day prior to the announcement of the Merger Agreement, the last reporting sale price of ConAgra Common Stock as reported on the NYSE Composite Transaction List, was $31.75 per share and the last reported sale price of GoodMark Common Stock, as reported on the Nasdaq National Market, was $22.125 per share. On ____________, 1998, the last trading day prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price of ConAgra Common Stock as reported on the NYSE Composite Transaction List, was $_____ per share and the last reported sale price of GoodMark Common Stock, as reported on the Nasdaq National Market was $_____ per share.

                                  RISK FACTORS

Limits on Per Share Merger Consideration

         The number of shares of ConAgra Common Stock to be received as Per Share Merger Consideration will not be less than .94488 nor more than 1.08108 shares of ConAgra Common Stock per share of GoodMark Common Stock notwithstanding the market price of the ConAgra Common Stock. In the event the Average Trading Price is greater than $31.75, the Average Trading Price will, for purposes of determining the Per Share Merger Consideration, be deemed to be $31.75, and in the event the Average Trading Price is less than $27.75, the Average Trading Price will, for purposes of determining the Per Share Merger Consideration, be deemed to be $27.75. Accordingly, in the event the Average Trading Price is less than $27.75, the Per Share Merger Consideration will not increase above 1.08108 shares of ConAgra Common Stock for each share of GoodMark Common Stock, and there are no termination rights for GoodMark Shareholders in the event the Average Trading Price is less than $27.75. If the Closing had occurred on June 17, 1998, the date on which the Merger Agreement was executed by ConAgra and GoodMark, the Average Trading Price for purposes of determining the Per Share Merger Consideration would have been $30.06250, resulting in each outstanding share of GoodMark Common Stock being converted into .99792 share of ConAgra Common Stock. If the Closing had occurred on _______, 1998, the last trading date prior to the mailing of this Proxy Statement/Prospectus, the Average Trading Price for purposes of determining the Per Share Merger Consideration would have been $____, resulting in each outstanding share of GoodMark Common Stock being converted into _____ share of ConAgra Common Stock.

Stock Ownership in ConAgra

         Upon completion of the Merger, holders of GoodMark Common Stock will become holders of ConAgra Common Stock. ConAgra's business is different from that of GoodMark, and ConAgra's results of operations, as well as the price of ConAgra Common Stock, will be affected by many factors different from those affecting GoodMark's results of operations and the price of GoodMark Common Stock. See "MARKET PRICES AND DIVIDENDS PAID."

Interests of Certain Persons in the Merger

         In considering the recommendation of the approval and adoption of the Merger Agreement by the GoodMark Board, the GoodMark Shareholders should be aware that certain directors and executive officers of GoodMark have interests in the Merger in addition to their interests as GoodMark Shareholders; and that such interests, together with other relevant factors, were considered by the GoodMark Board in recommending the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby to the GoodMark Shareholders. See "THE MERGER--Interests of Certain Persons in the Merger."

Need for Government Approvals; Possible Operating Restrictions

         The consummation of the Merger is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. ConAgra and GoodMark each has requested early termination of the HSR Act waiting period.

GoodMark and ConAgra are seeking to obtain all required regulatory approvals prior to the Special Meeting; however, no assurances can be given that required regulatory approvals will be obtained on that timetable or that restrictions on the combined company will not be sought by governmental agencies as a condition to obtaining such approvals. There can be no assurance that any operating restrictions imposed would not adversely affect the value of the combined company. See "THE MERGER--Governmental and Regulatory Approvals."

                               THE SPECIAL MEETING

Purpose

         This Proxy Statement/Prospectus is being furnished to the GoodMark Shareholders in connection with the solicitation of proxies by the GoodMark Board for use at the Special Meeting.

         At the Special Meeting, the GoodMark Shareholders will consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the merger of Merger Sub with and into GoodMark, with GoodMark continuing as the surviving corporation and a wholly owned subsidiary of ConAgra. The GoodMark Shareholders will also consider and take action upon any other business which may properly be brought before the Special Meeting.

     The GoodMark Board has, by a unanimous vote of all members, determined that the Merger is in the best interests of the GoodMark Shareholders and has approved the Merger Agreement. ACCORDINGLY, THE GOODMARK BOARD RECOMMENDS THAT THE SHAREHOLDERS OF GOODMARK VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, INCLUDING THE MERGER. See "THE MERGER--Recommendation of the GoodMark Board of Directors." For a discussion of the interests that certain directors and executive officers of GoodMark have with respect to the Merger, in addition to their interests as GoodMark Shareholders generally, see "THE MERGER--Interests of Certain Persons in the Merger." Such interests, together with other relevant factors, were considered by the GoodMark Board in making its recommendation and approving the Merger Agreement.

Record Date; Voting Rights; Required Vote

     Only holders of record of GoodMark Common Stock at the close of business on the Record Date, June __, 1998, are entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 7,214,254 shares of GoodMark Common Stock outstanding, each of which entitles the registered holder thereof to one vote.

     Approval and adoption of the Merger Agreement will require the affirmative vote at the Special Meeting of the holders of shares representing at least a majority of the GoodMark Common Stock issued and outstanding on the Record Date.

Stock Ownership of Management

     At the close of business on the Record Date, directors and executive officers of GoodMark and their affiliates were the beneficial owners of an aggregate of 2,997,284 shares of GoodMark Common Stock or 39.0% of the voting power of the GoodMark Common Stock then outstanding.

     At the close of business on the Record Date, certain GoodMark Shareholders, including Ron E. Doggett, Chairman and Chief Executive Officer, and the other executive officers of GoodMark, owned an aggregate of 2,500,240 shares of GoodMark Common Stock or approximately 34.6% of the voting power of the GoodMark Common Stock. Pursuant to the Voting Agreements, such shareholders have agreed to vote all of the shares of GoodMark Common Stock owned by them for the approval and adoption of the Merger Agreement. The Voting Agreements will terminate on the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms. See "VOTING AGREEMENTS."

Quorum

     The presence, in person or by properly executed proxy, of the holders of a majority of the votes represented by the issued and outstanding shares of GoodMark Common Stock, considered as a single class, is necessary to constitute a quorum at the Special Meeting.

     Shares of GoodMark Common Stock represented by proxies which are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters, as will shares of GoodMark Common Stock that are represented by proxies that are executed by any broker, fiduciary or other nominee on behalf of the beneficial owner(s) thereof regardless of whether authority to vote is withheld by such broker, fiduciary or nominee on one or more matters.

     In the event that a quorum is not present at the Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

Proxies

     All shares of GoodMark Common Stock represented by properly executed proxies in the enclosed form which are received in time for the Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted FOR approval and adoption of the Merger Agreement.

     An abstention will have the effect of a vote against approval and adoption of the Merger Agreement. Brokers who hold shares of GoodMark Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any shares which are not voted because the nominee-broker lacks such discretionary authority will be counted for purposes of determining a quorum at the Special Meeting, but will have the effect of votes cast against the approval and adoption of the Merger Agreement.

     GoodMark does not know of any matter not described in the Notice of Special Meeting that is expected to come before the Special Meeting. If, however, any other matters are properly presented for action at the Special Meeting, the persons named in the enclosed form of proxy and

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



acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authority is withheld.

         Any proxy in the enclosed form may be revoked by the shareholder executing it at any time prior to its exercise by giving written notice thereof to the Secretary of GoodMark, by signing and returning a later dated proxy or by voting in person at the Special Meeting. No such revocation shall be effective, however, until such notice of revocation has been received by GoodMark at or prior to the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy.

Authorization to Vote on Adjournment and Other Matters

         By signing a proxy, a GoodMark Shareholder will be authorizing the proxyholder to vote in his discretion regarding any procedural motions which may come before the Special Meeting. For example, this authority could be used to adjourn the Special Meeting if GoodMark believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to Shareholders. GoodMark has no plans to adjourn the meeting at this time, but intends to do so, if needed, to promote Shareholder interests.

Solicitation of Proxies

         Proxies are being solicited hereby on behalf of the GoodMark Board. Except as otherwise provided in the Merger Agreement, the entire cost of proxy solicitation for the Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by GoodMark. In addition to the use of the mail, solicitation may be made by telephone or otherwise by officers and regular employees of GoodMark. Such officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal.

Dissenters' Rights

         The holders of shares of ConAgra Common Stock (in their capacities as such) will not have rights as dissenting stockholders by reason of the Merger.

         The holders of shares of GoodMark Common Stock who vote against or abstain from voting on approval of the Merger Agreement and file a written demand for appraisal prior to the GoodMark Special Meeting have the right to receive a cash payment from Goodmark for the fair value of their shares of GoodMark Common Stock (exclusive of any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable). In order to exercise such rights, a holder of shares of GoodMark Common Stock must comply with the requirements set forth in Article 13 of the NCBCA, the full text of which is set forth as Annex C to this Proxy Statement/Prospectus. See "DISSENTERS' RIGHTS."

     STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES WILL BE MAILED TO STOCKHOLDERS SHORTLY AFTER THE EFFECTIVE TIME.

                                   THE MERGER

         The description of the Merger and the Merger Agreement contained in this Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference.

General

         At the Effective Time of the Merger, Merger Sub will be merged with and into GoodMark with GoodMark continuing as the Surviving Corporation and a wholly owned subsidiary of ConAgra. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of GoodMark Common Stock outstanding immediately prior to the Effective Time (other than shares, if any, owned by ConAgra, which will be cancelled, and shares held by stockholders exercising dissenters' rights under the NCBCA) will be converted into the right to receive the Per Share Merger Consideration. Any fractional shares of ConAgra Common Stock to which a GoodMark Shareholder would otherwise be entitled will be rounded to the nearest whole share.

         The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of North Carolina unless the Articles of Merger provide for a later date of effectiveness. The filing of the Articles of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See THE MERGER AGREEMENT--Conditions to Consummate the Merger."

Background of the Merger

         General. GoodMark's long-term strategy has been to sustain its internal growth and increase its product offerings, manufacturing expertise and geographic reach in order to remain competitive in the snack foods industry, particularly meat snacks. At the same time, other larger, better capitalized companies in the snack foods industry have continued to grow, both internally and through acquisitions, especially in the international realm. Periodically, GoodMark has been informally approached in the past by companies, including ConAgra, that have expressed preliminary interest in a potential business combination with GoodMark, which GoodMark has rejected, consistent with its strategic plan.

         In recent months, however, the GoodMark Board and management of GoodMark considered becoming part of a larger company as a way to facilitate its further growth and enable it to enhance its ability to expand into new markets. The GoodMark Board's consideration of these strategic issues were, in part, influenced by an informal meeting in ConAgra's Omaha, Nebraska offices in November 1997 in which ConAgra indicated to GoodMark management that it had some interest in exploring a joint venture, business combination or other transaction with GoodMark. GoodMark management's response was that it would need significantly more information about ConAgra before it would consider any such transaction. In February 1998, Bruce Rohde, ConAgra's President and Chief Executive Officer, visited GoodMark's offices in Raleigh, North Carolina and met with Ron Doggett, GoodMark's Chairman and Chief Executive Officer, to follow-up on the November 1997 meeting in Omaha and to discuss ConAgra's interest in pursuing a business transaction with

GoodMark. No offer was made by ConAgra, nor were terms discussed, at either of these meetings, but following these contacts and as part of its ongoing consideration of its long-term strategy, the GoodMark Board decided that further consideration should be given to becoming part of a larger organization, although no decision was made to do so. As a result, the GoodMark Board authorized management and HT Capital Advisors, LLC ("HT Capital"), the president and a principal of which is Eric J. Lomas, a GoodMark director (See "THE MERGER--Interests of Certain Persons in the Merger"), to pursue parties potentially interested in a combination with GoodMark. Subsequently, in March 1998 GoodMark entered into an agreement with HT Capital to render financial, advisory and investment banking services in connection with the Board's direction to pursue possible business combinations. HT Capital was chosen because of its familiarity with GoodMark and the snack foods industry over many years.

     GoodMark's Contacts with and Responses to Third Parties. At a Board meeting held on March 23, 1998, management of GoodMark and HT Capital reported that the process of considering potential merger parties had begun. After ratifying HT Capital's agreement, the GoodMark Board authorized HT Capital to broaden its canvas of interested parties to those that were believed to be most likely to have the interest and ability to pursue a transaction with GoodMark. HT Capital developed a list of potential interested parties, which included those parties that had inquired about a transaction in the past, as well as additional parties that HT Capital believed would be most interested in a transaction with
GoodMark. During March, April and May 1998, HT Capital approached these companies on a confidential basis. Of the companies contacted, three (including ConAgra) pursued discussions with GoodMark. During this time, each of the three companies was permitted access to GoodMark's business and financial information and interviewed management in order to conduct a due diligence investigation in connection with a potential proposal. GoodMark held discussions with the three parties, each of whom made an acquisition proposal that the GoodMark Board deemed inadequate in each case. HT Capital communicated GoodMark's dissatisfaction with the terms of the three proposals and sought better terms from the three interested parties. Two of the parties chose not to respond with an increased offer. The remaining party, ConAgra, responded on June 1, 1998 that it would proceed with discussions and due diligence for a potential proposal involving the issuance of ConAgra stock for each share of GoodMark stock, but only if GoodMark would enter into an exclusive arrangement (a "no-shop" agreement') with ConAgra and proceed immediately to negotiate and execute a definitive merger agreement.

     GoodMark's Decision to Proceed with ConAgra. At its June 3, 1998 meeting, the GoodMark Board deliberated and discussed the potential ConAgra proposal, and reviewed (i) prior indications of interests by other parties which had been received, (ii) the process by which GoodMark had contacted other parties, (iii) valuation and other factors relevant to GoodMark and its industry, (iv) the advice of HT Capital, (v) ConAgra's requirements of a no-shop agreement and (vi) other factors. The GoodMark Board determined that it had adequately explored indications of interest in GoodMark and that ConAgra's proposal was desirable, both as to potential price and strategic compatibility of the parties. The GoodMark Board concluded that GoodMark should proceed with negotiations with ConAgra.

     Thus, shortly after the June 3 Board meeting, GoodMark agreed to refrain from soliciting, encouraging or negotiating with any party other than ConAgra for any business combination, tender offer, merger or sale of material assets of GoodMark for a period ending no later than July 4, 1998. The GoodMark Board concluded that entering into the no-shop agreement with a short duration was reasonable and calculated to solidify the ConAgra proposal, without precluding proposals from other parties. GoodMark and ConAgra then began negotiations with respect to a definitive agreement. The GoodMark Board also authorized a committee of the GoodMark board to engage an investment banking firm to render a fairness opinion with respect to the transaction with ConAgra. Subsequently, on June 11, 1998 the Board engaged IJL to serve as a financial advisor to the GoodMark Board to provide assistance to the GoodMark Board in its evaluation of the consideration to be received by the GoodMark Shareholders in the proposed transaction with ConAgra and to deliver an opinion to the GoodMark Board as to the fairness of the consideration to be received in the transaction, from a financial point of view, to the GoodMark Shareholders.

     Negotiations ensued over the two weeks following the June 3 Board meeting as the parties discussed structure, terms, price and other matters and the directors were regularly consulted by management. During this time, certain management shareholders of GoodMark, including Ron Doggett, chairman and chief executive officer, indicated that they would be willing to enter into agreements to vote their approximately 34% of the shares of GoodMark Common Stock in favor of a merger with ConAgra.

     On June 17, 1998, the GoodMark Board held a special meeting to consider approval of the proposed merger with ConAgra. Also, at this meeting, IJL rendered its opinion to the GoodMark Board that based upon various considerations and upon IJL's review and analysis and that as of the date thereof, the Per Share Merger Consideration was fair, from a financial point of view, to the GoodMark Shareholders (described more fully below under the caption "Opinion of Interstate/Johnson Lane Corporation"). Following extensive discussion and deliberation, the GoodMark Board concluded that a merger with ConAgra would be in the best interests of the GoodMark Shareholders. The Board unanimously adopted resolutions authorizing the officers of GoodMark to, among other things, enter into and perform a merger agreement with ConAgra, subject to Shareholder approval, and recommended to the GoodMark Shareholders that they vote in favor of approval and adoption of the Merger Agreement.

ConAgra's Reasons for the Merger

         The Board of Directors of ConAgra believes the Merger fits with ConAgra's strategy of seeking growth opportunities across the food chain. The ConAgra Board believes that the Merger will benefit ConAgra by (i) enhancing ConAgra's presence in the meat snacks retail category with the acquisition of GoodMark's Slim Jim, Penrose, Pemmican and Rough Cut brands, (ii) raising from 21 to 22 the number of ConAgra brands with annual retail sales exceeding $100 million, and (iii) acquiring GoodMark's strong distribution capabilities in convenience stores which complement the strong distribution capabilities in other channels of ConAgra's Golden Valley Microwave Food business. The ConAgra Board believes that both ConAgra and GoodMark have records of successful participation and growth in the food industry which factors should enhance long-term values for ConAgra stockholders.

GoodMark's Reasons for the Merger

         In approving the Merger Agreement and the transactions contemplated thereby, and in recommending that the GoodMark Shareholders approve the same, the GoodMark Board consulted with management, as well as its financial and legal advisors, and considered a number of factors, including the following:

                  (i) GoodMark's long term goal of growing in size and increasing its product offerings, manufacturing expertise and geographic reach in order to remain competitive in an industry in which the large and more diversified companies are increasingly more able to compete on a global basis;

                  (ii) Management's assessment of ConAgra's business, market presence, current business strategy and competitive position in the consumer foods industry, the receptivity of ConAgra's management to the mission and values of GoodMark and its employees and the continued preservation of GoodMark as an independent operating company and wholly-owned subsidiary of ConAgra;

                  (iii)    The business and financial condition of ConAgra;

                  (iv) The structure, form and amount of consideration to be paid in the Merger as measured and evaluated against other parties who had expressed preliminary interest in a transaction;

                  (v) The historical trading prices of ConAgra Common Stock, the wide coverage by analysts of ConAgra Common Stock, the consistency of ConAgra's financial results as compared with the financial results of GoodMark and other related factors which bear on whether an investment in ConAgra Common Stock is desirable;

                  (vi) The financial resources which would be made available to GoodMark after the Merger to deal with uncertainties and changes which may result from the ongoing consolidation of the consumer foods industry;

                  (vii) The ability, through the Merger, to recognize value from the strategic assets which GoodMark has developed, including its methods of operations, reputation, market presence and brand names;

                  (viii) The competence, experience and integrity of ConAgra management;

                  (ix) The expected tax-free nature of the Merger to the GoodMark Shareholders;

                  (x) The IJL Opinion delivered to the GoodMark Board as to the fairness, from a financial point of view, of the Per Share Merger Consideration to the holders of GoodMark Common Stock. See "Opinion of Interstate/Johnson Lane Corporation";

                  (xi) The effect of the merger on the long-term and short-term interests of GoodMark and its Shareholders, and the interests of employees, customers, suppliers and creditors of GoodMark, as well as the effect on the areas it serves and in which its offices are located; and

                  (xii) The fact that consummation of the Merger will give the GoodMark Shareholders an equity interest in a much larger and more diversified company and access to a broader and more accessible trading market for the shares they will hold after the Merger.

     The GoodMark Board examined all of the factors and considerations outlined above in evaluating the overall fairness of the Merger to the GoodMark Shareholders. No particular weight was assigned to any of the factors and considerations examined by the GoodMark Board.

Recommendation of the GoodMark Board of Directors

     The GoodMark Board of Directors has unanimously approved and adopted the Merger Agreement and the Merger and unanimously recommends that the GoodMark Shareholders vote "FOR" the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger. The GoodMark Board believes that the Merger is in the best interests of the GoodMark Shareholders.

Opinion of Interstate/Johnson Lane Corporation

     IJL was retained by GoodMark to act as a financial advisor in connection with the Merger. IJL delivered its written opinion dated June 17, 1998 to the GoodMark Board (the "IJL Opinion") to the effect that, as of the date thereof, based on the matters set forth therein, the Per Share Merger Consideration to be received by the GoodMark Shareholders upon consummation of the Merger is fair, from a financial point of view, to such shareholders. The Per Share Merger Consideration was determined based upon negotiations between the parties, without any involvement of IJL. IJL has consented to the inclusion of the IJL Opinion in this Proxy Statement-Prospectus.

     THE FULL TEXT OF THE IJL OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT- PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE IJL OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION IN ANNEX
B. GOODMARK SHAREHOLDERS ARE URGED TO READ THE IJL OPINION IN ITS ENTIRETY. THE IJL ANALYSES AND OPINION WERE PREPARED FOR AND ADDRESSED TO THE GOODMARK BOARD FOR ITS INFORMATION AND ARE DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE PER SHARE MERGER CONSIDERATION TO BE RECEIVED BY THE GOODMARK SHAREHOLDERS UPON CONSUMMATION OF THE MERGER AND DO NOT CONSTITUTE AN OPINION AS TO THE MERITS OF THE MERGER OR A RECOMMENDATION TO ANY GOODMARK SHAREHOLDER AS TO HOW TO VOTE IN CONNECTION WITH THE MERGER.

     IJL is a nationally recognized investment banking firm and was selected by GoodMark based on the firm's reputation and general investment banking experience, including its experience in rendering fairness opinions. IJL, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with rendering the IJL Opinion, IJL, among other things, (i) reviewed the June 17, 1998 draft of the Merger Agreement; (ii) reviewed annual audited financial statements for GoodMark and for ConAgra for the prior three fiscal years ended May 1997 and interim unaudited financial statements through May 1998 for GoodMark and through February 1998 for ConAgra; (iii) reviewed publicly available information including recent Securities and Exchange Commission filings and shareholder communications for GoodMark and for ConAgra;
(iv) met with members of the senior managements of GoodMark and ConAgra to discuss their respective businesses, financial conditions and operating results;
(v) compared certain financial and stock market data for GoodMark and for ConAgra with similar data for certain selected publicly held food companies;
(vi) reviewed the financial terms of certain recent business combinations in the food industry; (vii) reviewed premiums paid historically for certain other publicly traded companies deemed relevant; (viii) reviewed historical market price, volume data, and dividend history for the common stock of GoodMark and for the common stock of ConAgra; (ix) performed a discounted cash flow analysis for GoodMark; (x) reviewed various published research reports and investment opinions on ConAgra and the food industry; and (xi) performed such other financial studies and analyses as IJL deemed appropriate.

     In rendering the IJL Opinion, IJL relied without independent verification upon the accuracy and completeness of all of the financial and other information furnished to it by or on behalf of GoodMark and ConAgra, and other published information that it considered in its review. IJL relied upon the reasonableness of all projections and forecasts provided to it by GoodMark and assumed that they were prepared in accordance with accepted practice on bases reflecting the best currently available estimates and good faith judgments of GoodMark's management and that such forecasts will be realized in the amounts and at the times contemplated thereby. The IJL Opinion is based upon the economic, monetary, market and other conditions and circumstances existing and known to IJL as of the date of the IJL Opinion, and IJL assumed that there were no material changes in the assets, financial condition, results of operations, business or prospects of GoodMark or ConAgra since the date of the most recent financial statements made available to it. IJL has not made or considered any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of either GoodMark or ConAgra. IJL does not express any opinion regarding the  value of any of  GoodMark's  or  ConAgra's  specific  individual assets. IJL has also assumed that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have an adverse effect on GoodMark or ConAgra. Other than as set forth herein, there were no limitations imposed by the GoodMark Board on IJL with respect to the investigations made or procedures followed by IJL in rendering the IJL Opinion.

     The following is a summary of the material financial analyses considered and performed by IJL in connection with providing the IJL Opinion. Such summary does not purport to be a complete description of the analyses performed by IJL. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description.

     Comparable Companies Analysis. Based on publicly available information and First Call consensus earnings estimates, IJL reviewed and compared actual and estimated selected financial and stock market information and financial ratios of GoodMark and ConAgra to groups of eight and 14 food companies, respectively. (First Call compiles earnings estimates published by selected research analysts for use by the investment community.) GoodMark was compared to a group of eight snack

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



foods companies consisting of: Bridgford Foods Corporation; Eskimo Pie Corporation; Golden Enterprises, Inc.; John B. Sanfilippo & Son, Inc.; J&J Snack Foods Corp.; Lance, Inc.; Lincoln Snacks Company; and Tasty Baking Company (the "Selected Snack Foods Companies"). ConAgra was compared to a group of 14 grocery/diversified food and refrigerated foods/ingredients companies consisting of: Archer-Daniels-Midland Company; Bestfoods; Campbell Soup Company; General Mills Inc.; H.J. Heinz Company; Hormel Foods Corporation; IBP, Inc.; Kellogg Company; Michael Foods, Inc.; Nabisco Holdings Corp.; Pilgrim's Pride Corporation; Quaker Oats Company; Smithfield Foods, Inc.; and Tyson Foods, Inc. (the "Selected Food Companies"). The historical financial information and ratios analyzed for the companies are as of their respective most recent reported periods. Earnings estimates and price-to-forward earnings multiples for the companies have been shifted to reflect calendar year ends.

         IJL 's  observations  included,  among  other  things,  the  following:
GoodMark had a compound annual growth rate in sales over the past three years of 4.5% compared to the median of 3.5% for the Selected Snack Foods Companies. GoodMark had an EBITDA margin, an EBIT margin and a net income margin of 12.9%, 9.7%, and 5.7%, respectively, compared to the medians of 11.6%, 6.6%, and 4.6%, respectively, for the Selected Snack Foods Companies (EBITDA equals earnings before interest, taxes, depreciation and amortization; EBIT equals earnings before interest and taxes). GoodMark had a return on equity of 18.4% compared to the median of 13.1% for the Selected Snack Foods Companies. GoodMark had a total debt to book value of total capital ratio of 21.8% compared to the median of 12.6% for the Selected Snack Foods Companies (total debt equals short term debt plus long term debt; book value of total capital equals shareholders' equity plus total debt).

         IJL also observed, among other things, the following: GoodMark had a market value of capitalization to sales multiple of 1.0 times compared to the median of 0.9 times for the Selected Snack Foods Companies (market value of capitalization equals the market value of shareholders' equity plus net debt; net debt equals short term debt plus long term debt less cash and equivalents). GoodMark had a market value of capitalization to EBITDA multiple of 7.4 times compared to the median of 8.2 times for the Selected Snack Foods Companies. GoodMark had a market value of capitalization to EBIT multiple of 9.9 times compared to the median of 13.3 times for the Selected Snack Foods Companies. GoodMark had a market value of equity to book value of equity multiple of 3.0 times compared to the median of 2.2 times for the Selected Snack Foods Companies. GoodMark had a common stock price per share to earnings per share multiple for the latest twelve months ended May 1998, for estimated 1998, and for estimated 1999 of 16.4 times, 17.7 times and 13.8 times, respectively, compared to the medians of 20.6 times, 29.1 times and 18.7 times, respectively, for the Selected Snack Foods Companies. GoodMark had a price to estimated 1999 earnings per share multiple to 1999 earnings per share growth rate ratio of 49.4% compared to the median of 96.1% for the Selected Snack Foods Companies.

         IJL's observations included, among other things, the following: ConAgra had a compound annual growth rate in sales over the past three years of 1.2% compared to the median of 5.3% for the Selected Food Companies. ConAgra had an EBITDA margin, an EBIT margin and a net income margin of 7.1%, 5.6% and 2.7%, respectively, compared to the medians of 13.7%, 8.5%, and 4.3% for the Selected Food Companies (EBITDA equals earnings before interest, taxes, depreciation and amortization; EBIT equals earnings before interest and taxes). ConAgra had a return on equity of 24.2% compared to the median of 17.2% for the Selected Food Companies. ConAgra had a total debt to book value of total capital ratio of 64.9% compared to the median of 53.7% for the Selected

Food Companies (total debt equals short term debt plus long term debt; book value of total capital equals shareholders' equity plus total debt).

         IJL also observed, among other things, the following: ConAgra had a market value of capitalization to sales multiple of 0.8 times compared to the median of 1.4 times for the Selected Food Companies (market value of capitalization equals the market value of shareholders' equity plus net debt). ConAgra had a market value of capitalization to EBITDA multiple of 11.9 times compared to the median of 11.6 times for the Selected Food Companies. ConAgra had a market value of capitalization to EBIT multiple of 15.2 times compared to the median of 14.7 times for the Selected Food Companies. ConAgra had a market value of equity to book value of equity multiple of 5.7 times compared to the median of 3.2 times for the Selected Food Companies. ConAgra had a common stock price per share to earnings per share multiple for the latest twelve months ended February 1998 and for estimated 1998 of 22.4 times and 21.9 times, respectively, compared to the medians of 23.2 times and 23.6 times, respectively, for the Selected Food Companies. Earnings per share estimates for ConAgra for calendarized 1999 were not available.

         Although the Selected Snack Foods Companies and the Selected Food Companies were used for comparative purposes, none of such companies is directly comparable to GoodMark or ConAgra. Accordingly, an analysis of the results of such a comparison is not purely mathematical but involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies.

     Comparable Transactions Analysis. IJL compiled information for completed mergers and acquisitions since January 1, 1996 in which a United States food company acquired, was acquired or was merged into another entity in a transaction with a value equal to or in excess of $20 million. IJL reviewed certain information relating to nine such transactions (the "Selected Food Company Transactions"). Such analysis indicated that the multiples of enterprise value to net sales, to operating cash flow and to operating income for the Merger were 1.3 times, 10.0 times and 13.3 times, respectively, compared to the median multiples of 0.8 times, 9.0 times and 14.0 times, respectively, for the Selected Food Company Transactions (enterprise value equals equity value plus net debt). The multiples of equity value to net income and to book value of equity for the Merger were 21.9 times and 4.0 times, respectively, compared to the median multiples of 21.5 times and 2.7 times, respectively, for the Selected Food Company Transactions.

         IJL also reviewed separately a subset of the Selected Food Company Transactions including transactions involving the sale or other business combination of a company doing business under one of the following primary Standard Industrial Classification ("SIC") codes: sausage and other prepared meat [SIC code 2013]; cookies and crackers [SIC code 2052]; candy and confections [SIC code 2064]; salted and roasted nuts [SIC code 2068]; or potato chips, corn chips and snacks [SIC code 2096] (the "Selected Snack Foods Company Transactions"). Such analysis indicated that the multiples of enterprise value to net sales, to operating cash flow and to operating income for the Merger were
1.3 times, 10.0 times and 13.3 times, respectively, compared to the median multiples of 0.9 times, 8.8 times and 14.0 times, respectively, for the Selected Snack Foods Company Transactions. The multiples of equity value to net income and to book value of equity for the Merger were 21.9 times and 4.0 times, respectively, compared to the median multiples of 21.4 times and 1.7 times, respectively, for the Selected Snack Foods Company Transactions.

         Premiums Paid Analysis. IJL reviewed certain information relating to the Selected Food Company Transactions in which a public company was acquired or merged into another entity. The resulting group of six companies (the "Selected Premiums Paid Transactions") were analyzed to determine the premiums paid relative to the seller's stock price four weeks, one week and one day prior to the public announcement of the acquisition of the acquired company. The premiums to be paid as of the date of the IJL Opinion for four weeks, one week and one day prior to public announcement for the Merger are 30.4%, 46.3% and 35.6%, respectively, compared to the medians paid of 53.5%, 31.6%, and 23.5%, respectively, for the Selected Premiums Paid Transactions. IJL also reviewed median premiums paid in acquisitions of U.S. companies exceeding $50 million where majority control was purchased. Premiums calculated based on final price versus the price five business days prior reflected a median control premium of 39.4% for transactions closed between January 1, 1998 and June 11, 1998.

         Discounted Cash Flow Analysis. IJL performed a discounted cash flow analysis to determine a range of present values for GoodMark assuming it was sold at the end of fiscal 2002. Based on GoodMark's fiscal 1999 projections and additional information supplied by management, IJL assumed net sales would increase by 10% per year from fiscal 1999 to 2002 and operating margins would remain constant. For the terminal value, IJL assumed that GoodMark would be sold at the end of fiscal 2002 at an EBITDA multiple in line with those seen in the Selected Snack Foods Companies (6.0 times to 10.0 times). The free cash flow streams and terminal values were presently valued using a range of discount rates from 12% to 16%. After applying the above ranges of multiples and discount rates, the analysis indicated an equity value for GoodMark ranging from approximately $117.6 million to approximately $211.8 million.

         Other Analyses. IJL reviewed various published research reports on ConAgra and, among other things, the investment opinions, stock price targets and earnings estimates contained therein. In addition, IJL reviewed and analyzed the historical trading prices and volumes for GoodMark Common Stock and for ConAgra Common Stock.

         Other Considerations. IJL also considered the preliminary indications of interest that GoodMark received from third parties other than ConAgra, as presented by GoodMark.

         IJL believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and processes underlying the IJL Opinion. IJL did not attribute any particular weight to any analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor. In its analyses, IJL relied upon numerous assumptions made by GoodMark and ConAgra with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of GoodMark or ConAgra. Analyses based on forecasts of future results are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. No company or transaction used as a comparison in the analysis is identical to GoodMark or ConAgra or to the Merger. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, IJL does not assume responsibility for the accuracy of such estimates. IJL's analyses were prepared solely for purposes of the IJL Opinion and do not purport to be appraisals or necessarily reflect the prices at which GoodMark or GoodMark Common Stock actually may be sold. Furthermore, IJL is not expressing any opinion as to the range of prices at which ConAgra Common Stock will trade subsequent to consummation of the Merger.

         For the services provided by IJL as a financial advisor in connection with rendering the IJL Opinion, IJL received a fee of $250,000. No portion of IJL's fee has been or is contingent upon the consummation of the Merger. In addition, GoodMark has agreed to reimburse IJL for its reasonable out-of-pocket expenses incurred in connection with the Merger, but not to exceed $10,000 without GoodMark's prior consent, and to indemnify IJL against certain liabilities, including certain liabilities arising under the federal securities laws, arising out of IJL's engagement.

         IJL has advised GoodMark that, in the ordinary course of its business as a full-service securities firm, IJL may, subject to certain restrictions, actively trade the equity or debt securities of GoodMark or of ConAgra for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. IJL has made a market in the past in the GoodMark Common Stock, for which it has received customary compensation.

Interests of Certain Persons in the Merger

         On March 16, 1998, as ratified by the GoodMark Board of Directors on March 23, 1998, GoodMark entered into an agreement with HT Capital, the president and a principal of which is Eric J. Lomas, a member of the GoodMark Board of Directors since 1995. The agreement with HT Capital provides that HT Capital will render financial, advisory and investment banking services to GoodMark in connection with GoodMark's decision to pursue possible business combinations. See " --Background of the Merger." HT Capital's fee in connection with the services it has rendered to GoodMark is expected to be approximately $2.7 million, and is payable only if the Merger is consummated. GoodMark chose to engage HT Capital because of the Board's confidence in Mr. Lomas's ability, its familiarity with Mr. Lomas's skills gained since 1982 during transactions in which GoodMark sought Mr. Lomas's advice and Mr. Lomas's familiarity with GoodMark specifically and the snack foods industry in general.

         Ron E. Doggett, Chairman and Chief Executive Officer of GoodMark, and the other executive officers of GoodMark (Richard Kennedy, Alvin Blalock, Richard Miller and Paul Brunswick) are each party to an agreement with GoodMark that may entitle them to severance pay in the event that their employment is terminated after the Effective Time under certain circumstances. In the case of Mr. Doggett, the employment agreement with GoodMark under which he is employed by GoodMark extends through 2002. If, after the Effective Time, Mr. Doggett's employment with GoodMark were to be terminated under certain circumstances prior to the end of the employment term, he may be entitled to severance pay equal to his salary and bonus due to him for the remainder of his employment term. In the cases of Messrs. Kennedy, Blalock, Miller and Brunswick, if their employment with GoodMark is terminated by ConAgra within two years after the Effective Time they could be entitled to severance pay equal to two times their aggregate salary and bonus as of the termination date. See "Incorporation of Documents by Reference" with respect to GoodMark's reports under the Exchange Act that provide additional detail with respect to these employment and severance agreements.

         Following the Merger, ConAgra will indemnify each present and former director and officer of GoodMark against claims and liabilities arising out of any action or omission prior to the Effective

Time and asserted within six years of the Effective Time to the same extent permitted or required as of the date of the Merger Agreement under GoodMark's Articles of Incorporation or By-Laws. GoodMark may also obtain directors' and officers' liability insurance coverage with respect to any claims made during such six year period of a type substantially equivalent to levels of coverage currently in effect under GoodMark's existing directors' and officers' liability insurance. See "THE MERGER AGREEMENT--Indemnification and Insurance."

     As of the Record Date, the directors and executive officers of GoodMark as a group beneficially owned 2,997,284 shares of GoodMark Common Stock, including options to acquire 468,750 shares of GoodMark Common Stock. Other than for restrictions on transfer as set forth under "THE MERGER--Resales of ConAgra Common Stock," all of such shares held will be treated in the Merger in the same manner as the shares of GoodMark Common Stock held by other GoodMark Shareholders, and all of such options held will be treated in the Merger in the same manner as options to acquire GoodMark Common Stock held by other GoodMark employees. Each director and executive officer of GoodMark will enter into an agreement restricting his sale of ConAgra shares for a period following the Effective Time. Certain GoodMark Shareholders, including Ron E. Doggett, Chairman and Chief Executive Officer of GoodMark and the executive officers of GoodMark, holding an aggregate of 2,500,240 shares of GoodMark Common Stock, or approximately 34.6% of the voting power of GoodMark Common Stock as of the Record Date, entered into Voting Agreements pursuant to which, among other things, such shareholders have agreed to vote all of the shares of GoodMark Common Stock owned by them for the approval and adoption of the Merger
Agreement. See "THE MERGER--Resales of ConAgra Common Stock" and "THE VOTING AGREEMENTS."

Ownership Interest of GoodMark Shareholders After the Merger

     Based on the number of shares of GoodMark Common Stock outstanding on the Record Date and assuming a Per Share Merger Consideration of one share of ConAgra Common Stock for each share of GoodMark Common Stock, upon consummation of the Merger there will be approximately 485,000,000 shares of ConAgra Common Stock outstanding at the Effective Time, of which the GoodMark Shareholders (assuming exercise of the GoodMark Options) will own an aggregate of approximately 1.6%.

Treatment of Stock Options

     Options to purchase shares (the "Options") granted by GoodMark under GoodMark's 1985 Non-Qualified Stock Option Plan and Restricted Stock Award Plan (collectively the "Option Plans") that remain outstanding immediately prior to the Effective Time, whether or not then exercisable, will, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by ConAgra and will entitle the holder thereof to subscribe to, purchase or acquire from ConAgra the number of shares of ConAgra Common Stock which equals the product of the Per Share Merger Consideration multiplied by the number of shares of GoodMark Common Stock subject to the Option immediately prior to the Effective Time (rounded to the nearest whole share), at an exercise price per share of ConAgra Common Stock equal to the exercise price per share then specified with respect to such Option divided by the Per Share Merger Consideration (rounded to the nearest whole cent). However, in the event any Option is an incentive stock option as defined in Section 422 of the Code, the aggregate adjusted exercise price of such Option and the number of shares to which such Option is exercisable will be computed in compliance in all respects with the requirements of Section 424(a) of the Code, including the requirements that such adjustments not confer on the holder of any such Option any additional benefits not currently provided under the Option Plans. At June __, 1998, there were outstanding options to acquire an aggregate of 563,525 shares of GoodMark Common Stock.

Stock Exchange Listing

         Under the terms of the Merger Agreement, ConAgra has agreed to use its reasonable best efforts to cause the shares of ConAgra Common Stock issued in the Merger to be listed on the NYSE. ConAgra Common Stock is listed for trading on the NYSE. It is also a condition to the obligations of both ConAgra and GoodMark to consummate the Merger that such NYSE listing shall have been obtained. See "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

Delisting and Deregistration of GoodMark Common Stock

         If the Merger is consummated, the shares of GoodMark Common Stock will be delisted from the Nasdaq National Market and will be deregistered under the Exchange Act.

Accounting Treatment

     The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Accounting Principles Board Opinion 16 ("APB 16") and related interpretations specify the conditions under which the pooloing-of-interests accounting method is required. APB 16 also defines the manner in which the pooling-of-interests accounting method is applied. Under this method, the recorded assets and liabilities of the combining companies are carried forward at their historical recorded amounts and the reported income of the companies are combined as income of the combined company. It is also a condition to ConAgra's obligation to consummate the Merger that it has received assurances reasonably satisfactory to it that the transactions contemplated in the Merger Agreement qualify for accounting treatment as a pooling-of-interests. See "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

Governmental and Regulatory Approvals

         The consummation of the Merger is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act. Under the HSR Act and the regulations promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. On June 23, 1998, ConAgra and GoodMark filed notifications and report forms under the HSR Act with the FTC and the Antitrust Division. ConAgra and GoodMark have requested early termination of the 30-day HSR waiting period. The HSR Act provides for an initial 30-calendar day waiting period following the filing with the FTC and the Antitrust Division. The HSR Act further provides that if, within the initial 30-calendar day waiting period, the FTC or the Antitrust Division issues a request for additional information or documents, the waiting period will be extended until 11:59 p.m. on the 20th day after the date of substantial compliance by the filing parties with such request. Only one such extension of the initial waiting period is permitted under the HSR Act; however, the filing parties may voluntarily extend the waiting period.

     The applicable waiting period is anticipated to expire on July 24, 1998 at 11:59 p.m. Notwithstanding expiration of the waiting periods, at any time before or after the Effective Time, the FTC, the Antitrust Division or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger or seeking the divestiture by ConAgra of all or part of the stock or assets of GoodMark, or other businesses conducted by ConAgra.

     The respective obligations of ConAgra and GoodMark to consummate the Merger are subject to the condition that no court or other governmental entity having jurisdiction over ConAgra or Goodmark, or any of their respective subsidiaries, shall have entered any injunction or other order (whether temporary, preliminary or permanent) which is then in force and has the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal. See "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

Procedures for Exchange of GoodMark Common Stock Certificates

     ConAgra will designate a bank or trust company reasonably satisfactory to GoodMark to act as exchange agent under the Merger Agreement (the "Exchange Agent"). Immediately following the Effective Time, ConAgra will deliver, in trust, to the Exchange Agent, for the benefit of the holders of shares of GoodMark Common Stock, for exchange in accordance with the Merger Agreement through the Exchange Agent, certificates evidencing the shares of ConAgra Common Stock issuable as the Per Share Merger Consideration.

     At the Effective Time, all shares of GoodMark Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist; and each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of GoodMark Common Stock (the "Certificates") will cease to have any rights as a shareholder of GoodMark. As soon as practicable after the Effective Time, ConAgra will cause the Exchange Agent to mail to each holder of Certificates (i) a form of letter of transmittal specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent, and (ii) instructions for use in surrendering such Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor the product of the Per Share Merger Consideration multiplied by the number of shares of GoodMark Common Stock represented by the surrendered Certificate.

     No dividends or other distributions that are declared on or after the Effective Time on ConAgra Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive certificates representing shares of ConAgra Common Stock, until such person surrenders his or her Certificates as provided in the Merger Agreement. Subject to applicable law, there will be paid to each person receiving a certificate representing such shares of ConAgra Common Stock, at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions previously paid with respect to the shares of ConAgra Common Stock represented by

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



such certificate and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event will the person entitled to receive such dividends or other distributions be entitled to receive interest thereon. If any cash or certificate representing shares of ConAgra Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such certificate representing shares of ConAgra Common Stock and the distribution of such cash payment in the name other than that of the registered holder of the Certificate so surrendered, or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

         ConAgra or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of GoodMark Common Stock such amounts as ConAgra or the Exchange Agent are required to deduct and withhold under the Code or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by ConAgra or the Exchange Agent, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of GoodMark Common Stock in respect of whom such deduction and withholding are made by ConAgra or the Exchange Agent.

         At the Effective Time, the stock transfer books of GoodMark will be closed and no transfer of shares of GoodMark Common Stock will thereafter be made. If, after the Effective Time, Certificates are presented to ConAgra, they will be cancelled and exchanged as provided in the Merger Agreement.

         No certificates or scrip representing any fractional shares of ConAgra Common Stock will be issued upon the surrender for exchange of Certificates; any fractional share of ConAgra Common Stock to which a GoodMark Shareholder would otherwise be entitled will be rounded to the nearest whole share. No dividend or distribution with respect to shares will be payable on or with respect to any fractional shares; and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of ConAgra.

Resales of ConAgra Common Stock

         All shares of ConAgra Common Stock to be issued in the Merger will be freely transferable, except that shares received by any person who may be deemed to be an "affiliate" (as used in paragraphs (c) and (d) of Rule 145, including, without limitation, directors and executive officers) of GoodMark for purposes of Rule 145 may not be resold except in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act. Under Rule 145, during the one year period following the Effective Time, affiliates of GoodMark may resell publicly the ConAgra Common Stock received in the Merger within certain limitations as to the amount of ConAgra Common Stock sold in any three-month period and as to the manner of sale. After one year, if such person is not an affiliate of ConAgra and ConAgra is current in the filing of its periodic securities law reports, a former affiliate of GoodMark may freely resell the ConAgra Common Stock received in the Merger without limitation. After two years from the issuance of the ConAgra Common Stock, if

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



such person is not an affiliate of ConAgra at the time of sale or for at least three months prior to such sale, such person may freely resell such ConAgra Common Stock, without limitation.

         Pursuant to requirements for the pooling-of-interests method of accounting, affiliates of each of the acquired and acquiring company may not dispose of any shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before consummation of the merger and ending when financial results covering at least 30 days of post-merger combined operations of the combining companies have been published.

         GoodMark has agreed to prepare and deliver to ConAgra a list identifying each person who, at the time of the Special Meeting, may be deemed to be an "affiliate" (as used in the preceding paragraph) of GoodMark and to use its reasonable best efforts to cause each person so identified to deliver to ConAgra on or prior to the Effective Time a written agreement, in the form previously approved by ConAgra and GoodMark, providing that each person will only sell, transfer or otherwise dispose of any shares of ConAgra Common Stock issued to such person in connection with the Merger, (i) pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act and (ii) in compliance with requirements regarding qualifying for pooling-of-interests accounting treatment. See "THE MERGER AGREEMENT--Conditions to Consummate the Merger."

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain U.S. federal income tax consequences of the Merger to the GoodMark Shareholders. The discussion which follows is based on the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion below is for general information only and does not address the effects of any state, local or foreign tax laws on the Merger. The tax treatment for a GoodMark Shareholder may vary depending upon his or her particular situation, and certain GoodMark Shareholders (including insurance companies, tax-exempt organizations, financial institutions and broker-dealers, persons who do not hold GoodMark Common Stock as capital assets, individuals who received GoodMark Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and non-U.S. persons) may be subject to special rules not discussed below. EACH GOODMARK SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE EFFECT OF U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX RULES, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

         Consummation of the Merger is conditioned upon the receipt by GoodMark of an opinion from Smith Anderson, counsel to GoodMark, on the Closing Date, that the Merger will qualify under Section 368(a) of the Code as a "reorganization" for U.S. federal income tax purposes and that ConAgra and GoodMark each will be a party to that reorganization within the meaning of
Section 368(b) of the Code, and other matters. Such opinion of counsel will be based on certain representations as to factual matters made by ConAgra and GoodMark. Such representations, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinion. Neither ConAgra nor GoodMark is currently aware of any facts or circumstances which would cause

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



any such representations made to counsel to be untrue or incorrect in any material respect. Any opinion of counsel is not binding on the Internal Revenue Service (the "IRS") or the courts.

         Based on the anticipated opinion discussed above, the material U.S. federal income tax consequences that will result from the Merger are as follows:

                  (i) no income, gain or loss will be recognized by ConAgra or GoodMark as a result of the Merger;

                  (ii) a GoodMark Shareholder will not recognize any income, gain or loss upon the receipt of ConAgra Common Stock solely in exchange for such Shareholder's shares of GoodMark Common Stock pursuant to the Merger;

                  (iii) a GoodMark Shareholder's tax basis for the ConAgra Common Stock received pursuant to the Merger will equal such GoodMark Shareholder's tax basis in the GoodMark Common Stock exchanged therefor;

                  (iv) a GoodMark Shareholder's holding period for the ConAgra Common Stock received pursuant to the Merger will include the holding period of the GoodMark Common Stock surrendered in exchange therefor, provided that the GoodMark Common Stock was held as a capital asset at the Effective Time; and

                  (v) a dissenting GoodMark Shareholder that receives cash in exchange for GoodMark Common Stock pursuant to the Merger, will be treated as having had the GoodMark Common Stock redeemed. Subject to special rules described below, such a Shareholder will generally recognize capital gain or loss on such redemption in an amount equal to the difference between the amount of cash received and the basis of such GoodMark Common Stock, if the GoodMark Common Stock was held as a capital asset at the Effective Time. The tax rate applicable to capital gain of an individual taxpayer varies depending on the taxpayer's holding period for the shares. In the case of an individual, any such capital gain will be subject to a maximum federal income tax rate of
         (i) 20% if the individual's holding period in such stock was more than 18 months on the date of the Effective Time or (ii) 28% if the individual's holding period was more than one year but not more than 18 months on the date of the Effective Time. An individual's gain on the sale of GoodMark Common Stock held for one year or less is subject to tax as ordinary income at a maximum rate of 39.6%. Under special rules, cash received by a dissenting GoodMark Shareholder may be treated as ordinary income, taxable at a maximum rate of 39.6%, if the redemption of such Shareholder's GoodMark Common Stock is treated as a dividend. Dissenting GoodMark Shareholders should consult their individual tax advisors on the possible treatment of the redemption of their GoodMark Common Stock as a dividend.





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



                              THE MERGER AGREEMENT


         The description of the Merger and Merger Agreement contained in this Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference. Each GoodMark Shareholder is advised to read the Merger Agreement carefully.

Structure of the Merger

         At the Effective Time, Merger Sub will be merged with and into GoodMark, with GoodMark continuing as the surviving corporation and as a wholly owned subsidiary of ConAgra.

Conversion of GoodMark Common Stock

         At the Effective Time, each share of GoodMark Common Stock outstanding immediately prior to the Effective Time (other than shares, if any, owned by ConAgra and Merger Sub, which will be cancelled, and shares held by GoodMark Shareholders exercising dissenters' rights under the NCBCA) will be converted into the right to receive the Per Share Merger Consideration. Any fractional shares of ConAgra Common Stock to which a GoodMark Shareholder would otherwise be entitled will be rounded to the nearest whole share of ConAgra Common Stock. See "THE MERGER--Procedures for Exchange of GoodMark Common Stock Certificates; --Treatment of Stock Options" for a description of the exchange of GoodMark Common Stock for ConAgra Common Stock and the assumption by ConAgra of Options previously granted by GoodMark under the Option Plans.

Certain Representations and Warranties

         The Merger Agreement contains various representations and warranties of GoodMark and ConAgra relating, among other things, to: (i) corporate organization and good standing; (ii) Certificate or Articles of Incorporation and By-Laws; (iii) capitalization; (iv) corporate authority; (v) non-contravention of, among other things, certain contracts; (vi) government approvals and required consents; (vii) SEC documents and financial statements;
(viii) absence of certain changes or events; (ix) information in disclosure documents and registration statement; (x) compliance with laws; (xi) brokers and financial advisors or investment bankers; and (xii) pooling-of-interests accounting treatment. In addition, the Merger Agreement contains representations and warranties of GoodMark relating to (i) company subsidiaries; (ii) actions and legal proceedings; (iii) absence of undisclosed liabilities; (iv) certain contracts and arrangements; (v) taxes; (vi) patents, trademarks and similar rights; (vii) employee benefit plans; (viii) environmental matters; (ix) labor matters; (x) affiliate transactions; (xi) opinion of financial advisor; (xii) brokers; (xiii) title to properties; (xiv) accounts receivable; (xv) inventories; (xvi) issuance of securities and other equity matters; and (xvii) accuracy of disclosures. Furthermore, the Merger Agreement contains representations and warranties of ConAgra relating to interim operations of the Merger Sub. The representations and warranties of GoodMark, ConAgra and Merger Sub do not survive the Effective Time.

Conduct of Business by GoodMark Pending the Merger

         Prior to the Effective Time, unless ConAgra otherwise agrees in writing (which agreement is not to be unreasonably withheld or delayed), GoodMark is to conduct, and cause each of its subsidiaries to conduct, its business only in the ordinary and usual course consistent with the manner as heretofore conducted, and GoodMark is to use, and cause each of its subsidiaries to use, its reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and key employees, and preserve its existing business relationships.

         Without limiting the generality of the foregoing, GoodMark agreed that, without the prior written consent of ConAgra, it will not, nor will it permit any of its subsidiaries to: (a)(i) amend its Articles of Incorporation, By-Laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than regular quarterly dividends with record dates and payment dates substantially consistent with past practice of not more than $.06 per share of GoodMark Common Stock), or
(iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its subsidiaries; (b) authorize for issuance, issue (except upon the exercise of outstanding Options or warrants) or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its subsidiaries; (c)(i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any material assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice, or (iii) sell, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice; (d)(i) incur, assume or prepay any indebtedness, obligations or liabilities other than in each case in the ordinary course of business and consistent with past practice and other than existing indebtedness of a subsidiary of GoodMark, (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person other than a subsidiary of GoodMark, in each case other than in the ordinary course of business and consistent with past practice and other than existing indebtedness of a subsidiary of GoodMark except for (A) short-term borrowings incurred in the ordinary course of business consistent with the manner as heretofore conducted and (B) borrowings pursuant to existing credit facilities in the ordinary course of business or any modifications, renewals or replacements of such credit facilities, or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to any subsidiary of GoodMark; (e) pay, satisfy, discharge or settle any material claim, liabilities or obligations, other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any company contract in effect on the date of the Merger Agreement; (f) modify or amend, or waive any benefit of, any non-competition agreement to which GoodMark or any of its subsidiaries is a party; (g) authorize or make capital expenditures in excess of $200,000 individually, or in excess of $1,000,000 in the aggregate except for certain specified projects; (h) permit any insurance policy naming GoodMark or any subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; (i)(i) adopt, enter into, terminate or amend (except as may be required by applicable law) any employee plan, agreement, contract, arrangement or other company plan for the current or future benefit or welfare of any director, officer or employee, (ii) except in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; or (iii) other than pursuant to the terms of the Merger Agreement, take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other company plan; (j) make any material change in GoodMark's accounting or tax policies or procedures, except as required by applicable law or to comply with generally accepted accounting principles; or
(k) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

Conditions to Consummate the Merger

         The respective obligations of GoodMark, ConAgra and Merger Sub to consummate the Merger are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (i) the approval and adoption of the Merger Agreement by the requisite vote of GoodMark Shareholders in accordance with applicable law; (ii) the receipt of all necessary governmental approvals and consents; (iii) the termination or expiration of the waiting period under the HSR Act; (iv) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness of the Registration Statement and proceedings initiated for that purpose by the SEC;
(v) the absence of any actions of any governmental entity having jurisdiction over ConAgra or GoodMark, or any of their respective subsidiaries, enacting, issuing, promulgating, enforcing or entering any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the Merger or the Voting Agreements illegal or otherwise prohibiting consummation of the Merger; and (vi) shares of ConAgra Common Stock to be issued in connection with the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         The obligations of ConAgra and Merger Sub to consummate the Merger is also subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by ConAgra: (i) the representations and warranties of GoodMark that are qualified with reference to materiality being true and correct, and the representations and warranties that are not so qualified being true and correct in all material respects, in each case as of the date of the Merger Agreement, and, except to the extent such representations and warranties speak of an earlier date, as of the Effective Time as though made at and as of the Effective Time; (ii) the performance by GoodMark in all material respects of all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; (iii) the absence, since the date of the Merger Agreement, of any event or occurrence which has had a material adverse effect, individually or in the aggregate, on the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries taken as a whole, or the ability of the Company to consummate the Merger; (iv) the receipt by ConAgra of written agreements with GoodMark's Rule 145 affiliates; (v) GoodMark having obtained any necessary non-governmental consents and approvals required to consummate the transactions contemplated by the Merger Agreement; (vi) receipt by ConAgra of assurances satisfactory to it that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code; (vii) ConAgra having received assurances reasonably satisfactory to it that the Merger qualifies for treatment as a pooling-of-interests pursuant to APB 16; and (viii) the number of shares of GoodMark Common Stock dissenting from the Merger shall not preclude accounting for the Merger as a pooling-of-interests pursuant to APB 16.

         The obligation of GoodMark to consummate the Merger is subject to satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by GoodMark: (i) the representations and warranties of ConAgra and Merger Sub that are qualified with reference to materiality being true and correct, and the representations and warranties that are not so qualified being true and correct in all material respects, in each case as of the date of the Merger Agreement, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time; (ii) each of ConAgra and Merger Sub having performed in all materials respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; and (iii) the receipt by GoodMark of an opinion of Smith Anderson, counsel to GoodMark, relating to certain tax matters.

Pooling

         ConAgra and GoodMark have each agreed to use reasonable efforts to cause the Merger to be accounted for as a pooling-of-interests, and each has agreed to not voluntarily take any action that would cause such treatment not to be obtained.

Employee Benefits

         The Merger Agreement provides that, if at any time during the two year period following the Effective Time, any employee benefit plan applicable to employees of GoodMark is merged or combined with an employee benefit plan of ConAgra's Golden Valley Microwave subsidiary (or any successor thereto), ConAgra shall cause such subsidiary to credit such employees' service with GoodMark or its subsidiaries, to the same extent as such service is credited under the merged or combined plan of GoodMark immediately prior to such merger or combination for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating benefits under, such employee benefit plan. Furthermore, for the two year period following the Effective Time, the employee benefits applicable to employees of GoodMark shall, in the aggregate, be no less favorable to such employees than such employees' current benefits.

No Solicitation

         GoodMark has agreed that, prior to the Effective Time, it will not, and it will use its reasonable best efforts to cause its subsidiaries and affiliates, and their respective directors, officers, employees, agents or representatives not to, directly or indirectly, (i) solicit or initiate any inquiries or the making of any proposal with respect to any Acquisition Transaction or (ii) negotiate, explore or otherwise engage in discussions with any person (other than ConAgra and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement; provided, however, that GoodMark may, in response to an unsolicited written proposal from a third party (including a new or unsolicited proposal received by GoodMark after the execution of the Merger Agreement from a person whose initial contact with GoodMark may have been solicited by GoodMark prior to such execution) setting forth a Superior Proposal, furnish information to, negotiate or otherwise engage in discussions with such third party, if the Board of Directors of

GoodMark determines in good faith, based upon the advice of outside counsel, that such action is reasonably necessary for the GoodMark Board to comply with its legal duties under applicable law, including, without limitation, the NCBCA.

         Except as may be reasonably necessary to comply with the legal duties of the GoodMark Board under applicable law, including, without limitation, the NCBCA (based on the advice of outside counsel), GoodMark has agreed that, as of the date of the Merger Agreement, it, its subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any person (other than ConAgra and its representatives) conducted prior to that date with respect to any Acquisition Transaction. GoodMark has agreed to promptly advise ConAgra of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with, GoodMark, its subsidiaries or affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than ConAgra and its representatives) with respect to an Acquisition Transaction. In addition, GoodMark is to promptly advise ConAgra of the substance and content of any such inquiry, proposal, information request, negotiations or discussions unless the GoodMark Board determines in good faith and based on written advice of its outside legal counsel that such action would constitute a breach of the GoodMark Board's legal duties under applicable law, including, without limitation, the NCBCA.

Third-Party Standstill Agreements

         During the period from the date of the Merger Agreement through the Effective Time, GoodMark has agreed that it will not terminate, amend, modify or waive any provisions of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party that was entered into in contemplation of discussions or negotiations regarding a possible Acquisition Transaction.

Indemnification and Insurance

         ConAgra and GoodMark have agreed that all rights to indemnification now existing in favor of any employee, agent, director or officer of GoodMark and its Subsidiaries (the "Indemnified Parties"), as provided in their respective Certificate or Articles of Incorporation or Bylaws, will survive the Merger and shall continue in full force and effect for a period of six years after the Effective Time; provided that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim shall continue until final disposition of such claim.

         ConAgra has also agreed that, from and after the Effective Time, GoodMark may obtain continuation coverage under GoodMark's existing Directors and Officers Liability and Employment Practice Liability insurance and indemnification policy (including any fiduciary liability policy) to provide coverage with respect to any claims made during the six year period following the Effective Time for events occurring prior to the Effective Time (the "D & O Insurance") or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the one time premium for the D & O Insurance is not to exceed $36,000, but if such premium would but for this proviso exceed such amount, GoodMark may purchase as much coverage as possible for such amount.

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




Termination

         The Merger Agreement may be terminated, and the Merger and the other transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the GoodMark Shareholders:

         (i)      By mutual written consent of ConAgra and GoodMark;

         (ii) By either ConAgra or GoodMark, if (a) the Merger is not consummated on or before December 31, 1998, or (b) the GoodMark Shareholders do not approve the Merger Agreement by the requisite vote at a meeting duly convened therefor or any adjournment thereof;

         (iii) By either ConAgra or GoodMark, if any permanent injunction, order, decree or ruling by any governmental entity of competent jurisdiction preventing the consummation of the Merger becomes final and nonappealable; provided, however, that the party seeking to terminate the Merger Agreement will have used reasonable best efforts to remove such injunction or overturn such action;

         (iv) By ConAgra, if (a) the number of shares of GoodMark Common Stock dissenting from the Merger precludes accounting for the Merger as a pooling-of-interests pursuant to APB 16, (b) there has been a material breach of the representations or warranties, covenants or agreements of GoodMark set forth in the Merger Agreement, which is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by ConAgra to GoodMark, or (c) the GoodMark Board (x) fails to convene a meeting of the GoodMark Shareholders to approve the Merger on or before 150 days following the date of the Merger Agreement ("Special Meeting Date"), or postpones the date scheduled for the meeting of the GoodMark Shareholders to approve the Merger Agreement beyond the Special Meeting Date, except with the written consent of ConAgra, (y) fails to recommend the approval of the Merger Agreement and the Merger to the GoodMark Shareholders, or (z) withdraws or amends or modifies in a manner adverse to ConAgra its recommendation or approval in respect of the Merger Agreement or the Merger or fails to reconfirm such recommendation within two business days of a written request for such confirmation by ConAgra;

         (v) By GoodMark, if the GoodMark Board reasonably determines that a proposal for an Acquisition Transaction constitutes a Superior Proposal; provided, however, that GoodMark may not terminate the Merger Agreement on this basis unless (a) five business days shall have elapsed after delivery to ConAgra of a written notice of such determination by the GoodMark Board and, during such five business day period, GoodMark shall have informed ConAgra of the terms and conditions of such proposal for an Acquisition Transaction and the identity of the person or group making such proposal for an Acquisition Transaction, and (b) at the end of such five business day period, the GoodMark Board believes that such proposal for an Acquisition Transaction constitutes a Superior Proposal to the transaction contemplated under the Merger Agreement; and

         (vi) By GoodMark, if there has been a breach of any of the representations or warranties, covenants or agreements of ConAgra or Merger Sub set forth in the Merger Agreement of such magnitude that the closing conditions under the Merger Agreement cannot be satisfied, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by GoodMark to ConAgra.

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




Fees and Expenses and Effect of Termination

         Each of GoodMark and ConAgra will bear its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby, except that expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus and the Registration Statement shall be shared equally by ConAgra and GoodMark. The Merger Agreement also provides for the payment of the following amounts upon termination of the Merger Agreement:

         (i) If (A) ConAgra terminates the Merger Agreement as a result of the GoodMark Board failing to convene a meeting of the GoodMark Shareholders to approve the Merger on or before the Special Meeting Date, or postpones the date scheduled for the meeting of the GoodMark Shareholders to approve the Merger Agreement beyond the Special Meeting Date, or fails to recommend the approval of the Merger Agreement and the Merger to the GoodMark Shareholders or (B) GoodMark terminates the Merger Agreement as a result of the GoodMark Board reasonably determining that a proposal for an Acquisition Transaction constitutes a Superior Proposal as described above, then, in any such case, GoodMark is obligated to pay ConAgra within one business day following termination of the Merger Agreement a termination fee of $9.4 million;

         (ii) If ConAgra or GoodMark terminates the Merger Agreement as the result of the GoodMark Shareholders failing to approve the Merger Agreement by the requisite vote at a meeting duly convened therefor, or if ConAgra terminates the Merger Agreement as a result of the number of shares of GoodMark common stock dissenting from the Merger precluding accounting for the Merger as a pooling-of-interests pursuant to APB 16, or as a result of the GoodMark Board withdrawing or amending or modifying in a manner adverse to ConAgra its recommendation or approval of the Merger Agreement or the Merger, or as a result of GoodMark failing to perform certain obligations with respect to the Merger qualifying as a pooling-of-interests, and either before such termination or within twelve months after the date of such termination (A) GoodMark (i) consummates an Acquisition Transaction, or (ii) enters into a definitive agreement to do so (or a tender offer or similar transaction with respect thereto is commenced), and (B) such Acquisition Transaction or tender offer proposes consideration to the GoodMark Shareholders of $24.00 per share or more (which amount is subject to adjustment based on stock dividends, subdivisions, reclassification, recapitalization, split, combination, exchange or issuance of shares or similar transactions occurring prior thereto), then, in any such case, GoodMark shall pay to ConAgra, within one business day following consummation of any Acquisition Transaction, a termination fee of $9.4 million;

         (iii) In the event the transactions contemplated by the Merger Agreement are terminated for any reason not specified in paragraph (i) or (ii) above (and other than pursuant to a breach of any of the representations and warranties, covenants and agreements of ConAgra or Merger Sub set forth in the Merger Agreement), then GoodMark shall reimburse ConAgra its actual expenses incurred in connection with the Merger Agreement (including, without limitation, attorneys' fees and fees of financial advisors) in an amount up to $500,000; and

         (iv) If GoodMark terminates the Merger Agreement as a result of a breach of any of the representations or warranties, covenants or agreements of ConAgra or Merger Sub set forth in the Merger Agreement, ConAgra shall reimburse GoodMark its actual expenses incurred in connection with the Merger Agreement (including, without limitation, attorneys' fees and fees of financial advisors) in an amount up to $500,000.

Amendment and Modification

         The Merger Agreement may be amended, modified or supplemented at any time prior to the Effective Time only by written agreement (referring specifically to the Merger Agreement) of ConAgra and GoodMark with respect to any of the terms contained in the Merger Agreement; provided, however, that after any approval and adoption of the Merger Agreement by the shareholders of GoodMark, no such amendment, modification or supplementation will be made which under applicable law requires the approval of such shareholders, without the further approval of such shareholders.

Waiver

         At any time prior to the Effective Time, ConAgra, on the one hand, and GoodMark, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained in the Merger
Agreement or in any documents delivered pursuant thereto and (iii) waive compliance by the other with any of the agreements or conditions contained in the Merger Agreement which may legally be waived. Any such extension or waiver will be valid only if set forth in an instrument in writing specifically referring to the Merger Agreement and signed on behalf of such party.

                                VOTING AGREEMENTS

     In connection with the execution of the Merger Agreement, ConAgra entered into separate Voting Agreements with each of the following GoodMark
Shareholders: Ron E. Doggett, Jeanette R. Doggett, Michael S. Doggett, Mark P. Doggett, Jane C. Doggett, Anne D. Davis, Richard Kennedy, Alvin Blalock, Richard Miller, Paul Brunswick, Ron E. Doggett Charitable Lead Unitrust, Ron E. Doggett Annuity Trust (One), Ron E. Doggett Annuity Trust (Two), Ron E. Doggett Annuity Trust (Three), Jeanette R. Doggett Annuity Trust (One), and Jeanette R. Doggett Annuity Trust (Two) (collectively, the "Voting Agreement Shareholders"). Ron E. Doggett is the Chairman and Chief Executive Officer of GoodMark. Jeanette R. Doggett is Mr. Doggett's spouse. Michael S. Doggett, Mark P. Doggett, Jane C. Doggett and Anne D. Davis are Mr. & Mrs. Doggett's children. Richard Kennedy, Alvin Blalock, Richard Miller and Paul Brunswick are executive officers of GoodMark. As of the Record Date, the Voting Agreement Shareholders owned 2,500,240 shares of GoodMark Common Stock, representing approximately 34.6% of the voting power of the GoodMark Common Stock then outstanding.

         Pursuant to the Voting Agreements, the Voting Agreement Shareholders have: (i) agreed to revoke any and all previous proxies with respect to the shares of GoodMark Common Stock owned by them; (ii) irrevocably agreed to vote and otherwise act (including pursuant to written consent), with respect to all of the shares of GoodMark Common Stock owned by them, for the approval and the adoption of the Merger Agreement, as the same may be amended from time to time (in any manner which does not reduce or alter the form of consideration to be received by the GoodMark Shareholders), all agreements related to the Merger and any actions related thereto; and (iii) agreed to vote such shares against any proposal or transaction which could prevent or delay the

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



consummation of the transactions contemplated by the Voting Agreements or the Merger Agreement, at any meeting or meetings of the GoodMark Shareholders, and at any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements, or such other actions are submitted for the consideration and vote of the GoodMark Shareholders. The foregoing agreements will remain in effect with respect to the shares of GoodMark Common Stock owned by the Voting Agreement Shareholders until the termination of the Voting Agreements. The Voting Agreements will terminate on the earlier of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with its terms.

         The Voting Agreements further provide that the Voting Agreement Shareholders, during the term of the Voting Agreements, will not: (i) subject to certain exceptions, transfer or consent to any transfer of any or all of the shares owned by them or any interest therein, except pursuant to the Merger;
(ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares or any interest therein;
(iii) grant any proxy, power-of-attorney or other authorizations in or with respect to such shares; or (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to the shares. Notwithstanding the foregoing, the Voting Agreements provide that the Voting Agreement Shareholders may transfer any of the shares of GoodMark Common Stock owned by them to a Permitted Transferee (as defined in the Voting Agreements) provided that (a) the Voting Agreement Shareholders provide written notice to ConAgra at least thirty (30) days prior to such transfer, (b) at least fifteen
(15) days prior to any such transfer, the Voting Agreement Shareholders provide to ConAgra at their expense a written opinion of nationally or regionally recognized tax counsel, in form and substance reasonably acceptable to ConAgra, that such transfer will not adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code, (c) each Shareholder receives from ConAgra at least fifteen (15) days prior to such transfer notice that such transfer will not adversely affect the Merger qualifying for pooling-of-interests treatment under APB 16, and (d) prior to any such transfer, such Permitted Transfer agrees in writing to take such shares subject to, and comply with, all of the provisions of the Voting Agreements.

         The Voting Agreement Shareholders have further agreed, in their capacity as Shareholders, that, prior to the Effective Time, they will not, and will use their reasonable best efforts to cause their affiliates, and their respective agents or representatives not to, directly or indirectly, (i) solicit or initiate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any Acquisition Transaction including the shares owned by the Voting Agreement Shareholders or (ii) negotiate, explore or otherwise engage in discussions with any person (other than ConAgra and its representatives) with respect to, or which may reasonably be expected to lead to a proposal for, any Acquisition Transaction, or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require the Voting Agreement Shareholders to abandon, terminate or fail to perform their obligations under the Stock Voting Agreements or to vote for, or otherwise support, in their capacity as shareholders, such Acquisition Transaction.

                               DISSENTERS' RIGHTS

         Article 13 (entitled "Dissenters' Rights") of the NCBCA sets forth the rights of the GoodMark Shareholders who object to the Merger. The following is a brief summary of the statutory procedures to be followed by a holder of GoodMark Common Stock in order to dissent

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



from the Merger and perfect dissenters' rights under the NCBCA. This summary is qualified in its entirety by reference to Article 13 of the NCBCA, a copy of which is attached as Annex C hereto.

     If any GoodMark Shareholder elects to exercise such Shareholder's right to dissent from the Merger and demand appraisal, such Shareholder must satisfy each of the following conditions:

                  (i) such Shareholder must give to GoodMark, and GoodMark must actually receive, before the vote on approval or disapproval of the Merger is taken, written notice (the "Notice") of such Shareholder's intent to demand payment for such Shareholder's shares if the Merger is effectuated (this Notice must be in addition to and separate from any proxy or vote against the Merger; neither voting against, abstaining from voting, nor failing to vote on the Merger will constitute a Notice within the meaning of the NCBCA); and

                  (ii) such Shareholder must not vote in favor of the Merger (a failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the Merger or direction to abstain, will constitute a waiver of such Shareholder's dissenters' rights).

     If the requirements of (i) and (ii) above are not satisfied and the Merger becomes effective, a GoodMark Shareholder will not be entitled to payment for such Shareholder's shares under the provisions of Article 13 of the NCBCA.

     Any Notice should be addressed to GoodMark Foods, Inc. 6131 Falls of Neuse Road, Raleigh, North Carolina 27609, attention Paul L. Brunswick. The Notice must be executed by the holder of record of shares of GoodMark Common Stock as to which dissenters' rights are to be exercised. A beneficial owner may assert dissenters' rights only if he dissents with respect to all GoodMark Common Stock of which he is the beneficial owner. With respect to shares of GoodMark Common Stock which are owned of record by a voting trust or by a nominee, the beneficial owner of such shares may exercise dissenters' rights if such beneficial holder also submits to GoodMark the record holder's written consent to such exercise not later than the time such beneficial holder asserts the dissenters' rights. A record owner, such as a broker, who holds shares of GoodMark Common Stock as a nominee for others, may exercise dissenters' rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all GoodMark Common Stock beneficially owned by any one person. In such case, the Notice submitted by such broker as record owner must set forth the name and address of the Shareholder who is objecting to the Merger and demanding payment for such person's shares.

     If the Merger creating dissenter's rights is approved, GoodMark will be required to mail by registered or certified mail, return receipt requested, a written notice (the "Dissenters' Notice") to all Shareholders who have satisfied the requirements of (i) and (ii) above. The notice must be sent no later than ten days after the Shareholder approval of the Merger, and must (i) state where the payment demand must be sent and where and when certificates for shares of GoodMark Common Stock must be deposited; (ii) supply a form for demanding payment; (iii) set a date by which GoodMark must receive the payment demand (not fewer than thirty days nor more than sixty days after the Dissenters' Notice is mailed) and (iv) include a copy of Article 13 of the NCBCA.

         A Shareholder who receives a Dissenters' Notice must demand payment and deposit such Shareholder's share certificates in accordance with the terms of the Dissenters' Notice. A Shareholder who demands payment and deposits such Shareholder's share certificates retains all other rights of a Shareholder until these rights are canceled or modified by the Merger. A Shareholder who does not demand payment or deposit such Shareholder's share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for their shares under the NCBCA.
         Within thirty days after receipt of a demand for payment, GoodMark is required to pay each dissenting Shareholder the amount GoodMark estimates to be the fair value of such Shareholder's shares, plus interest accrued from the Effective Date to the date of payment. The payment must be accompanied by (i) GoodMark's most recent available balance sheet, income statement and statement of cash flows as of the end of or for the fiscal year ending not more than sixteen months before the date of payment, and the latest available interim financial statements, if any; (ii) an explanation of how GoodMark estimated the fair value of the shares; (iii) an explanation of the interest calculation; (iv) a statement of the dissenters' right to demand payment (as described below); and
(v) a copy of Article 13 of the NCBCA.

         If the Merger is not consummated within sixty days after the date set for demanding payment and depositing share certificates, GoodMark must, pursuant to the NCBCA, return the deposited certificates. If after returning the deposited certificates the Merger is consummated, GoodMark must send a new Dissenters' Notice and repeat the payment demand procedure.

         A Shareholder may, however, notify GoodMark in writing of such Shareholder's own estimate of the fair value of his shares and amount of interest due, and demand payment of the excess of such Shareholder's estimate of the fair value of such Shareholder's shares over the amount previously paid by GoodMark if: (i) the Shareholder believes that the amount paid is less than the fair value of the GoodMark Common Stock or that the interest is incorrectly calculated; (ii) GoodMark fails to make payment of its estimate of fair value to a Shareholder within thirty days after receipt of a demand for payment; or (iii) the Merger not having been consummated, GoodMark does not return the deposited certificates within sixty days after the date set for demanding payment. A Shareholder waives the right to demand payment unless such Shareholder notifies GoodMark of such Shareholder's demand in writing within thirty days of GoodMark's payment of its estimate of fair value (with respect to clause (i) above) or GoodMark's failure to perform (with respect to clauses (ii) and (iii) in this paragraph). A Shareholder who fails to notify GoodMark of his demand within such thirty-day period shall be deemed to have withdrawn such Shareholder's dissent and demand of payment.

         If a demand for payment remains unsettled, the dissenting Shareholder may commence a proceeding within sixty days after the earlier of (i) the date of his payment demand or (ii) the date payment is made, by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice to determine the fair value of the shares and accrued interest. If the dissenting Shareholder does not commence the proceeding within such sixty-day period, the dissenting Shareholder shall be deemed to have withdrawn the dissent and demand for payment.

         The court in such an appraisal proceeding will determine all costs of the proceeding and assess the costs as it finds equitable. The proceeding is to be tried as in other civil actions; however, the dissenting Shareholder will not have the right to a trial by jury. The court may also assess the fees and expenses of counsel and expenses for the respective parties, in the amounts of the court finds equitable: (i) against GoodMark if the court finds that it did not comply with the statutes; or (ii) against GoodMark or the dissenting Shareholder, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that the services of counsel for any dissenting Shareholder were of substantial benefit to other dissenting Shareholders, and that the fees for those services should not be assessed against GoodMark, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting Shareholders who were benefited.

         THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE NCBCA RELATING TO THE RIGHTS OF DISSENTING HOLDERS OF SHARES OF GOODMARK COMMON STOCK AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTIONS OF THE NCBCA, WHICH ARE INCLUDED AS ANNEX "C" TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF SHARES OF GOODMARK COMMON STOCK INTENDING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE URGED TO REVIEW CAREFULLY ANNEX "C" AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

         If the number of shares of GoodMark Common Stock held by GoodMark Shareholders dissenting from the Merger would preclude accounting for the Merger as a pooling-of-interests, ConAgra will have no obligation to consummate the Merger. See "THE MERGER AGREEMENT"--Conditions to Consummate the Merger."

         See "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS" for a summary of the tax effects of perfecting and exercising dissenters' rights.

                      DESCRIPTION OF CONAGRA CAPITAL STOCK

General

         The authorized capital stock of ConAgra consists of 1,200,000,000 shares of ConAgra Common Stock, par value $5.00 per share; 150,000 shares of ConAgra Class B Preferred Stock, $50.00 par value; 250,000 shares of ConAgra Class C Preferred Stock, $100.00 par value; 1,100,000 shares of ConAgra Class D Preferred Stock, without par value; and 16,550,000 shares of ConAgra Class E Preferred Stock, without par value.

         Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock are issuable in one or more series created by the Board of Directors of ConAgra, which in creating any such series is given authority to fix the voting rights, dividend rate, redemption provisions, liquidation preferences and conversion provisions. On May 1, 1998 there were outstanding 476,642,716 shares of ConAgra Common Stock. No shares of preferred stock are currently issued and outstanding.


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



Dividends on ConAgra Common Stock

         ConAgra Common Stock Dividend Policy. ConAgra has paid cash dividends on its ConAgra Common Stock each year since 1976. It is the present intention of ConAgra to continue to pay quarterly cash dividends on ConAgra Common Stock and that dividend payments, over time, will average in the range of 30 to 35 percent of cash earnings. The payment of dividends and their amount will however, be dependent upon ConAgra's earnings, financial position, cash requirements and other relevant factors, including the satisfaction of preferred stock dividend requirements.

         Dividend Rights. The Board of Directors may declare and pay dividends on ConAgra Common Stock out of surplus or net earnings. It is anticipated that any issuance of preferred stock would contain provisions granting the shares so issued a preference over the ConAgra Common Stock as to the payment of dividends.

ConAgra Common Stock

         Holders of outstanding ConAgra Common Stock are entitled to one vote for each share. Upon liquidation, the holders of ConAgra Common Stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any additional shares of series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of ConAgra Common Stock and will subject the ConAgra Common Stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

         The shares of ConAgra Common Stock to be offered hereunder are fully paid and non-assessable. The ConAgra Common Stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to such stock. Holders of ConAgra Common Stock have no pre-emptive right to subscribe for or purchase any additional stock or securities of ConAgra.

Voting Rights in Certain Cases

         Article XIV of the ConAgra Certificate of Incorporation requires, with certain exceptions, a 75% affirmative vote of ConAgra's stock to approve (i) a merger or consolidation with, (ii) the issuance or transfer of securities of ConAgra in exchange for assets, securities or cash to, or (iii) the sale of all or a substantial part of the assets of ConAgra to another person, corporation or other entity, that owns beneficially, directly or indirectly, 5% or more of ConAgra's outstanding capital stock entitled to vote generally in the election of directors. The 75% voting requirement does not apply if a majority of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of directors, considered as one class, is owned of record or beneficially by ConAgra or its subsidiaries, the transaction was approved by a majority of ConAgra's Board of Directors prior to the time that the other entity became a beneficial owner of 5% or more of
ConAgra's outstanding shares, or if the transaction is approved by a three-fourths vote of ConAgra's Board of Directors at any time prior to its consummation.

         Article XV of the ConAgra Certificate of Incorporation requires the approval of 95% of ConAgra's stock entitled to vote in the election of directors, voting as one class, for any business

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



combination with any other entity, if, as of the applicable record date, such other entity is the beneficial owner directly or indirectly of 30% of the outstanding shares of ConAgra stock entitled to vote. Such 95% voting requirement shall be inapplicable if certain fair price, dividend, proxy, and other procedures detailed in such Article XV have been observed by such other entity since it acquired 30% control. Article XV cannot be amended, altered, changed or repealed without a 95% vote of all stockholders of ConAgra entitled to vote in an election of directors, considered as one class, unless such amendment, alteration, change or repeal is recommended to the stockholders by a vote of 80% of the directors who would be eligible to serve as "continuing directors" as that term is defined in Article XV.

         Article XVI of the ConAgra Certificate of Incorporation prescribes relevant factors, including social and economic effects on employees, customers, suppliers and other constituents of ConAgra, to be considered by the Board of Directors when reviewing any proposal by another corporation to acquire or combine with ConAgra.

         Article XVII of the ConAgra Certificate of Incorporation requires that any action required or permitted to be taken by ConAgra's stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by such stockholders.

         Article XVIII of the ConAgra Certificate of Incorporation provides in general that any direct or indirect purchase by ConAgra or any subsidiary of ConAgra of any of its Voting Stock (as defined in Article XVIII), or rights to acquire Voting Stock, known to be beneficially owned by any person or group that holds more than 3% of a class of its Voting Stock (an "Interested Stockholder") and that has owned the securities being purchased for less than two years, must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the Voting Stock (excluding Voting Stock held by an Interested Stockholder). Article XVIII is intended to prevent "greenmail," which is a term used to describe the accumulation of a block of a corporation's stock by a speculator and the subsequent attempt by the speculator to coerce the corporation into repurchasing its shares, typically at a substantial premium over the market price.

         Article VII requires that the ConAgra Board of Directors consist of nine to sixteen members divided into three classes of as nearly equal size as possible. The terms of the directors are staggered such that the terms of approximately one-third of the directors expire at each annual election of directors. The provisions of Article VII may not be amended without (i) the affirmative vote of 80% of all outstanding voting stock or (ii) the affirmative vote of a majority of outstanding voting stock and the affirmative vote of at least 75% of the Board of Directors.

         Article VII,  Article XIV,  Article XV,  Article XVI,  Article XVII and
Article XVIII may be deemed to have anti-takeover effects. Such provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of ConAgra. Also, it may be more difficult for a stockholder or other entity to remove management. Furthermore, the provision for a classified Board of Directors may make more difficult removal of directors, even when such removal is considered desirable.


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



Rights Dividend

         On July 12, 1996, the Board of Directors of ConAgra declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of ConAgra Common Stock for stockholders of record on July 24, 1996 (the Record Date"). The one Right for each outstanding share of ConAgra Common Stock was adjusted to one-half Right for each share effective October 1, 1997 as a result of an adjustment made following a two-for-one stock split of the ConAgra Common Stock.

         The Rights will expire on July 12, 2006. The Rights are represented by the ConAgra Common Stock certificates and are not exercisable or transferable apart from the ConAgra Common Stock certificates except upon the occurrence of certain events described below. Pursuant to the Rights Agreement, the exercise price and the number of shares of Preferred Stock or other securities or other property issuable are subject to adjustment in the event of stock splits, stock dividends and certain other distributions and customary antidilution provisions. All shares of ConAgra Common Stock issued between July 24, 1996 and the earlier of (i) July 12, 2006, (ii) the date on which the Rights are redeemed, or (iii) a date generally ten days after a Share Acquisition Date, will receive Rights.

         Each Right entitles the registered holder to purchase from ConAgra one one-thousandth of a share of Series A Junior Participating Class E Preferred Stock, without par value, of ConAgra (the "Preferred Stock") at a price of $200 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of July 12, 1996, as the same may be amended from time to time (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

         The Rights become exercisable on the earlier to occur of (i) ten days following announcement that a person or group (the "Acquiring Person") has acquired 10% or more of the ConAgra Common Stock (the date of such announcement being called the "Share Acquisition Date") or (ii) ten days following the commencement of (or announcement of an intention to make) a tender offer for 15% or more of the ConAgra Common Stock.

         Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 2000 times the dividend declared per share of ConAgra Common Stock. In the event of liquidation, dissolution or winding up of the ConAgra, the holders of the Preferred Stock will be entitled to a minimum preferential payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 2000 times the payment made per share of ConAgra Common Stock. Each share of Preferred Stock will have 2000 votes, voting together with the ConAgra Common Stock. In the event of any merger, consolidation or other transaction in which outstanding shares of ConAgra Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 2000 times the amount received per share of ConAgra Common Stock.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of two shares of ConAgra Common Stock.

         In the event that any person or group becomes an Acquiring Person, the Rights Agreement provides that each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon exercise, shares of ConAgra Common Stock having a value of twice the exercise price of the Right.

         In the event that (i) ConAgra engages in a merger or other business combination transaction in which ConAgra is not the surviving company, or (ii) 50% or more of ConAgra's assets or earning power is sold, the Rights Agreement provides that each holder of a Right shall thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value of twice the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of ConAgra Common Stock, the Board of Directors of ConAgra may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of ConAgra Common Stock or Preferred Stock (or a series of ConAgra's preferred stock having equivalent rights, preferences and privileges).

         At any time on or prior to the Share Acquisition Date, ConAgra may redeem the Rights at a redemption price of $.01 per Right.

                 COMPARISON OF THE RIGHTS OF HOLDERS OF GOODMARK
                      COMMON STOCK AND CONAGRA COMMON STOCK

         As a result of the Merger, GoodMark Shareholders, whose rights are now governed primarily by the NCBCA, the articles of incorporation of GoodMark (the "GoodMark Articles of Incorporation") and by-laws of GoodMark (the "GoodMark By-Laws") will become stockholders of ConAgra, a Delaware corporation, and as such their rights will be governed by the General Corporation Law of Delaware (the "DGCL"), the ConAgra Certificate of Incorporation and the by-laws of ConAgra (the "ConAgra By-laws"). Certain differences arise from the change in governing law as well as from distinctions between the GoodMark Articles of Incorporation and the GoodMark By-laws and the ConAgra Certificate of Incorporation and the ConAgra By-Laws. The material differences in the rights of stockholders of GoodMark and ConAgra are discussed below. The following comparison of certain provisions of the DGCL and the ConAgra Certificate of Incorporation and By-Laws, on the one hand, the NCBCA and the GoodMark Articles of Incorporation and By-Laws, on the other, does not purport to be a complete statement of the differences which may affect the rights of shareholders.

Authorized Capital Stock

         The GoodMark Articles of Incorporation provide that GoodMark has authority to issue 20,000,000 shares of GoodMark Common Stock, par value $.01 per share. The ConAgra Certificate of Incorporation provides that ConAgra has the authority to issue (i) 1,200,000,000 shares of

ConAgra Common Stock, par value $5.00 per share, (ii) 150,000 shares of Class B stock, par value $50.00 per share ("Class B Stock"), (iii) 250,000 shares of Class C Preferred Stock, par value $100.00 per share ("Class C Stock"), (iv) 1,100,000 shares of Class D Preferred Stock, without par value ("Class D Stock"), and (v) 16,550,000 shares of Class E Preferred Stock, without par value ("Class E Stock").

Common Stock

         Holders of ConAgra Common Stock do not have preemptive rights, or any subscription, redemption or conversion privileges. Holders of ConAgra Common Stock are entitled to participate ratably in dividends on ConAgra Common Stock, if any, as declared by the ConAgra Board, and are entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of ConAgra. The outstanding shares of ConAgra Common Stock are, and the shares of ConAgra Common Stock to be issued in connection with the Merger in exchange for outstanding shares of GoodMark Common Stock will be, legally issued, fully paid and nonassessable.

         Holders of GoodMark Common Stock do not have preemptive rights or any subscription, redemption or conversion privileges. Holders of GoodMark Common Stock are entitled to participate ratably in dividends on GoodMark Common Stock, if any, as declared by the GoodMark Board, and are entitled to share ratably in all assets available for distribution to shareholders in the event of liquidation or dissolution of GoodMark.

Board Authorized Preferred Stock

         The GoodMark Articles of Incorporation do not authorize the GoodMark Board to issue preferred stock. However, under the ConAgra Certificate of Incorporation, the ConAgra Board is authorized to issue, without further stockholder approval, some or all of the shares of Class B Stock, Class C Stock, Class D Stock and/or Class E Stock from time to time with such voting rights, dividend rate, redemption provisions, liquidation preferences, and conversion provisions as may be determined by the ConAgra Board.

Voting Rights

         All voting rights in ConAgra and GoodMark are presently vested in the holders of ConAgra Common Stock and GoodMark Common Stock, respectively. Each share of ConAgra Common Stock and each share of GoodMark Common Stock is entitled to one vote on all matters presented to the stockholders. The voting rights vested in holders of ConAgra Common Stock are subject to the authority granted in the ConAgra Certificate of Incorporation to the ConAgra Board to issue preferred stock with voting rights. The GoodMark Articles of Incorporation do not authorize the issuance of any preferred stock.

Directors

         Number. The ConAgra By-Laws provide that the number of directors will not be less than nine nor more than sixteen. The ConAgra Board currently consists of fifteen members. The ConAgra By-Laws provides that the ConAgra Board has the exclusive right to fill vacancies in the ConAgra Board, including vacancies created by expansion of the ConAgra Board or the removal of a director, and that any director elected to fill a vacancy shall serve until the next election of the class for which such director shall have been chosen.

         The GoodMark By-Laws provide that the number of directors will not be less than three nor more than nine. The GoodMark Board currently consists of seven members. In accordance with the NCBCA and the GoodMark Articles of Incorporation, vacancies on the Board may be filled by either the Shareholders or the remaining directors.

         Removal of Directors. The ConAgra By-Laws provide that directors may be removed from office with or without cause only by the holders of a majority of the outstanding shares then entitled to vote at an election of directors.

         The GoodMark By-Laws provide that directors may be removed from office with or without cause by a vote of shareholders holding at least 66-2/3% of the shares entitled to vote at an election of directors.

         Classified Board. The DGCL permits, but does not require, the adoption of a "classified" board of directors with staggered terms under which part of the board of directors is elected each year for a maximum term of three years. The ConAgra By-Laws provide for such a "classified" board of directors and divide the board into three classes. The DGCL provides that a corporation's directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors. Under the DGCL, stockholders of a corporation may not elect directors by cumulative voting unless the corporation's certificate of incorporation so provides. The ConAgra Certificate of Incorporation does not provide for cumulative voting.

         The NCBCA permits, but does not require, the adoption of a "classified" board of directors with staggered terms under which part of the board of directors is elected each year for a maximum term of four years. The GoodMark Articles of Incorporation do not provide for such a "classified" board of directors. The NCBCA provides that a corporation's directors shall be elected by plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the elections of directors. Under the NCBCA, shareholders of a corporation may not elect directors by cumulative voting unless the corporation's articles of incorporation so provide. The GoodMark Articles of Incorporation do not provide for cumulative voting for the election of directors.

Dissenters' Rights

         Under the DGCL, a stockholder of a corporation participating in certain merger and similar transactions may, under certain circumstances, receive cash in the amount of the fair value of such person's shares (as determined by a court) in lieu of the consideration such person would otherwise receive in the merger. The DGCL does not provide stockholders with appraisal upon a sale of all or substantially all of the assets of a corporation unless otherwise provided by the corporation's certificate of incorporation. Unless a corporation's certificate of incorporation provides otherwise, the DGCL also does not require that dissenters' rights of appraisal be afforded with respect to a merger or consolidation (i) to stockholders of a corporation, the shares of which are either listed on a national securities exchange or the Nasdaq National Market or widely held (by more than 2,000 stockholders), if the stockholders of such corporation receive only shares of the surviving corporation or of a listed or widely held corporation (plus cash in lieu of any fractional shares), or (ii) to stockholders of a corporation surviving a merger, if no vote of such stockholders is required to approve the merger because, pursuant to Section 251(f) of the DGCL, the agreement of merger does not amend the certificate of incorporation of the surviving corporation, each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be identical to outstanding or treasury shares of the surviving corporation after the effective date of the merger and the number of shares of common stock into which securities to be issued in the merger can be converted does not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the merger. The ConAgra Certificate of Incorporation does not provide for separate appraisal rights and thus holders of shares of ConAgra Common Stock (in light of the fact that such shares are traded on the New York Stock Exchange) may not be entitled to appraisal rights in certain circumstances.

         Under the NCBCA, a shareholder of a North Carolina corporation may have dissenters' rights in connection with the consummation of a merger in which the corporation participates, the consummation of the sale of all or substantially all of the corporation's assets, certain amendments to the articles of incorporation of the corporation and similar transactions. The NCBCA also provides an exception to the application of dissenters' rights for a corporation whose shares are traded on a national securities exchange or otherwise held by more than 2,000 shareholders. The application of dissenters' rights under North Carolina law with respect to the Merger is described herein under "DISSENTERS' RIGHTS."

Derivative Actions

         Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, a Delaware corporation. The DGCL provides that a stockholder must aver in the complaint that such person was a stockholder of the corporation at the time of the transaction of which such person complains. A stockholder may not sue derivatively unless such person first makes a demand on the corporation that it bring suit and such demand is refused, unless it is shown that such demand would have been futile.

         Under the NCBCA, a shareholder of a North Carolina corporation, who was a shareholder, by operation of law or otherwise, at the time of the action or omission complained of may institute a lawsuit in the name of the corporation upon meeting certain requirements, including the requirement of making a written demand upon the corporation to take appropriate action and refraining from filing a lawsuit with respect to such demand until ninety days expires following such demand, unless the corporation notifies the shareholder that it rejected the demand or unless irreparable injury would result to the corporation by waiting for the ninety days to expire.

Amendment of Charter and By-Laws

         The DGCL requires approval of the corporation's Board of Directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. The ConAgra Certificate of Incorporation does not require a greater level of approval. If any amendment would, among other things, alter the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, the class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. The DGCL also states that the power to adopt, amend or repeal the by-laws of a corporation shall be in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The ConAgra Certificate of Incorporation expressly authorizes the ConAgra Board to adopt, amend or repeal the ConAgra By-Laws.

         The NCBCA generally requires the recommendation of the Board of Directors and the approval of the shareholders by a majority of the votes cast or, if the amendment would create dissenters' rights, by a majority of the votes entitled to be cast. In addition, the GoodMark Articles of Incorporation require that amendments thereto be approved by the holders of the majority of the outstanding shares entitled to vote, or, if a specified GoodMark Board approval is not obtained, by the holders of two-thirds of the outstanding shares entitled to vote. Under the NCBCA, shareholders can amend or repeal a corporation's by-laws, even though the by-laws can be amended by the board of directors. In the absence of a provision in the articles of incorporation or the by-laws requiring shareholder action to amend the by-laws, the board of directors is authorized to amend them without shareholder approval, except that the board of directors may not adopt, repeal or amend a by-law adopted, repealed or amended by the shareholders, unless the articles of incorporation or a by-law adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular by-law or the by-laws generally. The GoodMark By-Laws expressly authorize the GoodMark Board to amend or repeal GoodMark's By-Laws, except to the extent otherwise provided in GoodMark's Articles of Incorporation, a by-law adopted by the GoodMark Shareholders, or the NCBCA, and except that a by-law adopted, amended or repealed by the GoodMark Shareholders may not be readopted, amended or repealed by the GoodMark Board if neither of the GoodMark Articles of Incorporation nor a by-law adopted by the shareholders authorizes the GoodMark Board to adopt, amend or repeal that particular by-law or by-laws generally. In addition, a by-law that fixes a greater quorum or voting requirement for the GoodMark Board may be amended or repealed: (i) if originally adopted by the GoodMark Shareholders, only by the GoodMark Shareholders, unless the by-law permits amendment or repeal by the GoodMark Board; or (ii) if originally adopted by the GoodMark Board, either by the GoodMark Shareholders or by the GoodMark Board. A by-law that fixes a greater quorum or voting requirement for the GoodMark Board may not be adopted by the GoodMark Board by a vote of less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote therein prescribed or prescribed by a by-law adopted or amended by the Shareholders. Finally, a by-law adopted or amended by the GoodMark Shareholders that fixes a greater voting or quorum requirement for the GoodMark Board may provide that it may be amended or repealed only by specific vote of either the GoodMark Shareholders or the GoodMark Board.

Advance Notice for Raising Business or Making Nominations at Annual Meetings

         The ConAgra By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders of ConAgra and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including, without limitation, Rule 14a-8 under the Exchange Act, or any successor provision, only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the ConAgra Board, or by a stockholder who has provided the Secretary of ConAgra timely written notice of the stockholder's intention to bring such business before the meeting. Only persons who are nominated by, or at the direction of, the ConAgra Board, or who are nominated at the meeting by a stockholder who has given timely written notice to the Secretary of ConAgra prior to the meeting at which directors are to be elected, will be eligible for election as directors of ConAgra. Such notice must be received by ConAgra not less than 60 nor more than 90 days prior to the anniversary of its prior annual meeting.

         Notice to bring business before an annual meeting of stockholders must include: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on ConAgra's books, of the stockholder proposing such business, (iii) the class and number of shares of ConAgra which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notice as to nominations of a director must include: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information related to such person that is required to be disclosed in solicitation of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on ConAgra's books, of such stockholder, and (ii) the class and number of shares of ConAgra which are beneficially owned by such stockholder.

         The GoodMark By-Laws do not provide for a similar advance notice procedure for shareholder proposals or nominations at an annual meeting.

Indemnification and Limitations of Liability

         The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The ConAgra Certificate of Incorporation provides that, to the full extent provided by law, a director will not be personally liable for monetary damages to such corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of such corporation.

         Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of, the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The ConAgra Certificate of Incorporation and the ConAgra By-Laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of ConAgra the protection available to directors and officers of Delaware corporations. Article VIII of the ConAgra By-Laws also provides that expenses incurred by certain employees in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by ConAgra as authorized by relevant Delaware law. ConAgra has purchased a directors and officers liability insurance policy that provides coverage to ConAgra and to its officers and directors for actions taken by them in the ordinary course of their duties.

         The GoodMark Articles of Incorporation limit the personal liability of GoodMark's directors for monetary damages for breach of any duty as a director. The limitation does not apply to: (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) liability for unlawful distributions approved by a director; (iii) any transaction from which the director derived an improper personal benefit; or (iv) acts or omissions occurring prior to the date the provision limiting liability became effective.

         Pursuant to the NCBCA, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding because of the fact that such a person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine and reasonable expenses incurred in connection with the proceeding (including counsel fees), but no indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases, his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation, however, may not indemnify a director in connection with a proceeding by or in right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit. In addition to, and separate from, the indemnification described above, the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The GoodMark By-Laws provide for indemnification to the fullest extent permitted under North Carolina Law.

         GoodMark has purchased a directors and officers liability insurance policy that provides coverage to GoodMark and to its officers and directors for actions taken by them in the ordinary course of their duties.

Provisions Applicable to Business Combinations and Changes in Control

         Under Section 203 of the DGCL, certain "business combinations" between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an "interested stockholder" are prohibited for a three year period following the date that such stockholder became an interested stockholder, unless (i) prior to the date such stockholder became an interested stockholder, the board of directors of the corporation approved the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iii) the business combination was approved by the board of directors of the corporation and ratified by holders of 66-2/3% of the voting stock which the interested stockholder did not own. The three year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

         The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder", transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as any stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation's voting stock.

         See "DESCRIPTION OF CONAGRA CAPITAL STOCK--Voting Rights in Certain Cases," and "Rights Dividend" for a description of voting rights in certain cases of holders of ConAgra stock pursuant to the ConAgra Certificate of Incorporation and certain ConAgra preferred share purchase rights.

         Pursuant to the North Carolina Shareholder Protection Act of the NCBCA, no business combination (defined to include any merger, consolidation, share exchange or sale of all or any substantial part of the corporation's assets) involving a corporation (such as GoodMark) which has a class of securities registered under the Exchange Act and any entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation's voting shares may be consummated unless the holders of 95% of the outstanding voting shares approve the business combination. This provision does not apply if the parties comply with certain requirements specified in the NCBCA relating to the value of the consideration paid in the business combination, the composition of the corporation's board of directors, the disclosure to stockholders regarding the business combination and other procedural matters. GoodMark has opted out of, and is not subject to, the North Carolina Shareholder Protection Act.

         The North Carolina Control Share Acquisition Act of the NCBCA applies to a corporation that is incorporated in North Carolina and that has substantial assets in North Carolina, its principal place of business or a principal office within North Carolina, a class of securities registered under the Exchange Act and more than 10% of its shareholders resident in North Carolina or more than 10% of its shares held by North Carolina residents. The North Carolina Control Share Acquisition Act restricts the voting rights of a person who acquires "control shares" in a subject corporation. Control shares are shares that, when added to all other shares of the subject corporation beneficially owned by a person, would entitle that person to voting power equal to or greater than one-fifth, one-third or a majority of all voting power. Without shareholder approval by "disinterested shareholders," the shares acquired by the acquiror have no voting rights. Disinterested shareholders are shareholders other than the acquiror and the employee-directors of the subject corporation. If the shares held by acquiror are accorded voting rights pursuant to the procedure described above and the acquiror beneficially holds more than 50% of the voting power for the election of directors, each of the corporation's other shareholders have the right to require that the corporation redeem their shares at a price not less than the highest price per share paid by the acquiror for any of its shares. GoodMark has opted out of, and is not subject to, the North Carolina Control Share Acquisition Act.

Vote Required for Extraordinary Transactions

         The DGCL requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger or consolidation of a corporation, except that, unless required by its certificate of incorporation, no authorizing stockholder vote is required of a corporation surviving a merger if (i) such corporation's certificate of incorporation is not amended in any respect by the merger; (ii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) the number of voting shares to be issued in the merger does not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger.

         The NCBCA requires the affirmative vote of a majority of votes entitled to be cast by each voting group entitled to vote thereon to authorize any merger or consolidation of a corporation, except that, unless required by its articles of incorporation, no authorizing shareholder vote is required of a corporation surviving a merger if: (i) such corporation's articles of incorporation are not amended in any respect by the merger; (ii) each shareholder of such corporation whose shares were outstanding immediately prior to the merger will hold the same shares, with identical designations, preferences, limitations, and relative rights, immediately after the effective date of the merger; (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares to be issued in the merger does not exceed by more than 20% the total number of such corporation's outstanding voting shares immediately prior to the effective date of the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares to be issued in the merger does not exceed by more than 20% the total number of such corporation's outstanding participating shares immediately prior to the effective date of the merger. The GoodMark Articles of Incorporation require an affirmative vote of the GoodMark Shareholders holding at least a majority of the issued and outstanding shares of GoodMark entitled to vote thereon if a Business Combination (as defined in the GoodMark Articles of Incorporation) has received the prior approval by resolution adopted by an affirmative vote of at least 66-2/3% of the full GoodMark Board before such Business Combination is submitted for approval to the GoodMark Shareholders; or by affirmative vote of the shareholders holding at least 66-2/3% of the issued and outstanding shares of GoodMark entitled to vote thereon if such Business

Combination has received the prior approval by resolution adopted by an affirmative vote of the majority of a quorum (but less than 66-2/3%) of the GoodMark Board. If a Business Combination has received the prior approval by resolution adopted by an affirmative vote of the majority of a quorum (but less than 66-2/3%) of the GoodMark Board, certain fair price provisions and a prohibition against changes in the annual rate of dividends paid on the GoodMark Common Stock contained in the GoodMark Articles of Incorporation are triggered.

         Except as described above, the GoodMark Articles of Incorporation and the GoodMark ByLaws do not provide certain voting rights with respect to extraordinary transactions comparable to the rights provided in the ConAgra Certificate of Incorporation. See "DESCRIPTION OF CONAGRA CAPITAL STOCK--Voting Rights in Certain Cases" for a description of voting rights of stockholders of ConAgra in certain cases.

Special Meetings of Stockholders

         The ConAgra By-Laws provide that special meetings of stockholders of ConAgra may be called at any time by the Chairman of the ConAgra Board or the Chief Executive Officer of ConAgra or by a majority of the directors of ConAgra. The GoodMark By-Laws provide that special meetings of the GoodMark Shareholders may be called at any time by GoodMark's Chief Executive Officer, President, Chairman of the Board, or the GoodMark Board. The GoodMark By-Laws also provide that special meetings may be called at any time by the GoodMark Shareholders if the holders of at least 25% (10% in the event GoodMark at the time does not have a class of shares registered under Section 12 of the Exchange Act) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, sign, date and deliver to the secretary of GoodMark a written demand for the meeting describing the purpose or purposes for which it is to be held.

Stockholder Consent in Lieu of Meeting

         Under the DGCL, unless otherwise provided in the certificate or articles of incorporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Under the NCBCA, shareholders may not act by written consent unless such consent is unanimous. The GoodMark Articles of Incorporation do not impose any limitations on actions of shareholders by written consent. The ConAgra Certificate of Incorporation requires that any action required or permitted to be taken by stockholders of ConAgra must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by such stockholders.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this Proxy Statement/Prospectus by reference from ConAgra's annual report on Form 10-K for the year ended May 25, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of

Long-Lived Assets and Long-Lived Assets to be Disposed Of"), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements and the related financial statement schedules incorporated in this Proxy Statement/Prospectus by reference from GoodMark's annual report on Form 10-K for the year ended May 25, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the period set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of ConAgra Common Stock offered hereby has been passed upon for ConAgra by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

         Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to GoodMark, has given its opinion to the effect that the discussion under the caption "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS," subject to certain qualifications, fairly and accurately describes the material U.S. federal income tax consequences of the Merger to the GoodMark Shareholders that receive ConAgra Common Stock pursuant to the Merger.

                                     ANNEX A





                          AGREEMENT AND PLAN OF MERGER

                                      among

                                 CONAGRA, INC.,

                                  CAG 40, INC.

                                       and

                              GOODMARK FOODS, INC.




                            Dated as of June 17, 1998



                                TABLE OF CONTENTS



                                                                                                               PAGE
ARTICLE I                  THE MERGER ............................................................................2

Section 1.1                The Merger ............................................................................2
Section 1.2                Closing ...............................................................................3
Section 1.3                Effective Time ........................................................................3
Section 1.4                Articles of Incorporation and By-Laws .................................................3
Section 1.5                Directors and Officers ................................................................4

ARTICLE II                 CONVERSION OF SHARES ..................................................................4

Section 2.1                Conversion of Shares ..................................................................4
Section 2.2                Exchange Procedures ...................................................................6
Section 2.3                Dividends; Transfer Taxes; Withholding ................................................7
Section 2.4                Fractional Shares .....................................................................8
Section 2.5                Undistributed Parent Common Stock .....................................................8
Section 2.6                Dissenting Shares .....................................................................8
Section 2.7                Options................................................................................9
Section 2.8                Closing of Transfer Books ............................................................10
Section 2.9                Further Assurances ...................................................................10

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF
                           THE COMPANY ..........................................................................11

Section 3.1                Organization and Good Standing .......................................................11
Section 3.2                Articles of Incorporation and By-Laws ................................................12
Section 3.3                Capitalization .......................................................................12
Section 3.4                Company Subsidiaries .................................................................13
Section 3.5                Corporate Authority ..................................................................13

                                        i



                                TABLE OF CONTENTS



                                                                                                               PAGE



Section 3.6                Compliance with Applicable Law .......................................................14
Section 3.7                Non-Contravention ....................................................................15
Section 3.8                Government Approvals; Required Consents ..............................................15
Section 3.9                SEC Documents and Other Reports ......................................................16
Section 3.10               Absence of Certain Changes or Events .................................................17
Section 3.11               Actions and Proceedings ..............................................................18
Section 3.12               Absence of Undisclosed Liabilities ...................................................18
Section 3.13               Certain Contracts and Arrangements ...................................................18
Section 3.14               Taxes ................................................................................19
Section 3.15               Patents, Trademarks and Similar Rights ...............................................21
Section 3.16               Information in Disclosure Documents and Registration
                           Statement ............................................................................23
Section 3.17               Employee Benefit Plans; ERISA ........................................................24
Section 3.18               Environmental Matters ................................................................25
Section 3.19               Labor Matters ........................................................................26
Section 3.20               Affiliate Transactions ...............................................................27
Section 3.21               Opinion of Financial Advisor .........................................................27
Section 3.22               Brokers ..............................................................................27
Section 3.23               Title to Properties...................................................................27
Section 3.24               Pooling...............................................................................28
Section 3.25               Accounts Receivable...................................................................28
Section 3.26               Inventories...........................................................................28
Section 3.27               Equity Matters........................................................................28
Section 3.28               Disclosure............................................................................28


                                       ii



                                TABLE OF CONTENTS



                                                                                                               PAGE



ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF
                           PARENT AND MERGER SUB ................................................................29

Section 4.1                Organization and Good Standing .......................................................29
Section 4.2                Certificate of Incorporation and By-Laws .............................................29
Section 4.3                Capitalization .......................................................................30
Section 4.4                Corporate Authority ..................................................................31
Section 4.5                Non-contravention ....................................................................32
Section 4.6                Government Approvals; Required Consents ..............................................32
Section 4.7                SEC Documents and Other Reports ......................................................32
Section 4.8                Absence of Certain Changes or Events .................................................33
Section 4.9                Information in Disclosure Documents and Registration
                           Statement ............................................................................33
Section 4.10               Interim Operations of the Merger Subsidiary...........................................34
Section 4.11               Compliance with Laws..................................................................34
Section 4.12               Finders and Investment Bankers........................................................34
Section 4.13               Pooling...............................................................................35

ARTICLE V                  CONDUCT OF BUSINESS PENDING THE MERGER ...............................................35

Section 5.1                Conduct of Business by the Company Pending the Merger ................................35

ARTICLE VI                 ADDITIONAL AGREEMENTS ................................................................38

Section 6.1                Access and Information ...............................................................38
Section 6.2                No Solicitation ......................................................................38
Section 6.3                Third-Party Standstill Agreements ....................................................40
Section 6.4                Registration Statement ...............................................................40

                                       iii



                                TABLE OF CONTENTS



                                                                                                               PAGE



Section 6.5                Proxy Statements; Shareholder Approval ...............................................41
Section 6.6                Compliance with the Securities Act ...................................................41
Section 6.7                Reasonable Best Efforts ..............................................................42
Section 6.8                Public Announcements .................................................................43
Section 6.9                Directors' and Officers' Indemnification and Insurance ...............................43
Section 6.10               Expenses .............................................................................44
Section 6.11               Listing Application ..................................................................45
Section 6.12               Supplemental Disclosure ..............................................................45
Section 6.13               Pooling of Interests..................................................................45
Section 6.14               Employee Matters......................................................................45

ARTICLE VII                CONDITIONS TO CONSUMMATION OF THE MERGER .............................................46

Section 7.1                Conditions to Each Party's Obligation to Effect the Merger ...........................46
Section 7.2                Conditions to Obligations of Parent and Merger Sub to
                           Effect the Merger ....................................................................47
Section 7.3                Conditions to Obligation of the Company to Effect the
                           Merger ...............................................................................48

ARTICLE VIII               TERMINATION ..........................................................................50

Section 8.1                Termination ..........................................................................50
Section 8.2                Effect of Termination ................................................................51

ARTICLE IX                 GENERAL PROVISIONS ...................................................................53

Section 9.1                Amendment and Modifications ..........................................................53
Section 9.2                Waiver ...............................................................................53

                                       iv

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                                TABLE OF CONTENTS



                                                                                                               PAGE



Section 9.3                Survivability; Investigations ........................................................53
Section 9.4                Notices ..............................................................................53
Section 9.5                Descriptive Headings; Interpretations ................................................55
Section 9.6                Entire Agreement .....................................................................55
Section 9.7                Governing Law ........................................................................56
Section 9.8                Enforcement ..........................................................................56
Section 9.9                Counterparts .........................................................................56
Section 9.10               Assignment; Third-Party Beneficiaries ................................................56

Exhibit "A"                Form of Stock Voting Agreement
Exhibit "B"                Form of Affiliate Letter

                                        v

                             INDEX OF DEFINED TERMS



"accumulated funding deficiency" has the meaning specified in Section 3.17(a).

"Acquisition Transaction" has the meaning specified in Section 6.2(a).

"affiliate" has the meaning specified in Section 6.6.

"Agreement" shall mean this Agreement and Plan of Merger.

"Applicable Law" has the meaning specified in Section 3.6.

"Articles of Merger" has the meaning specified in Section 1.3.

"Average Trading Price" has the meaning specified in Section 2.1(a).

"Benefit Plans" has the meaning specified in Section 3.17(a).

"Certificates" has the meaning specified in Section 2.1(d).

"Class B Stock" has the meaning specified in Section 4.3(a).

"Class C Stock" has the meaning specified in Section 4.3(a).

"Class D Stock" has the meaning specified in Section 4.3(a).

"Class E Stock" has the meaning specified in Section 4.3(a).

"Closing" has the meaning specified in Section 1.2.

"Closing Date" has the meaning specified in Section 1.2.

"Code" shall have the meaning set forth in the Recitals.

"Company" shall mean Goodmark Foods, Inc.

"Company 10-K" has the meaning specified in Section 3.12.

"Company's Assets" has the meaning specified in Section 3.18.

"Company Business Personnel" has the meaning specified in Section 3.19.

"Company Common Stock" has the meaning specified in Section 2.1(a).

"Company Disclosure Schedule" has the meaning specified in Article III.

"Company Material Adverse Effect" has the meaning specified in Section 3.1.

"Company Multiemployer Plan" has the meaning specified in Section 3.17(a).

"Company Permits" has the meaning specified in Section 3.6.

"Company Plan" has the meaning specified in Section 3.17(a)(i).

"Company Rule 145 Affiliates" has the meaning specified in Section 6.6.

"Company SEC Documents" has the meaning specified in Section 3.9(a).

"Company Shareholder Meeting" has the meaning specified in Section 6.5(a).

"Consent" has the meaning specified in Section 6.7(b).

"Contract" has the meaning specified in Section 3.7.

"Dissenting Shares" has the meaning specified in Section 2.6.

"DOJ" has the meaning specified in Section 6.7(d).

"Effective Time" has the meaning specified in Section 1.3.

"ERISA" has the meaning specified in Section 3.17(a).

"Exchange Act" has the meaning specified in Section 3.8.

"Exchange Agent" has the meaning specified in Section 2.2(a).

"FTC" has the meaning specified in Section 6.7(d).

"GAAP" has the meaning specified in Section 3.9(a).

"Governmental Entity" has the meaning specified in Section 3.6.

"HSR Act" has the meaning specified in Section 3.8.

"Indemnified Parties" has the meaning specified in Section 6.9(a).

"IRS" has the meaning specified in Section 3.14.

"License Agreements" has the meaning specified in Section 3.15(b).

"Licensed Patent Agreements" has the meaning specified in Section 3.15(a)(ii).

"Licensed   Trademark   Agreements"   has  the  meaning   specified  in  Section
3.15(a)(iv).

"Liens" has the meaning specified in Section 3.4.

"Maximum Amount" has the meaning specified in Section 6.9(b).

"Meeting Date" has the meaning specified in Section 8.1(d).

"Merger" shall have the meaning set forth in the Recitals.

"Merger Sub" shall mean CAG 40, Inc.

"Merger Sub Common Stock" has the meaning specified in Section 2.1(b).

"multiemployer plan" has the meaning specified in Section 3.17(a).

"NCBCA" shall have the meaning set forth in the Recitals.

"Option Plans" has the meaning specified in Section 2.7.

"Options" has the meaning specified in Section 2.7.

"Owned Patents" has the meaning specified in Section 3.15(a)(i).

"Owned Trademarks" has the meaning specified in Section 3.15(a)(iii).

"Parent" shall mean ConAgra, Inc.

"Parent Capital Stock" has the meaning specified in Section 4.3(a).

"Parent Common Stock" has the meaning specified in Section 2.1(a).

"Parent Disclosure Schedule" has the meaning specified in Article IV.

"Parent Material Adverse Effect" has the meaning specified in Section 4.1.

"Parent SEC Documents" has the meaning specified in Section 4.7.

"pension plan" has the meaning specified in Section 3.17(a)(i)(x).

"Per Share Merger Consideration" has the meaning specified in Section 2.1(a).

"person" has the meaning specified in Section 9.5.

"Proxy Statement" has the meaning specified in Section 3.16.

"Registration Statement" has the meaning specified in Section 3.16.

"reportable event" has the meaning specified in Section 3.17(a).

"SEC" has the meaning specified in Section 3.9(a).

"Securities Act" has the meaning specified in Section 4.3(a).

"Shares" has the meaning specified in Section 2.1(a).

"Stock Voting Agreement" shall have the meaning set forth in the Recitals.

"Subsequent Company SEC Documents" has the meaning specified in Section 3.9(a).

"Subsequent Parent SEC Documents" has the meaning specified in Section 4.7.

"Subsidiary" has the meaning specified in Section 3.1.

"Superior Proposal" has the meaning specified in Section 6.2(b).

"Surviving Corporation" has the meaning specified in Section 1.1.

"Tax Returns" has the meaning specified in Section 3.14.

"Taxes" has the meaning specified in Section 3.14.

"welfare plan" has the meaning specified in Section 3.17(a).

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of June 17, 1998 (this "Agreement"), by and among CONAGRA, INC., a Delaware corporation ("Parent"), CAG 40, INC., a North Carolina corporation and newly formed, wholly owned subsidiary of Parent (the "Merger Sub"), and GOODMARK FOODS, INC., a North Carolina corporation (the "Company").


RECITALS:

         (a) The Boards of Directors of the Parent and the Company have each approved and deem it advisable and in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions of this Agreement; and

         (b) It is intended that the transaction be accomplished by a merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the "Merger"); and

         (c) As a condition and an inducement to Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Stock Voting Agreement with shareholders of the Company, who own an aggregate of approximately 34% of the outstanding shares of Company Common Stock (as hereinafter defined), in the form of Exhibit "A" hereto (the "Stock Voting Agreement"); and

         (d) The Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Stock Voting Agreement in accordance with the provisions of Section 55-11-01 of the Business Corporation Act of the State of North Carolina (the "NCBCA"), and has resolved, subject to the terms of this Agreement, to recommend the approval of the Merger by its shareholders in accordance with the provisions of Section 55-11-03 fo the NCBCA; and

         (e) The Board of Directors of Merger Sub has unanimously approved the transactions contemplated by this Agreement and has unanimously resolved, subject to the terms of this Agreement, to recommend the approval of the Merger to Parent, its sole shareholder; and

         (f) The Board of Directors of Parent has approved the transactions contemplated hereby as sole shareholder of Merger Sub; and

         (g) The parties hereto intend that the Merger will qualify as a nontaxable reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereto, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

         (h)               The parties intend that the transactions contemplated
                           herein   qualify  for   treatment  as  a  pooling  of
                           interests pursuant to APB Opinion No. 16.


AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions contained in this Agreement, and in accordance with the NCBCA, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of North Carolina, and in accordance with Section 55-11-06 of the NCBCA, all of the rights, privileges, powers, immunities, purposes and franchises of Merger Sub and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of Merger Sub and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McGrath, North, Mullin & Kratz, P.C., 222 South Fifteenth Street, One Central Park Plaza, Suite 1400, Omaha, Nebraska, at 10:00 a.m., local time, as promptly as practicable after all of the conditions set forth in Article VII are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree (the date on which the Closing actually occurs being referred to herein as the "Closing Date").

         Section 1.3 Effective Time. The Merger shall become effective at the time of filing of, or at such later time specified in, properly executed articles of merger (the "Articles of Merger"), in the form required by and executed in accordance with the NCBCA, filed with the Secretary of State of the State of North Carolina, in accordance with the provisions of Section 55-11-05 of the NCBCA. Such filing shall be made contemporaneously with, or immediately after, the Closing. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

         Section 1.4 Articles of Incorporation and By-Laws. From and after the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended so that the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with Applicable Law (as hereinafter defined), provided that such Articles of Incorporation shall be amended to reflect "GoodMark Foods, Inc." as the name of the Surviving Corporation. From and after the Effective Time, the By-Laws of Merger

Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with Applicable Law.

         Section 1.5 Directors and Officers. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law. The officers of Merger Sub at the Effective Time shall become the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.


                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock (as defined herein) or any shares of capital stock of Merger Sub:

         (a) Each share of Common Stock, par value $.01 per share of the Company ("Company Common Stock" or "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.1(c) hereof and Shares which are held by shareholders exercising dissenters' rights under Article 13 of the NCBCA) shall be converted into the right to receive that number rounded to five (5) decimal places of validly issued, fully paid and nonassessable shares of Common Stock, par value $5.00 per share of Parent ("Parent Common Stock"), determined by dividing $30.00 by the "Average Trading Price" (the "Per Share Merger Consideration"). For purposes of this Agreement, "Average Trading Price" shall mean the average closing price of Parent Common Stock on the NYSE Composite Transactions List (as reprinted by The Wall Street Journal) for the ten (10) full trading days ending on the fifth (5th) full trading day immediately preceding the Closing Date, provided, however, in the event the Average Trading Price is greater than $31.75, the Average Trading Price shall, for purposes of determining the Per Share Merger Consideration, be deemed to be $31.75, and in the event the Average Trading Price is less than $27.75, the Average Trading Price shall, for purposes of determining the Per Share Merger Consideration, be deemed to be $27.75.

         (b) Each share of common stock, par value $1.00, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one duly issued, validly authorized, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

         (c) All Shares that are owned by the Company as treasury stock and any Shares that are owned by Parent or Merger Sub shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

         (d) All Shares converted pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a certificate which immediately prior to the Effective Time represented such outstanding shares (the "Certificates") shall cease to have any rights as shareholders of the Company, except the right to receive the consideration set forth in Section 2.1(a) for each such Share.

         (e) If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction or if Parent pays an extraordinary dividend or distribution, the number of shares of Parent Common Stock to be issued in the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction or extraordinary dividend or distribution, upon surrender of the certificate formerly representing Shares in the manner provided in Section 2.2 hereof.

         Section 2.2       Exchange Procedures.

         (a) Parent shall designate a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). Immediately following the Effective Time, Parent shall deliver, in trust, to the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding Shares.

         (b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Certificates (i) a form of letter of transmittal (in customary form) specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) that number of shares of Parent Common Stock equal to the product of the Per Share Merger Consideration multiplied by the number of Shares represented by the surrendered Certificate, and (B) any amounts to which the holder is entitled pursuant to Section 2.3 hereof after giving effect to any required tax withholdings and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2(b), each Certificate (other than certificates representing shares to be cancelled pursuant to Section 2.1(c) hereof and Shares which are held by dissenters) shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration. In no event shall the holder of any such surrendered Certificate be entitled to receive interest on any cash to be received in the Merger. Neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration.

         Section 2.3 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any person entitled by reason of the Merger to receive certificates representing shares of Parent Common Stock, until such person shall have surrendered its Certificate(s) as provided in
Section 2.2 hereof. Subject to applicable law, there shall be paid to each person receiving a certificate representing such shares of Parent Common Stock, at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such certificate and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such certificate representing shares of Parent Common Stock and the distribution of such cash payment in a name other than that of the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

         Section 2.4 Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Any such fractional share interest to which any shareholder of the Company would otherwise be entitled shall be rounded to the nearest whole share.

         Section 2.5 Undistributed Parent Common Stock. Any portion of the certificates representing shares of Parent Common Stock issuable upon conversion of Company Common Stock pursuant to Section 2.1(a) hereof, together with any dividends or distributions payable in respect thereof pursuant to Section 2.3 hereof, which remains undistributed to the former holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their certificates in compliance with this Article II shall thereafter look only to Parent for payment of their claim for such shares of Parent Common Stock and any dividends or distributions with respect to such shares of Parent Common Stock (in each case, without interest thereon).

         Section 2.6 Dissenting Shares. Each outstanding share of Company Common Stock as to which a written notice of intent to demand payment is furnished in accordance with Section 55-13-21 of the NCBCA at or prior to the Company Shareholder Meeting and not withdrawn at or prior to the Company Shareholder Meeting and which is not voted in favor of the Merger shall not be converted into or represent a right to receive the Per Share Merger Consideration unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost the right to payment for each such share of Company Common Stock under Section 55-13-21, at which time each such share shall be converted into the right to receive the Merger Consideration. All such shares of Company Common Stock as to which such a written demand for payment is so furnished and not withdrawn at or prior to the Company Shareholder Meeting and which are not voted in favor of the Merger, except any such shares of Company Common Stock the holder of which, prior to the Effective Time, shall have effectively withdrawn or lost such right to payment for such shares of Company Common Stock under Section 55-13-21, are herein referred to as "Dissenting Shares." The Company shall give Parent prompt notice upon receipt by the

Company of any written demands for payment, withdrawal of such demands, and any other written communications delivered to the Company pursuant to Section 55-13-21, and the Company shall give Parent the opportunity, to the extent permitted by law, to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for payment and shall not settle or offer to settle any such demands. If the Merger is approved at the Company Shareholder Meeting, the Company shall send out written dissenters' notices pursuant to Section 55-13-22 of the NCBCA to all shareholders of the Company who satisfied the requirements of Section 55-13-21 of the NCBCA and, assuming the dissenting shareholder complies with Section
55-13-23 of the NCBCA, shall remit payment to the dissenting shareholders pursuant to, and shall otherwise comply with, Section 55-13-25 of the NCBCA.

         Section 2.7       Options.

         (a) Options to purchase Shares (collectively "Options") granted by the Company under the Company's 1985 Non-Qualified Stock Option Plan, as amended and restated on March 23, 1998, or Restricted Stock Award Plan, dated October 15, 1985, (collectively, the "Option Plans"), that remain outstanding immediately prior to the Effective Time, whether or not then exercisable, shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Parent and converted so as to entitle the holder thereof to subscribe to, purchase or acquire from Parent the number of shares of Parent Common Stock which equals the product of the Per Share Merger Consideration times the number of shares of Company Common Stock subject to the Options immediately prior to the Effective Time (rounded to the nearest whole share), at an exercise price per share of Parent Common Stock equal to the exercise price per share of Company Common Stock then specified with respect to such Option divided by the Per Share Merger Consideration (rounded to the nearest whole cent); provided, however, in the event of any Option Plan which is an incentive stock option as defined in Section 422 of the Code the aggregate adjusted exercise price of such Option and the number of shares to which such Option is exercisable shall be computed in compliance in all respects with the requirements of Section 424(a) of the Code, including the requirements that such adjustments not confer on the holder of any Option any additional benefits not currently provided under the Option Plans. Material terms and provisions of each Option as assumed and converted by Parent shall be at least as favorable to the holder thereof as the terms and conditions of the Option existing immediately prior to the Effective Time, except that there shall be substituted the appropriate number of shares of Parent Common Stock for Company Common Stock at the appropriate exercise prices described above, effective as of the Effective Time. As promptly as practicable after the Effective Time, Parent shall issue to each holder of an Option a written instrument evidencing its assumption by Parent.

         (b) The Parent and the Company shall take all corporate action necessary to effectuate the assumption and conversion of the Options as set forth in subpart (a) above, and the Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery thereunder, assumed in accordance with this Section 1.9. Promptly after the Effective Time, the Parent shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act") with respect to all shares of Parent Common Stock subject to Options that may be registered on a Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

         Section 2.8 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to Parent, they shall be cancelled and exchanged as provided in this Article II.

         Section 2.9 Further Assurances. If, at any time after the Effective Time, Parent shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows. Such representations and warranties are made subject to certain exceptions and qualifications set forth in the Company Disclosure Schedule dated as of the date hereof and delivered as a separate document and incorporated in this Agreement by reference (the "Company Disclosure Schedule"). The representation(s) and warranty(ies) to which each such exception or qualification relates is(are) specifically identified (by cross-reference or otherwise) in the Company Disclosure Schedule unless the applicability of such exception is apparent on its face.

         Section 3.1 Organization and Good Standing. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina and has the corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing (to the extent such concept is recognized), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect, individually or in the aggregate, on the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole, or the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement (a "Company Material Adverse Effect"). As used in this Agreement, a "Subsidiary" of any person means another person owned directly or indirectly by such person by reason of such person owning or controlling an amount of the voting securities, other voting ownership or voting partnership interests of another person which is sufficient to elect at least a majority of its Board of Directors or other governing body of another person or, if there are no such voting interests, 50% or more of the equity interests of another person.

         Section 3.2 Articles of Incorporation and By-Laws. True, correct and complete copies of the Articles of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries have been delivered to Parent. The Articles of Incorporation, By-laws and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Articles of Incorporation, By-laws or equivalent organizational documents.

         Section 3.3       Capitalization.

         (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock $0.01 par value. As of June 17, 1998, (i) 7,214,104 shares of Company Common Stock were issued and outstanding and no shares were held in the treasury of the Company, and (ii) 1,700,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options. Since June 17, 1998, the Company has not issued any shares of capital stock, or any security convertible into or exchangeable for shares of such capital stock, including any Option, other than the issuance of shares of Company Common Stock upon the exercise of Options. All of the issued and outstanding Shares have been validly issued, and are fully paid and nonassessable, and are not subject to preemptive rights.

         (b) Except as described in Section 3.3(a) hereof, and except as set forth in Section 3.3 of the Company Disclosure Schedule: (i) no shares of capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for issuance, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its Subsidiaries, requiring the Company or any of its Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries by sale, lease, license or otherwise; (ii) neither the Company nor its Subsidiaries has any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Company or its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests, of any corporation, partnership, joint venture or other entity which would be material in value to the Company; and (iv) there are no voting trusts, proxies or other agreements or understandings to or by which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

         Section 3.4 Company Subsidiaries. Section 3.4 of the Company Disclosure Schedule sets forth a list of each Subsidiary of the Company. Each Subsidiary of the Company is a corporation, partnership or other entity duly organized, validly existing and in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of its jurisdiction of incorporation or organization. Each Subsidiary of the Company has the corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing (to the extent such concept is recognized in such jurisdiction), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests in each of the Company's Subsidiaries have been validly issued, and are fully paid, nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of all pledges, claims, options, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are not subject to preemptive rights. Neither the Company nor any Subsidiary has any material investment in any subsidiary or any material investment in any partnership, joint venture or similar entity, except as disclosed in Section 3.4 of the Company Disclosure Schedule, all of which investments are owned free and clear of all Liens.

         Section 3.5       Corporate Authority.

         (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of the Merger by the Company's shareholders, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, subject to the approval of the Merger by the Company's shareholders, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms. The preparation, filing and distribution of the Proxy Statement (as hereinafter defined) to be filed with the SEC has been duly authorized by the Board of Directors of the Company.

         (b) Prior to execution and delivery of this Agreement, the Board of Directors of the Company (at a meeting duly called and held) has (i) unanimously approved this Agreement and the Merger and the transactions contemplated hereby and by the Stock Voting Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the holders of Company Common Stock and (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to the Company's shareholders for approval and adoption at the shareholders meeting contemplated by Section 6.5(a) hereof. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholder Meeting, voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger or the transactions contemplated hereby. Neither Article 9, Shareholder Protection Act, nor Article 9A, Control Share Acquisition, of the NCBCA is applicable to the transactions contemplated herein as a result of the Company opting out of such acts pursuant to Sections 8 and 9 of Article IX of the Company's by-laws and in compliance with the provisions of the NCBCA.

         Section 3.6 Compliance with Applicable Law. (i) Each of the Company and its Subsidiaries holds or has applied for, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) necessary for the conduct of their respective businesses as currently conducted ("Company Permits"), except for failures to hold or to comply with such Company Permits which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;
(ii) with respect to the Company Permits, no action or
proceeding is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no fact exists or event has occurred that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (iii) the business of the Company and its Subsidiaries is being conducted in compliance with all applicable laws, ordinances, regulations, judgments, decrees or orders ("Applicable Law") of any federal, state, local, foreign or multinational court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission (a "Governmental Entity"), except for violations or failures to so comply that would not, individually, or in the aggregate, have a Company Material Adverse Effect; and (iv) no investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than, in each case, those which would not, individually, or in the aggregate, have a Company Material Adverse Effect.

         Section 3.7 Non-Contravention. Except as set forth in Section 3.7 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license (any of the foregoing, a "Contract") binding upon the Company or any of its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Articles of Incorporation or By-Laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries, or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right, loss or Lien that, individually or in the aggregate, would not have a Company Material Adverse Effect.

         Section 3.8 Government Approvals; Required Consents. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) the filing with the SEC of the Proxy Statement and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any applicable state securities or "blue sky" law as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing of Articles of Merger with the Secretary of State of the State of North Carolina, (iv) such consents, approvals, authorizations, permits, filings and notifications listed in Section 3.8 of the Company Disclosure
Schedule and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 3.9       SEC Documents and Other Reports.

         (a) The Company has filed all documents required to be filed prior to the date hereof by it and its Subsidiaries with the Securities and Exchange Commission (the "SEC") since May 28, 1995 (the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied, and all documents required to be filed by the Company with the SEC after the date hereof and prior to the Effective Time (the "Subsequent Company SEC Documents") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Company SEC Documents contained when filed, and the Subsequent Company SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents when filed fairly presented, and included in the Subsequent Company SEC Documents will fairly present, the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments) in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since May 25, 1997, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

         Section 3.10 Absence of Certain Changes or Events. Except as set forth in the Company SEC Documents, since May 25, 1997, the Company and its Subsidiaries have conducted their respective businesses and operations only in the ordinary and usual course consistent with past practice and, except as set forth in Section 3.10 of the Company Disclosure Schedule, there has not occurred
(i) any change in the business, assets, prospects, liabilities, financial condition or the results of the Company and the Subsidiaries that would have a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) having a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution of any kind by the Company on any class of its capital stock (other than regular quarterly dividends of not more than $.06 per share of Common Stock); (iv) any material increase in the compensation payable or to become payable by the Company or any Subsidiary to its directors, officers or key employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers or key employees, other than in the ordinary course of business; (v) any labor dispute, other than routine matters none of which has, or would be reasonably expected to have, a Company Material Adverse Effect; (vi) any entry by the Company or the Subsidiaries into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) material (individually or in the aggregate), to the Company or its Subsidiaries other than in the ordinary course of business; (vii) any change by the Company or its Subsidiaries in accounting methods, principles or practices except as required by concurrent changes in GAAP or concurred with by the Company's independent public accountants; (viii) any material agreement, whether in writing or otherwise, to take any action described in this Section 3.10; or (ix) any event during the period from May 25, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1 hereof.

         Section 3.11 Actions and Proceedings. Except as set forth in the Company SEC Documents, there are no material outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers (during the period served as such) or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such. Except as set forth in the Company SEC Documents, there are no material (individually or in the aggregate) actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify.

         Section 3.12 Absence of Undisclosed Liabilities. Except as set forth in the Company SEC Documents or in Section 3.12 of the Company Disclosure Schedule, and except for liabilities or obligations which are accrued or reserved against on the balance sheet (or reflected in the notes thereto) included in the Company's Annual Report on Form 10-K for the year ended May 25, 1997 (the "Company 10-K"), neither the Company nor any of its Subsidiaries has any material (individually or in the aggregate) liabilities or obligations (including, without limitation, Tax (as hereinafter defined) liabilities) (whether absolute, accrued, contingent or otherwise), other than liabilities or obligations incurred in the ordinary course of business since May 25, 1997 or liabilities under this Agreement.

         Section 3.13 Certain Contracts and Arrangements. Except for agreements listed as exhibits to the Company 10-K, or as set forth in Section 3.13 of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to any material: (a) employment agreement; (b) collective bargaining agreement; (c) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money in excess of $5,000,000 by the Company or any Subsidiary or the guaranty of any obligation for the borrowing of money by the Company or any Subsidiary; or (d) agreement (other than contracts for insurance), fixed price sales contract, take or pay arrangement, material lease (i.e., a lease with a remaining term of more than three (3) years and yearly rental payments in excess of $100,000), or any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company or any of its Subsidiaries is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries taken as a whole, which (i) is not terminable by the Company, or a Subsidiary, as applicable, on ninety (90) or fewer days' notice at any time without penalty and involves the receipt or payment by the Company or a subsidiary of more than $1,000,000, (ii) any joint venture, partnership or similar arrangement extending beyond six (6) months or involving equity or investments of more than $500,000, or (iii) is otherwise material to the Company or the Subsidiaries taken as a whole. Except as set forth in Section 3.13 of the Company Disclosure Schedule, there is not, under any of the aforesaid obligations, any default or event of default by the Company or other event which (with or without notice, lapse of time or both) would constitute a default or event of default by the Company or any Subsidiary except for defaults or other events which, individually or in the aggregate, would not have a Company Material Adverse Effect.

         Section 3.14 Taxes. (i) The Company and each of its Subsidiaries has filed all federal, and all material state, local, foreign and provincial, tax returns, declarations, statements, reports, schedules, bonus and information returns and any amendments to any of the preceding ("Tax Returns") required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are in all material respects true, correct and complete; (ii) all federal, state, local, foreign and provincial taxes, charges, duties, levies, imposts and other assessments of a similar or substitute nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto ("Taxes") shown to be due and payable on such Tax Returns either (x) have been timely paid or (y) extensions for payment have been properly obtained or such Taxes are being timely and properly contested and, in either case, adequate reserves pursuant to GAAP have been established on the Company's consolidated financial statements with respect thereto; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes or Tax Returns; (v) any Tax Returns of the Company and its Subsidiaries covering periods through the Company's fiscal year ended May, 1995 relating to federal and material state income Taxes have been examined by the Internal Revenue Service ("IRS") or the appropriate taxing authority, and Section 3.14 of the

Company Disclosure Schedule sets forth all pending audits, examinations or claims by any taxing authority of any Tax Returns; (vi) no issues that have been communicated to the Company in writing by a taxing authority in connection with the examination of any federal or material state Tax Returns of the Company and its Subsidiaries are currently pending and, to the Company's knowledge, no such issues that are, individually or in the aggregate, material to the Company have been raised orally; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested and proper accruals pursuant to GAAP have been established on the Company's consolidated financial statements with respect thereto; (viii) neither the Company nor any of its Subsidiaries has any liability for Taxes of any person other than the Company and its Subsidiaries (a) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, foreign or provincial law), (b) as a transferee or successor, or (c) any express or implied agreement or otherwise;
(ix) neither the Company nor any of its Subsidiaries have been a member of any affiliated group within the meaning of Section 1504(a) of the Code other than the affiliated group of which the Company is the common parent corporation; (x) none of the property owned or used by the Company or its Subsidiaries is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Act of 1981; (xi) none of the property owned by the Company or its Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code; (xii) none of the Company or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate any of the Company or its Subsidiaries to make any payments that will not be deductible under either Section 162(m) or Section 280G of the Code (or cause the Company or any of its Subsidiaries to incur a payment to reimburse a person for a tax imposed under Code Section 4999); (xiii) each of the Company and its Subsidiaries has disclosed on its U.S. federal income tax return all positions taken therein that could give rise to a substantial understatement of U.S. federal income tax within the meaning of Code Section 6662 other than positions for which there is or was substantial authority; and (xiv) none of the Company or its Subsidiaries is a party to any Tax allocation agreement, any Tax sharing agreement, or any Tax indemnity agreement.

         Section 3.15      Patents, Trademarks and Similar Rights.

         (a) Section 3.15 of the Company Disclosure Schedule contains a true, complete and correct list of:

         (i) All issued patents and all pending applications for patents which the Company or any of its Subsidiaries owns ("Owned Patents");

         (ii) All agreements, contracts and commitments whether written or oral, pursuant to which the Company or any of its Subsidiaries is licensing from or to one or more third parties the right to use issued patents or pending applications for patents ("Licensed Patent Agreements");

         (iii) All trademarks, service marks and trade names which are material to the Company's business and currently used by the Company or any of its Subsidiaries other than by virtue of a Licensed Trademark Agreement (defined below), and all registrations and pending applications relating thereto, which the Company or any of its Subsidiaries owns ("Owned Trademarks");

         (iv) All agreements, contracts and commitments, pursuant to which the Company or any of its Subsidiaries is licensing from or to one or more third parties trademarks, service marks or trade names which are material to the Company's business, or any registrations or pending applications relating thereto ("Licensed Trademark Agreements"), and together with the Licensed Patent Agreements, the "License Agreements"); and

         (b) Except as disclosed in Section 3.15 of the Company Disclosure Schedule and except for such exceptions as will not have a Company Material Adverse Effect on any Owned Patent or Owned Trademark or any intellectual property subject to any Licensed Patent Agreement (collectively, the "License Agreements"):

         (i) Either the Company or one of its Subsidiaries now owns, and shall own as of the Effective Time, all right, title and interest in and to the Owned Patents and Owned Trademarks;

         (ii) All of the Owned Patents and all registrations and pending applications relating to the Owned Trademarks are, and shall be as of the Effective Time, valid and in full force and effect in accordance with their terms;

         (iii) To the best of the Company's knowledge, no impediment exists, nor shall exist as of the Effective Time, to the Company's or its Subsidiary's exclusive ownership, of any of the Owned Trademarks or Owned Patents for use in its business as currently conducted;

         (iv) To the best of the Company's knowledge, no impediment exists, nor shall exist as of the Effective Time, to the Company's or its Subsidiary's use of any of the Owned Patents or Owned Trademarks or any intellectual property subject to any License Agreement for use in its business as currently conducted;

         (v) None of the Owned Trademarks or Owned Patents and to the knowledge of the Company, none of the intellectual property subject to any License Agreement is involved in, or is the subject of, any pending or, to the knowledge of the Company, threatened infringement, interference, opposition, or similar action, suit or proceeding or has otherwise been challenged in any way.

         (c) Except for such exceptions as will not have a Company Material Adverse Effect on any Owned Patent or Owned Trademark or any intellectual property subject to any License Agreement, the License Agreements are valid, binding and enforceable in accordance with their respective terms for the period stated therein, and there is not under any of them any existing default or been a default by the Company, or to the knowledge of the Company, other parties thereto.

         (d) To the Company's knowledge, other than Owned Patents, Owned Trademarks and intellectual property subject to the License Agreements, neither the Company nor any Subsidiary uses or utilizes other issued patents, pending applications for patents, trademarks, service marks and trade names (and all registrations and pending applications relating thereto) except where such use or utilization (or the loss thereof) is not reasonably likely to have a Company Material Adverse Effect, and further, neither the Company nor any of its Subsidiaries is involved, or is the subject of, any pending or, to the knowledge of the Company, threatened infringement, interference, opposition or similar action, suite or proceeding with respect to such use or utilization.

         Section 3.16 Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by the Company specifically for inclusion in (i) the Registration Statement on Form S-4 to be filed with the SEC under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the proxy statement/prospectus to be distributed in connection with the Company's meeting of shareholders to vote upon this Agreement (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Shareholder Meeting (as defined herein) to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. As of the date of its initial mailing and as of the date of the Company Shareholder Meeting, the Proxy Statement will comply (with respect to information relating to the Company) as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made or incorporated by reference in the foregoing documents based upon information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

         Section 3.17      Employee Benefit Plans; ERISA.

         (a) Section 3.17 of the Company Disclosure Schedule sets forth the name of each Company Plan (as defined below) and of each bonus, deferred compensation (together with a list of participants therein), incentive compensation, profit sharing, salary continuation (together with a list of participants therein), employee benefit plan, stock purchase, stock option, employment, severance, termination, golden parachute, consulting or supplemental retirement plan or agreement (collectively, the "Benefit Plans"), true copies of which have heretofore been delivered to Parent. Each Company Plan and Benefit Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws and administrative or governmental rules and regulations. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30- day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement); neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Plan under Section 4063 of ERISA or Company Multiemployer Plan (as hereinafter defined) under Section 4203 or 4205 of ERISA or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. Except as set forth in Section 3.17 of the Company Disclosure Schedule, no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. There are no material (individually or in the aggregate) actions, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan or Benefit Plan. Neither the Company nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA that has not been satisfied in full. To the knowledge of the Company, no non-exempt prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred. All Company Plans and Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which could be expected to cause the loss of any such qualification, and the Company is not aware of any reason why any Company Plan and Benefit Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates knows or has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As used herein: (i) "Company Plan" means (x) a "pension plan" (as defined in Section 3(2) of ERISA, other than a Company Multiemployer Plan) or a "welfare plan" (as defined in Section 3(l) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates has contributed in the last six years or otherwise may have any liability; and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

         (b) (i) No amount payable under any Company Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code; and (ii) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event that is reasonably likely to occur, (A) entitle any current or former director, officer or employee of the Company or any of its ERISA Affiliates to severance pay, golden parachute payments, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee.

         (c) Except as described in Section 3.17 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

         Section 3.18 Environmental Matters. Except as set forth in the Company SEC Documents, (i) no person, entity or governmental agency has asserted against the Company or any of its Subsidiaries any requests, claims or demands for material (individually or in the aggregate) damages, costs, expenses or causes of action arising out of or due to the emission, disposal, discharge or other release or threatened release of any Hazardous Substances or Pollutants or Contaminants (in each case, as defined in or governed by any applicable federal, state or local statute, law or regulation) in connection with or related to any past or present facilities, properties or assets, owned, leased or operated by the Company or any of its Subsidiaries (collectively, the "Company's Assets"), arising out of or due to any injury to human health or the environment by reason of the current condition or operation of the Company's Assets, or past conditions and operations or activities on the Company's Assets; (ii) neither the Company nor any Subsidiary is a party to any pending, or to the knowledge of the Company, threatened actions for damages, costs, expenses, demands, causes of action, claims, losses, administrative proceedings, enforcement actions, or investigations relating to the emission, disposal, discharge or release of Hazardous Substances or Pollutants or Contaminants associated with the Company's Assets or operations; (iii) there is no environmental condition, situation or incident on, at or concerning the Company's Assets that could give rise to a material action or liability under applicable environmental law, rule, ordinance or common law theory relating to Hazardous Substances, Pollutants or Contaminants; and (iv) there is no material liability associated with the Company's Assets under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act or the Toxic Substances and Control Act, or any other similar state or local law.

         Section 3.19 Labor Matters. Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by the Company or any persons otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"). There is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries with respect to the Company Business Personnel which, in either such case, would have, individually or in the aggregate, a Company Material Adverse Effect. Since May 25, 1997, there has not been any labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any primary work stoppage or other labor difficulty involving its employees, in either such case, which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.20 Affiliate Transactions. Except as set forth in the Company SEC Documents, there are no material Contracts or other material transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or of any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of any class of the voting securities of the Company or (iii) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

         Section 3.21 Opinion of Financial Advisor. The Company has received the written opinion of Interstate/Johnson Lane Corporation ("IJL") to the effect that as of the date of this Agreement, the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view. A true, correct and complete copy of the written opinion delivered by IJL, which opinion shall be included in the Proxy Statement, as well as a true and correct copy of the Company's engagement of IJL, have been delivered to Parent by the Company.

         Section 3.22 Brokers. Other than HT Capital Advisors, LLC, no broker, finder or financial advisor retained by the Company is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A true and correct copy of the Company's engagement letter with HT Capital Advisors, LLC has been delivered to Parent by the Company.

         Section 3.23 Title to Properties. The Company or its Subsidiaries have good and marketable title to all properties and assets reflected on the Company's consolidated financial statements as owned by it or acquired by it after the date thereof (except for properties sold or otherwise disposed of in the ordinary course of business since the date of the Company's most recent consolidated financial statements), free and clear of all title defects and all liens, mortgages, pledges, claims, charges, security interests or other encumbrances of any nature whatsoever except as stated in the Company SEC Documents or which alone or in the aggregate do not materially detract from the value, or materially interfere with the present use, of any material asset or property or of the assets or properties of the Company and its Subsidiaries as a whole or otherwise materially impair the business of the Company and its Subsidiaries as a whole.

         Section 3.24 Pooling. The Company does not know of any reason why the Merger will not qualify as a pooling of interests transaction under APB 16, and neither the Company nor any of its Subsidiaries has, to its knowledge after consultation with its independent accountants, prior to the date of this Agreement taken any action that will prevent the Merger from qualifying as a pooling of interests transaction under APB 16.

         Section 3.25 Accounts Receivable. The accounts receivable of the Company and its Subsidiaries reflected in the Company's consolidated financial statements represent in all material respects sales made in the ordinary course of business and the reserves shown on the Company's consolidated financial statements have been established in accordance with GAAP, consistently applied and are considered by management of the Company to be adequate.

         Section 3.26 Inventories. The inventories of the Company and its Subsidiaries consist in all material respects of items suitable and merchantable for filling orders in the ordinary course of business and at normal prices (except to the extent of the inventory reserves shown on the Company's consolidated financial statements, which have been established in accordance with GAAP, consistently applied). To the knowledge of the Company, there are no obsolete, slow moving or otherwise unsalable inventory in excess of such reserves.

         Section 3.27 Equity Matters. Except as set forth in Section 3.27 of the Disclosure Schedule, during the past two (2) years (i) the Company has not issued, distributed, purchased, redeemed or otherwise acquired any shares of capital stock of the Company, except issuance of capital stock of the Company in connection with the exercise of outstanding options; (ii) the Company has not issued any options, rights, warrants or other agreements or arrangements relating to the capital stock of the Company or any other instruments convertible into capital stock of the Company; and (iii) the Company has not amended, modified or altered its 1985 Non-Qualified Stock Option Plan or its Restricted Stock Award Plan or any options granted thereunder.

         Section  3.28  Disclosure.  No  representations  or  warranties  by the
Company in this Agreement and no statement by the Company or, to the best knowledge of the Company, any other person, contained in any document, certificate or other writing furnished by the Company to Parent in connection with the transactions contemplated in this Agreement, contains  any untrue  statement  of  material  fact or omits any  material  fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PARENT AND
                                   MERGER SUB

         Except as set forth in the Parent SEC Documents (as defined in Section 4.7), Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

         Section 4.1 Organization and Good Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and North Carolina, respectively, and each has the corporate power and authority to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing (to the extent such concept is recognized), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect, individually or in the aggregate, on the business, properties, assets, liabilities, condition (financial or otherwise), or results of operations of Parent and its Subsidiaries taken as a whole, or the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (a "Parent Material Adverse Effect").

         Section 4.2 Certificate of Incorporation and By-Laws. True, correct and complete copies of the Certificates of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of Parent and Merger Sub have been made available to the Company. The Certificates of Incorporation and By-laws, or equivalent organizational documents, of Parent and each of its Subsidiaries are in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

         Section 4.3 Capitalization. (a) The authorized capital stock of Parent consists of (i) 1,200,000,000 shares of Common Stock, par value $5.00 per share, constituting Parent Common Stock, (ii) 150,000 shares of parent Class B Stock, $50.00 par value ("Class B Stock"), (iii) 250,000 shares of Parent Class C Preferred Stock, $100.00 par value ("Class C Stock"), (iv) 1,100,000 shares of Parent Class D Preferred Stock, without par value ("Class D Stock"), and (v) 16,550,000 shares of parent Class E Preferred Stock, without par value ("Class E Stock"). The Class B Stock, Class C Stock, Class D Stock and Class E Stock, together with Parent Common Stock, is referred to as the "Parent Capital Stock". As of May 1, 1998, (i) 479,642,716 shares of Parent Common Stock were issued and outstanding, and 29,956,969 shares were held in the treasury of Parent. Currently, there are no shares of Class B Stock, Class C Stock, Class D Stock or Class E Stock issued and outstanding. Since May 1, 1998 through the date hereof, Parent has not issued any shares of its capital stock, or any security convertible into or exchangeable for shares of such capital stock, other than the issuance of options and restricted stock pursuant to the plans and arrangements described in the Parent SEC Documents and other than upon the exercise of stock options. The authorized capital stock of Merger Sub consists of 10,000 shares of Common Stock, par value $1.00 per share, constituting the Merger Sub Common Stock. As of the date hereof, 1,000 shares of Merger Sub Common Stock are issued and outstanding, all of which are owned by Parent, and no shares of Merger Sub Common Stock are held in the treasury of Merger Sub. All of the issued and outstanding shares of Parent Common Stock and Merger Sub Common Stock have been validly issued, and are fully paid and nonassessable, and are not subject to preemptive rights. Each share of Parent Common Stock to be issued in connection with the Merger has been duly authorized and, when so issued, will be fully paid and nonassessable, free and clear of any liens, will not be subject to preemptive rights, and will be freely transferrable except for restrictions on transfer required in order to preserve pooling of interests accounting treatment of the Merger. Without limiting the generality of the foregoing, and subject to the provisions of Rule 145 under the Securities Act, none of the shares of Parent Common Stock to be issued in the Merger will constitute "restricted" securities within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

         (b) As of the date hereof, (i) there are no options, warrants or other agreements, arrangements or commitments of any character to which Parent or Merger Sub or any of their respective Subsidiaries is a party, requiring Parent or Merger Sub to grant, issue or sell any shares of the capital stock or other equity interests of Parent; (ii) neither Parent nor any of its Subsidiaries have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of Parent or Merger Sub; and
(iii) there are no voting trusts, proxies or other agreements or understandings to or by which Parent or Merger Sub or any of their respective Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of Parent or Merger Sub. Since May 1, 1998, Parent has not issued any capital stock at less than fair value (subject to the issuance of shares pursuant to outstanding options) and has not granted any options, warrants or other agreements obligating it to issue capital stock other than for fair value and other than the issuance of options and restricted stock pursuant to plans and arrangements described in the Parent SEC Documents.

         Section 4.4       Corporate Authority.

         (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by its respective Board of Directors and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, and constitutes a valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms. The preparation of the Registration Statement to be filed with the SEC has been duly authorized by the Board of Directors of Parent.

         (b) Prior to the execution and delivery of this Agreement, the Board of Directors of each of Parent and Merger Sub (at a meeting duly called and held) has unanimously approved this Agreement, the Stock Voting Agreement, the Merger and the other transactions contemplated hereby.

         Section 4.5 Non-contravention. The execution and delivery by Parent and Merger Sub of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any Contract binding upon Parent or any of its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries, or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right, loss or Lien that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

         Section 4.6 Government Approvals; Required Consents. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) the filing with the SEC of the Registration Statement and such reports under the Exchange Act, and any applicable state securities or "blue sky" law as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of a notification under the HSR Act, (iii) the filing of Articles of Merger with the Secretary of State of the State of North Carolina, (iv) such consents, approvals, authorizations, permits, filings and notifications listed in Section 4.6 of the Parent Disclosure Schedule and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 4.7 SEC Documents and Other Reports. Parent has filed all documents required to be filed by it and its Subsidiaries with the SEC since May 25, 1997 (the "Parent SEC Documents"). As of their respective dates, or if amended as of the date of the last such amendment, the Parent SEC Documents complied, and all documents required to be filed by

Parent with the SEC after the date hereof and prior to the Effective Time ("Subsequent Parent SEC Documents") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Parent SEC Documents contained when filed, and the Subsequent Parent SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents when filed fairly present, and included in the Subsequent Parent SEC Documents will fairly present, the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP (except, in the case of the unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since May 25, 1997, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP. Since May 25, 1997 and the date of this Agreement, Parent has not incurred any liabilities or obligations of any nature which, individually or in the aggregate, would have a Parent Material Adverse Effect.

         Section 4.8 Absence of Certain Changes or Events. Since May 25, 1997, Parent and its Subsidiaries have conducted their respective businesses and operations in the ordinary and usual course consistent with past practice, except where such failure would not have a Parent Material Adverse Effect, and there has not occurred (i) as of the date hereof, any event, condition or occurrence having or that would have, individually or in the aggregate, a Parent Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) having or which would have, individually or in the aggregate, a Parent Material Adverse Effect; or (iii) any declaration, setting aside or payment of any dividend or distribution of any kind by Parent or Merger Sub on any class of its capital stock.

         Section 4.9 Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in (i) the Registration Statement or (ii) the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as of its effective date, will comply (with respect to information relating to Parent and Merger Sub) as to form in all material respects with the requirements of the Securities Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any statement made or incorporated by reference in the foregoing documents based upon information supplied by or in behalf of the Company for inclusion or incorporation by reference therein.

         Section 4.10 Interim Operations of the Merger Subsidiary. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         Section 4.11 Compliance with Laws. The business of Parent and its Subsidiaries is being conducted in compliance with all Applicable Laws, except for violations or failures to so comply that would not, individually, or in the aggregate, have a Parent Material Adverse Effect, and no investigation or review by any Governmental Entity with respect to the Parent or its Subsidiaries is pending or, to the knowledge of the Parent, threatened, other than, in each case, those which would not, individually, or in the aggregate, have a Parent Material Adverse Effect.

         Section 4.12 Finders and Investment Bankers. Neither the Parent, Merger Sub or any other Subsidiary of Parent, nor any of their respective officers or directors has employed any broker, finder or investment banker in connection with the transactions contemplated by this Agreement or has incurred any liability to any third party for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby. Any such fees and expenses shall be the sole responsibility of Parent.

         Section 4.13 Pooling. Parent does not know of any reason why the Merger will not qualify as a pooling of interests transaction under APB Opinion No. 16, and neither the Parent nor any of its Subsidiaries, has, to its knowledge after consultation with its independent accountants, prior to the date of this Agreement taken any action that will prevent the Merger from qualifying as a pooling of interests transaction under APB 16.


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 5.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), or as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by this Agreement, the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with the manner as heretofore conducted, and the Company shall use, and cause each of its Subsidiaries to use, its reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve their existing business relationships. Without limiting the generality of the foregoing, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), or as set forth in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time the Company shall not, nor shall it permit any of its Subsidiaries to:

         (a) (i) amend its Articles of Incorporation, as amended, By-Laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than (i) regular quarterly dividends with record dates and payment dates substantially consistent with past practice of not more than $.06 per share of Common Stock (it being the express understanding of Parent and the Company that the shareholders of the Company shall be entitled to either a dividend on the Shares or on the shares of Parent Common Stock, but not both, for the quarter in which the Closing shall occur, and the Board of Directors of the Company shall not declare any dividend or fix any record therefor which would have such effect)), and (ii) dividend and distributions by a wholly-owned Subsidiary of the Company to its parent entity, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

         (b) authorize for issuance, issue (except upon the exercise of outstanding stock options or warrants) or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

         (c) (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any material assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice or (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice;

         (d) (i) incur, assume or prepay any indebtedness, obligations or liabilities other than in each case in the ordinary course of business and consistent with past practice and other than existing indebtedness of a Subsidiary of the Company, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than a Subsidiary of the Company, in each case other than in the ordinary course of business and consistent with past practice and other than existing indebtedness of a Subsidiary of the Company except for
(A) short-term borrowings incurred in the ordinary course of business consistent with the manner as heretofore conducted and (B) borrowings pursuant to existing credit facilities in the ordinary course of business or any modifications, renewals or replacements of such credit facilities, or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to any Subsidiary of the Company;

         (e) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any Company Contract in effect on the date hereof;

         (f) modify or amend, or waive any benefit of, any non-competition agreement to which the Company or any of its Subsidiaries is a party;

         (g) authorize or make capital expenditures in excess of $200,000 individually, or in excess of $1,000,000 in the aggregate except for those projects set forth in Section 5.1 of the Company Disclosure Schedule;

         (h) permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business;

         (i) (i) adopt, enter into, terminate or amend (except as may be required by Applicable Law) any employee plan, agreement, contract, arrangement or other Company Plan for the current or future benefit or welfare of any director, officer or employee, (ii) except in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; or (iii) other than pursuant to Section 2.7 hereof, take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan;

         (j) make any material change in its accounting or tax policies or procedures, except as required by Applicable Law or to comply with GAAP; or

         (k) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1 Access and Information. Each party hereto shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other party and to such other party's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under Applicable Law as advised by counsel) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, shall furnish promptly to the other party a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. Unless otherwise required by Applicable Law, each party hereto agrees that it shall, and it shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to, hold in confidence all non-public information so acquired and to use such information solely for purposes of effecting the transactions contemplated by this Agreement.

         Section 6.2       No Solicitation.

         (a) Prior to the Effective Time, the Company agrees that it shall not, and it shall use its reasonable best efforts to cause its Subsidiaries and affiliates, and their respective directors, officers, employees, agents or representatives not to, directly or indirectly, (i) solicit or initiate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or the acquisition of all or any significant part of the assets or capital stock of the Company or any Subsidiary of the Company (an "Acquisition Transaction") or (ii) negotiate, explore or otherwise engage in discussions with any person (other than Parent and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that, the Company may, in response to an unsolicited written proposal from a third party (including a new or unsolicited proposal received by the Company after the execution of this Agreement from a person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) setting forth a Superior Proposal (as hereinafter defined), furnish information to, negotiate or otherwise engage in discussions with such third party, if the Board of Directors of the Company determines in good faith, based upon the advice of outside counsel, that such action is reasonably necessary for the Board of Directors to comply with its legal duties under Applicable Law, including, without limitation the NCBCA.

         (b) Except as may be reasonably necessary to comply with the legal duties of the Company's Board of Directors under Applicable Law, including, without limitation, the NCBCA (based on the advice of outside counsel), the Company agrees that, as of the date hereof, it, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any person (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to promptly advise Parent of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than Parent and its representatives) with respect to an Acquisition Transaction. In addition, the Company shall promptly advise Parent of the substance and content of any such inquiry, proposal, information request, negotiations or discussions unless the Board of Directors of the Company determines in good faith and based on written advice of its outside legal counsel that such action would constitute a breach of the Board of Directors legal duties under Applicable Law, including, without limitation, the NCBCA. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer (including a new or unsolicited proposal received by the Company after the execution of this Agreement from a person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) made by any person or group (other than Parent or any of its Subsidiaries) with respect to an Acquisition Transaction on terms which the Board of Directors of the Company determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors and outside legal counsel), to be superior to the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of said transaction.

         (c) Nothing contained in this Section 6.2 or elsewhere in this Agreement shall prohibit the Company from (i) filing with the SEC a report on Form 8-K with respect to this Agreement, including a copy of this Agreement and any related agreements as an exhibit to such report, (ii) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act, or (iii) making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Company, upon the advice of outside counsel, failure to so disclose would be inconsistent with any Applicable Law or any duty of the Board of Directors. The Company shall be entitled to provide copies of this Section 6.2 to third parties who, on an unsolicited basis after the date of this Agreement, contact the Company regarding an Acquisition Transaction.

         Section 6.3 Third-Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party that was entered into in contemplation of discussions or negotiations regarding a possible Acquisition Transaction.

         Section 6.4 Registration Statement. As promptly as practicable, Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement and Registration Statement in preliminary form. Each of the Company and Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective as soon as practicable. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action Parent may reasonably request in connection with the Registration Statement and the issuance of shares of Parent Common Stock in connection with the Merger. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, any Subsidiary of the Company, Parent or any Subsidiary of Parent, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy

Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

         Section 6.5       Proxy Statements; Shareholder Approval.

         (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with Applicable Law, its Articles of Incorporation and its By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby (the "Company Shareholder Meeting"), and, (i) except as reasonably necessary to comply with the legal duties under Applicable Law, including, without limitation, NCBCA, of the Board of Directors as advised by outside counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby to the shareholders of the Company and include in the Proxy Statement such recommendation and (ii) except as reasonably necessary to comply with the legal duties under Applicable Laws, including, without limitation, NCBCA, of the Board of Directors as advised by outside counsel, take all reasonable action to solicit and obtain such approval.

         (b) The Company shall cause the definitive Proxy Statement to be mailed to its shareholders as soon as practicable following the date on which it is cleared by the SEC and the Registration Statement is declared effective.

         Section 6.6 Compliance with the Securities Act. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying each person who, at the time of the Company Shareholder Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Company Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, substantially in the form of Exhibit "B" hereto.

         Section 6.7       Reasonable Best Efforts.

         (a) Subject to the terms and conditions herein provided and applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in
Article VII are satisfied and to consummate and make effective the transactions contemplated by this Agreement; provided, however, that the Company shall not, without Parent's prior written consent, and Parent shall not be required to, divest or hold separate or otherwise take or commit to take any other similar action with respect to any assets, businesses or product lines of Parent, the Company or any of their respective Subsidiaries.

         (b) Each of the parties shall use its reasonable best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of, or registration or filing with or notification to (any of the foregoing being a "Consent"), of any Governmental Entity or any other person required in connection with, and waivers of any violations, defaults or breaches that may be caused by, the consummation of the transactions contemplated by this Agreement.

         (c) Each party hereto shall promptly inform the other of any material communication from the SEC, the United States Federal Trade Commission, the United States Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or any affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party shall use commercially reasonable efforts to cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         (d) Without limiting the generality of the foregoing and subject to the proviso to Section 6.7(a) hereof, Parent and the Company will use their respective reasonable best efforts to obtain all authorizations or waivers required under the HSR Act to consummate the transactions contemplated hereby, including, without limitation, making all filings with the Antitrust Division of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") required in connection therewith (the initial filing to occur no later than ten business days following the execution and delivery of this Agreement) and responding as promptly as practicable to all inquiries received from the DOJ or FTC for additional information or documentation. Each of Parent and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ.

         (e) The parties hereto intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each of the parties hereto shall, and shall cause its respective Subsidiaries to, and shall use its reasonable best efforts to cause its respective affiliates to, use its and their respective reasonable best efforts to cause the Merger to so qualify. No party hereto nor any affiliate thereof shall take any action prior to or after the Effective Time that would cause the Merger not to qualify under these Sections of the Code, and the parties hereto shall take the position for all purposes that the Merger qualifies as a reorganization under such Sections of the Code.

         Section 6.8 Public Announcements. Parent and the Company shall consult with each other before issuing any press releases or making any public statement with respect to the transactions by this Agreement and shall not issue any such press release or such public statement prior to such consultation and without the approval of the other (which approval shall not unreasonably be withheld), except as may be required by applicable law or obligations pursuant to any listing agreement with any national securities exchange.

         Section 6.9     Directors' and Officers' Indemnification and Insurance.

         (a) Parent and the Company agree that all rights to indemnification now existing in favor of any employee, agent, director or officer of the Company and its Subsidiaries (the "Indemnified Parties"), as provided in their respective Articles of Incorporation or By-Laws, shall survive the Merger and shall continue in full force and effect for a period of six (6) years after the Effective Time; provided that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim shall continue until final disposition of such claim. To the extent any such indemnity requires approval by the Board of Directors of the Surviving Corporation, the Parent shall cause such approval to be provided by such Board of Directors.

         (b) The Company may obtain continuation coverage under the Company's existing Directors and Officers and Company Liability Insurance Policy to provide coverage with respect to any claims made during the six (6) years period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the one time premium for the D&O Insurance shall not exceed $36,000, but if such premium would but for this proviso exceed such amount, the Company may purchase as much coverage as possible for such amount.

         (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.9, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.9 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

         (d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each such covered insured, and such covered insured's heirs and personal representatives and shall be binding on all successors and assigns of the Company.

         Section 6.10 Expenses. Except as otherwise set forth in Sections 8.2(b) and (c), each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, except that expenses incurred in connection with printing and mailing the Proxy Statement and Registration Statement shall be shared equally by Parent and the Company.

         Section 6.11 Listing Application. Parent shall each use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger to be listed for trading on the New York Stock Exchange or on any securities exchange on which shares of Parent Common Stock shall be listed at the Effective Time.

         Section 6.12 Supplemental Disclosure. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

         Section 6.13 Pooling of Interests. Each of the Company and Parent will use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it will not voluntarily take any action that would cause such accounting treatment not to be obtained.

         Section 6.14 Employee Matters. If, at any time during the two (2) year period following the Effective Time, any employee benefit plan applicable to employees of the Company is merged or combined with an employee benefit plan of Parent's Golden Valley Microwave subsidiary (or any successor thereto), Parent shall cause such subsidiary to credit such employees' service with the Company or its subsidiaries, to the same extent as such service was credited under the merged or combined plan of the Company immediately prior to such merger or combination for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating benefits under such employee benefit plan. Furthermore, for the two (2) year period following the Effective Time, the employee benefits applicable to employees of the Company shall, in the aggregate, be no less favorable to such employees than such employees current benefits.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

         (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote (as described in Section 3.5(b)) of the Company in accordance with Applicable Law.

         (b) Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation) or would materially impair the operations of the Surviving Corporation, assuming the Merger had taken place, shall have been obtained, shall have been made or shall have occurred.

         (c) HSR Act. The waiting period under the HSR Act shall have expired or been terminated.

         (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

         (e) No Injunction. No Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent, collectively, the "Restraints")) which is then in effect and has the effect of making the Merger or the Stock Voting Agreement illegal or otherwise prohibiting consummation of the Merger; provided, however, that each of the parties hereto shall have used their respective reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (f) NYSE. The Parent Company Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

         Section 7.2 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

         (a) Representations and Warranties. The representations and warranties of the Company that are qualified with reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Effective Time, any inaccuracy resulting from events occurring from the date hereof through the Effective Time that do not have a Company Material Adverse Effect shall be disregarded.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

         (c) Material Adverse Change. Since the date of this Agreement, there shall have been no event or occurrence which has had a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

         (d) Company Affiliate Agreements. Parent shall have received the written agreements, substantially in the form of Exhibit "B" hereto, from the Company Rule 145 Affiliates described in Section 6.6.

         (e) Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 7.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect or Company Material Adverse Effect (as the Surviving Corporation).

         (f) Tax Matters. Parent shall have received assurances satisfactory to it that the Merger will qualify as a reorganization within the meaning of
Section 368 of the Code.

         (g)  Pooling.   Parent  shall  have  received   assurances   reasonably
satisfactory to it that the transactions contemplated herein qualify for treatment as a pooling of interests pursuant to APB 16.

         (h) Dissenters. The number of Shares dissenting from the Merger pursuant to the NCBCA shall not preclude accounting for the Merger as a pooling of interests pursuant to APB 16.

         Section 7.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub that are qualified with reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the Chief Financial Officers of Parent to such effect (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Effective Time, any inaccuracy resulting from events occurring from the date hereof through the Effective Time that do not have a Parent Material Adverse Effect shall be disregarded.

         (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the Chief Financial Officer of Parent to such effect.

         (c) Tax Opinion. The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP ("Smith Anderson"), counsel to the Company, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of Parent and Merger Sub, the Company and certain shareholders of the Company, including, but not limited to, Ron E. Doggett, in each case, in form and substance reasonably satisfactory to Smith Anderson. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company or Parent:

         (a)               by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company, if (i) the Merger shall not have been consummated on or before December 31, 1998, or (ii) the shareholders of the Company do not approve this Agreement by the requisite vote at a meeting duly convened therefor or any adjournment thereof;

         (c) by either Parent or the Company, if any permanent injunction, order, decree or ruling by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable; provided, however, subject to the proviso to Section 6.7(a) hereof, that the party seeking to terminate this Agreement pursuant to this
Section 8.1(c) shall have used reasonable best efforts to remove such injunction or overturn such action;

         (d) by Parent, if (i) the number of Shares dissenting from the Merger precludes accounting for the Merger as a pooling of interests pursuant to APB Opinion No. 16, (ii) there has been a material breach of the representations or warranties, covenants or agreements of the Company set forth in this Agreement, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Parent to the Company, or (iii) the Board of Directors of the Company (x) fails to convene a meeting of the Company's shareholders to approve the Merger on or before 150 days following the date hereof (the "Meeting Date"), or postpones the date scheduled for the meeting of the shareholders of the Company to approve this Agreement beyond the Meeting Date, except with the written consent of Parent, (y) fails to recommend the approval of this Agreement and the Merger to the Company's shareholders in accordance with Section 6.5(a) hereof, or (z) withdraws or amends or modifies in a manner adverse to Parent its recommendation or approval in respect of this Agreement or the Merger or fails to reconfirm such recommendation within two business days of a written request for such confirmation by Parent;

         (e) by the Company if the Board of Directors of the Company shall reasonably determine that a proposal for an Acquisition Transaction constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this subsection (e) unless (i) five business days shall have elapsed after delivery to Parent of a written notice of such determination by such Board of Directors and, during such five business day period, the Company shall have informed Parent of the terms and conditions of such proposal for an Acquisition Transaction and the identity of the person or group making such proposal for an Acquisition Transaction, and (ii) at the end of such five business day period, the Board of Directors believe that such proposal for Superior Proposal is superior to the transaction contemplated under this Agreement; and

         (f) by the Company, if there has been a breach of any of the representations or warranties, covenants or agreements of Parent or Merger Sub set forth in this Agreement of such a magnitude that the closing conditions cannot be satisfied, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent.

         Section 8.2       Effect of Termination.

         (a) In the event of  termination  of this  Agreement  pursuant  to this
Article VIII, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except that the provisions of the last sentence of
Section 6.1, Section 6.8, Section 6.10 and this Section 8.2 shall survive any termination of this Agreement; provided, however, that, except as otherwise provided in this Section 8.2, nothing in this Agreement shall relieve any party from liability for any breach of this Agreement.

         (b) If (A) Parent  shall have  terminated  this  Agreement  pursuant to
Section 8.1(d)(iii) (x) or (y), or (B) the Company shall have terminated this Agreement pursuant to Section 8.1(e), then, in any such case, the Company shall pay Parent within one

(1) business day following such termination, a termination fee of $9.4 million, payable by wire transfer of immediately available funds to an account designated by Parent.

         (c) If Parent or Company shall have terminated this Agreement pursuant to Section 8.1(b)(ii) or if Parent shall have terminated this Agreement pursuant to Section 8.1(d)(i), Section 8.1(d)(iii)(z), or as a result of the Company's breach of Section 6.13 and either before such termination or within twelve (12) months after the date of such termination (A) the Company (i) consummates an Acquisition Transaction, or (ii) enters into a Definitive Agreement to do so (or a tender offer or similar transaction with respect thereto is commenced), and
(B) such Acquisition Transaction or tender offer proposes consideration to the shareholders of the Company of $24 per share or more (which amount is subject to adjustment based on stock dividends, subdivisions, reclassification, recapitalization, split, combination, exchange or issuance of shares or similar transactions occurring prior thereto), then, in any such case, the Company shall pay Parent, within one (1) business day following consummation of any Acquisition Transaction, a termination fee of $9.4 million payable by wire transfer of immediately available funds to an account designated by Parent.

         (d) In the event the transactions contemplated hereunder are terminated for any reason not specified in Sections 8.2(b) or 8.2(c) and other than pursuant to Section 8.1(f)), the Company shall reimburse Parent its actual expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, attorney's fees and fees of financial advisors) in an amount up to $500,000, such payment to be made by wire transfer of immediately available funds to an account designated by Parent.

         (e) If the Company shall have  terminated  this  Agreement  pursuant to
Section 8.1(f), Parent shall reimburse the Company its actual expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, attorney's fees and fees of financial advisors) in an amount up to $500,000, such payment to be made by wire transfer of immediately available funds to an account designated by the Company.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the shareholders of the Company, no such amendment, modification or supplementation shall be made which under Applicable Law requires the approval of such shareholders, without the further approval of such shareholders.

         Section 9.2 Waiver. At any time prior to the Effective Time, Parent, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) subject to the provisions of Section 9.1, waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         Section 9.3 Survivability; Investigations. The respective representations and warranties of Parent and Merger Sub, on the one hand, and the Company, on the other hand, contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and
(ii) shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time, without limitation (except for those which, by their terms, contemplate a shorter survival period).

         Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.


         If to Parent or Merger Sub, to:

                           ConAgra, Inc.
                           One ConAgra Drive
                           Omaha, Nebraska, 68102-5001
                           Attention:  Senior Vice President/Controller
                           Telephone:       (402) 595-4349
                           Telecopier:      (402) 595-4611


         with copies to:

                           McGrath, North, Mullin & Kratz, P.C.
                           1400 One Central Park Plaza
                           222 South Fifteenth Street
                           Omaha, Nebraska, 68102
                           Attention:  Roger W. Wells, Esq.
                           Telephone:       (402) 341-3070
                           Telecopier:      (402) 341-0216

         If to the Company, to:

                           GoodMark Foods, Inc.
                           6131 Falls of Neuse Road
                           Raleigh, North Carolina, 27609
                           Attention:  Mr. Ron E. Doggett
                           Telephone:       (919) 790-9940
                           Telecopier:      (919) 790-6535

         with a copy to:

                           Smith, Anderson, Blount, Dorsett, Mitchell &
                               Jernigan, L.L.P.
                           2500 First Union Capitol Center
                           150 Fayetteville Street Mall
                           Raleigh, NC 27601
                           Attention:       Henry A. Mitchell, Jr.
                           Telephone:       (919) 821-1220
                           Telecopier:      (919) 821-6800

         Section 9.5 Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Exhibits or Articles mean a Section, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits hereto, the Company Disclosure Schedule and the Parent Disclosure Schedule, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

         Section 9.6 Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stock Voting Agreement and the Confidentiality Agreement between the parties) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof and except for Article II and

Sections 6.9 and 6.13, are not intended to confer upon any person other than the parties hereto any rights or remedies.

         Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to the provisions thereof relating to conflicts of law.

         Section 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in North Carolina state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of North Carolina or any North Carolina state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of North Carolina.

         Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         Section 9.10 Assignment; Third-Party Beneficiaries. This Agreement and the rights, interests and obligations hereunder shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign or otherwise transfer its rights, interests or obligations hereunder without the prior written consent of the other parties hereto. Except for
Article II and Sections 6.9 and 6.13, nothing in this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREFORE, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

                                CONAGRA, INC.



                            By: /s/ Bruce Rohde
                           Its: President and Chief Executive Officer


                                CAG 40, INC.



                            By:      /s/ Dwight J. Goslee
                           Its: Vice President


                                GOODMARK FOODS, INC.



                            By:      /s/ Ron E. Doggett
                           Its:     Chairman and CEO

                                     ANNEX B

                     [Letterhead of Interstate/Johnson Lane]



June 17, 1998

Board of Directors
GoodMark Foods, Inc.
6131 Falls of Neuse Road
Raleigh, North Carolina  27609

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to holders of the outstanding common stock of GoodMark Foods, Inc. ("GoodMark") of the Exchange Ratio (as defined below) in the proposed merger (the "Merger") of GoodMark with and into CAG 40, Inc. (the "Merger Sub"), a North Carolina corporation and newly formed, wholly owned subsidiary of ConAgra, Inc. ("ConAgra") pursuant to the terms and conditions of the proposed Merger as set forth in the draft of the Agreement and Plan of Merger among ConAgra, the Merger Sub and GoodMark dated June 17, 1998 (the "Agreement"). Pursuant to the Merger, each share of common stock of GoodMark will be converted into shares of common stock of ConAgra in accordance with the exchange ratio (the "Exchange Ratio") as set forth in the Agreement.

In arriving at our opinion, we, among other things, (i) reviewed the June 17, 1998 draft of the Agreement; (ii) reviewed annual audited financial statements for GoodMark and for ConAgra for the prior three fiscal years ended May, 1997 and interim unaudited financial statements through May, 1998 for GoodMark and through February, 1998 for ConAgra; (iii) reviewed publicly available information including recent Securities and Exchange Commission filings and shareholder communications for GoodMark and for ConAgra; (iv) met with members of the senior managements of GoodMark and ConAgra to discuss their respective businesses, financial conditions and operating results; (v) compared certain financial and stock market data for GoodMark and for ConAgra with similar data for selected publicly held food companies; (vi) reviewed the financial terms of certain recent business combinations in the food industry; (vii) reviewed premiums paid historically for certain other publicly traded companies deemed relevant; (viii) reviewed historical market price, volume data, and dividend history for the common stock of GoodMark and for the common stock of ConAgra;
(ix) reviewed a discounted cash flow analysis for GoodMark; (x) reviewed various published research reports and investment opinions on ConAgra and the food industry; and (xi) performed such other financial studies and analyses as we deemed appropriate. We were not requested to and did not solicit the interest of third parties in submitting a competing offer for the acquisition of GoodMark.

In rendering this opinion, we have relied upon the accuracy and completeness of all financial and other information furnished to us by or on behalf of GoodMark and ConAgra, other information used by us in arriving at our opinion and other published information that we considered in our review. We were not requested to and generally have not undertaken to verify independently the accuracy and completeness of such information. We have relied upon the reasonableness of all projections provided to us by the management of GoodMark and have assumed that they were prepared in accordance with accepted practice on bases reflecting the best currently available estimates and good faith judgments of GoodMark's management. We have not independently verified any such information. Our opinion herein is based upon the circumstances existing and known to us as of the date hereof, and we have assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of GoodMark or of ConAgra since the date of the most recent financial statements made available to us. We have not made or considered any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of either GoodMark or ConAgra, nor were we furnished with any such evaluations or appraisals. Consequently, we do not express any opinion regarding the value of any of GoodMark's or ConAgra's specific individual assets. We were not requested to, and therefore did not, participate in the structuring or negotiating of the Merger. Furthermore, we are not expressing any opinion herein as to the range of prices at which ConAgra's common stock will trade subsequent to consummation of the Merger.

Interstate/Johnson Lane Corporation, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Pursuant to our engagement in connection with this fairness opinion, we will receive a fee for our services in rendering said opinion.

The opinion expressed herein is provided to GoodMark's Board of Directors and does not constitute a recommendation to any shareholder of GoodMark as to how any such shareholder should vote on the Merger. The opinion, and any supporting analysis or other material supplied by us may not be quoted, referred to, or used in any public filing or in any written document without the prior written approval of Interstate/Johnson Lane Corporation; provided that we hereby consent to the inclusion of this letter in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger.

Based upon the foregoing considerations and our review and analysis, it is our opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the shareholders of GoodMark.

Sincerely,

/s/ Interstate/Johnson Lane Corporation

INTERSTATE/JOHNSON LANE CORPORATION

                                     ANNEX C

                               DISSENTERS' RIGHTS

           N.C. GEN. STAT. CHAPTER 55, ARTICLE 13 WITH 1997 AMENDMENTS

                       GENERAL STATUTES OF NORTH CAROLINA

CHAPTER 55.  NORTH CAROLINA BUSINESS CORPORATION ACT
ARTICLE 13.  DISSENTERS' RIGHTS
PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

N.C. Gen. Stat. ss.55-13-01 (1996)

   ss.55-13-01.  Definitions

   In this Article:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7)   "Shareholder"   means  the  record   shareholder  or  the  beneficial
shareholder.

N.C. Gen. Stat. ss.55-13-02 (1996)

   ss.55-13-02. Right to dissent

   (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

      (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

      (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

      (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

      (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

      (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

   (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

     (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

     (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

         a.  Cash;

         b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or

         c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

N.C. Gen. Stat. ss.55-13-03 (1996)

   ss.55-13-03.  Dissent by nominees and beneficial owners

   (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

   (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

      (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (2) He does so with respect to all shares of which he is the beneficial shareholder.

N.C. Gen. Stat. ss.55-13-04 (1996)

   ss.ss.55-13-04 through 55-13-19

   Reserved for future codification purposes.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

N.C. Gen. Stat. ss.55-13-20 (1996)

   ss.55-13-20. Notice of dissenters' rights

   (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

   (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no longer than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

   (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

   ss.55-13-21. Notice of intent to demand payment

    (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

      (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (2)  Must not vote his shares in favor of the proposed action.

   (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

N.C. Gen. Stat. ss.55-13-22 (1996)

   ss.55-13-22. Dissenters' notice

    (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55- 13-21.

    (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3)  Supply a form for demanding payment;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

         (5)  Be accompanied by a copy of this Article.

N.C. Gen. Stat. ss.55-13-23 (1996)

   ss.55-13-23. Duty to demand payment

    (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

   (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

   (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

N.C. Gen. Stat. ss.55-13-24 (1996)

   ss.55-13-24. Share restrictions

   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

   (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

N.C. Gen. Stat. ss.55-13-25 (1996)

   ss.55-13-25. Payment

    (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

   (b)   The payment shall be accompanied by:

         (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any:

         (2) An explanation of how the corporation estimated the fair value of the shares;

         (3)  An explanation of how the interest was calculated;

         (4) A statement of the dissenters' right to demand payment under G.S. 55-13-28; and

         (5)  A copy of this Article.

N.C. Gen. Stat. ss.55-13-26 (1996)

   ss.55-13-26. Failure to take action

   (a) If the corporation does not take the proposed action within 60 days after the date for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (b)  If  after  returning  deposited   certificates  and  releasing  transfer
restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

N.C. Gen. Stat. ss.55-13-27 (1996)

   ss.55-13-27

   Reserved for future codification purposes.

N.C. Gen. Stat. ss. 55-13-28 (1996)

   ss. 55-13-28. Procedure if shareholder dissatisfied with corporation's payment or failure to perform

   (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2)  The corporation fails to make payment under G.S. 55-13-25; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

   (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision
(a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

N.C. Gen. Stat. ss.55-13-29 (1996)

   ss.55-13-29

   Reserved for future codification purposes.

PART 3. JUDICIAL APPRAISAL OF SHARES

N.C. Gen. Stat. ss.55-13-30 (1996)

   ss.55-13-30. Court action

   (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

   (a1) Repealed by Session Laws 1997-202, s.4, effective October 1, 1997.

   (b)   [Reserved for future codification purposes.]

   (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

   (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

   ss.55-13-31. Court action

   (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

   (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable.

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13- 28; or

         (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

   (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Article V of the Certificate of Incorporation of ConAgra, ConAgra shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnity and reimburse pursuant thereto. No director shall be liable to ConAgra or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after September 18, 1986. A director shall continue to be liable for (i) any breach of a director's duty or loyalty to ConAgra or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate
Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

         The by-laws of ConAgra provide for indemnification of ConAgra officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving ConAgra in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ConAgra.

         ConAgra also maintains a director and officer insurance policy which insures the officers and directors of ConAgra and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  Exhibits.

Number                                              Description

2.1 Agreement and Plan of Merger among ConAgra, Inc., CAG 40, Inc., and GoodMark Foods, Inc. dated as of June 17, 1998 (included as Annex A to the Proxy Statement/Prospectus included in this Registration Statement). Certain schedules and exhibits relating to the Agreement and Plan of Merger have been omitted. ConAgra will furnish supplementally to the Commission such schedules or exhibits upon request.

2.2 Form of Voting Agreement among ConAgra and certain shareholders of GoodMark Foods, Inc. dated as of June 17, 1998.

3.1 ConAgra's Certificate of Incorporation, as amended, incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

3.2 ConAgra's By-Laws, as amended, incorporated herein by reference to ConAgra's current report on Form 8-K dated July 12 1996.

3.3 Restated Articles of Incorporation and Bylaws of GoodMark Foods, incorporated herein by reference to the annual report of GoodMark Foods on Form 10-K for the fiscal year ended May 27, 1990.

4.1 Rights Agreement dated July 12, 1996, incorporated hereby by reference to ConAgra's current report on Form 8-K dated July 12, 1996.

4.2      Form of Common Stock  Certificate  incorporated by reference to Exhibit
         4.4 of ConAgra's Registration Statement on Form S-3 (33-63081).

5.1 Opinion of McGrath, North, Mullin & Kratz, P.C. regarding the legality of the securities to be issued.

8.1 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. regarding certain tax matters.

23.1     Consent of McGrath,  North,  Mullin & Kratz, P.C.  (included in Exhibit
         5.1)

23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 8.1)

23.3 Consent of Deloitte & Touche LLP with respect to ConAgra financial statements.

23.4 Consent of Deloitte & Touche LLP with respect to GoodMark Foods financial statements.

23.5     Consent of Interstate/Johnson  Lane Corporation (included in Annex B to
         the   Proxy   Statement/Prospectus   included   in  this   Registration
         Statement).

24.1     Powers of Attorney.

99.1     Opinion of Interstate/Johnson  Lane Corporation (included as Annex B to
         the   Proxy   Statement/Prospectus   included   in  this   Registration
         Statement).

99.2     Form of GoodMark Foods Proxy.

         (b)  Financial Statement Schedules.

                  None.

         (c)  Item 4(b) Information.

              The opinion of Interstate/Johnson Lane Corporation is included as Annex B to the Proxy Statement/Prospectus included in this Registration Statement.

ITEM 22.  UNDERTAKINGS

         (1)  The undersigned registrant hereby undertakes:

              (a) To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (b) That, for the purpose of determining  any liability  under the
                  Securities Act of 1933, as amended (the "Securities Act"), as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To  remove  from  registration  by means  of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (4) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (7) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, ConAgra, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 25th day of June, 1998.

                                  CONAGRA, INC.

                                        /s/ Bruce C. Rohde
                                   By: ____________________________
                                       Bruce C. Rohde
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of June, 1998.

         Signature                                     Title
/s/ Bruce C. Rohde
_______________________________            President, Chief Executive Officer
Bruce C. Rohde                             and Director

/s/ James P. O'Donnell
_______________________________            Executive Vice President
James P. O'Donnell                         and Chief Financial Officer
                                           (Principal Financial Officer)
/s/ Kenneth W. DiFonzo
_______________________________            Senior Vice President, Controller
Kenneth W. DiFonzo                         (Principal Accounting Officer)

Philip B. Fletcher*                          Director
C. M. Harper*                                Director
Robert A. Krane*                             Director
Mogens Bay*                                  Director
Gerald Rauenhorst*                           Director
Carl E. Reichardt*                           Director
Ronald W. Roskens*                           Director
Marjorie M. Scardino*                        Director
Walter Scott, Jr.*                           Director
Kenneth E. Stinson*                          Director
Jane J. Thompson*                            Director
Frederick B. Wells*                          Director
Thomas R. Williams*                          Director
Clayton K. Yeutter*                          Director

* Bruce C. Rohde, by signing his name hereto, signs the Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Bruce C. Rohde to sign this Registration Statement on behalf of each of the indicated Directors of ConAgra, Inc. is filed herewith as Exhibit 24.
                                         /s/ Bruce C. Rohde
                                     By: ____________________________
                                         Bruce C. Rohde
                                         Attorney-In-Fact

                                INDEX OF EXHIBITS

Number                                              Description

2.1 Agreement and Plan of Merger among ConAgra, Inc., CAG 40, Inc., and GoodMark Foods, Inc. dated as of June 17, 1998 (included as Annex A to the Proxy Statement/Prospectus included in this Registration Statement). Certain schedules and exhibits relating to the Agreement and Plan of Merger have been omitted. ConAgra will furnish supplementally to the Commission such schedules or exhibits upon request.

2.2 Form of Voting Agreement among ConAgra and certain shareholders of GoodMark Foods, Inc. dated as of June 17, 1998.

3.1 ConAgra's Certificate of Incorporation, as amended, incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

3.2 ConAgra's By-Laws, as amended, incorporated herein by reference to ConAgra's current report on Form 8-K dated July 12 1996.

3.3    Restated   Articles  of  Incorporation  and  Bylaws  of  GoodMark  Foods,
       incorporated herein by reference to the annual report of GoodMark Foods on Form 10-K for the fiscal year ended May 27, 1990.

4.1 Rights Agreement dated July 12, 1996, incorporated hereby by reference to ConAgra's current report on Form 8-K dated July 12, 1996.

4.2 Form of Common Stock Certificate incorporated by reference to Exhibit 4.4 of ConAgra's Registration Statement on Form S-3 (33-63081).

5.1 Opinion of McGrath, North, Mullin & Kratz, P.C. regarding the legality of the securities to be issued.

8.1 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. regarding certain tax matters.

23.1   Consent of McGrath, North, Mullin & Kratz, P.C. (included in Exhibit 5.1)

23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 8.1)

23.3 Consent of Deloitte & Touche LLP with respect to ConAgra financial statements.

23.4 Consent of Deloitte & Touche LLP with respect to GoodMark Foods financial statements.

23.5 Consent of Interstate/Johnson Lane Corporation (included in Annex B to the Proxy Statement/Prospectus included in this Registration Statement).

24.1   Powers of Attorney.

99.1 Opinion of Interstate/Johnson Lane Corporation (included as Annex B to the Proxy Statement/Prospectus included in this Registration Statement).

99.2   Form of GoodMark Foods Proxy.